Exhibit 10.27

EXECUTION COPY

STOCK PURCHASE AGREEMENT

BY AND AMONG

VARIOUS, INC.,

THE ANDREW B. CONRU TRUST,

THE LARS MAPSTEAD TRUST,

ANDREW B. CONRU,

LARS MAPSTEAD

AND

PENTHOUSE MEDIA GROUP INC.

SEPTEMBER 21, 2007

EXECUTION COPY

i

EXECUTION COPY

EXECUTION COPY

EXECUTION COPY

Exhibits

Exhibit A

Notes

Exhibit B

Escrow Agreement

Exhibit C

Release

EXECUTION COPY

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 21, 2007, is by and among Various, Inc., a California corporation (the “Company”), The Andrew B. Conru Trust, established November 6, 2001, Andrew B. Conru Trustee (“Trust 1”), and The Lars Mapstead Trust, established April 18, 2002, Lars and Marin Mapstead Trustees (“Trust 2” and, together with Trust 1, “Sellers”), Andrew B. Conru, an individual (“Founder 1”), Lars Mapstead, an individual (“Founder 2” and, together with Founder 1, the “Founders”), and Penthouse Media Group Inc., a Nevada corporation (“Purchaser”).  The Company, Sellers and the Founders are sometimes referred to collectively as the “Seller Parties” and collectively with Purchaser as the “Parties.”  Certain capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to them in Article 11.

WHEREAS, the Company, directly and through its Subsidiaries, including the Target Subsidiaries, is engaged in the operation of Social Networking Services and other interactive websites, online photo-sharing and storage, online publishing and broadcast of user-generated media content and Adult Materials and online adult retail services (collectively, the “Business”);

WHEREAS, Sellers own all of the outstanding capital stock of the Company and Trust 1 owns all of the outstanding capital stock of the Target Subsidiaries;

WHEREAS, the Company and its Target Subsidiaries own all of the outstanding capital stock (either directly or indirectly) of the entities listed on Schedule A;

WHEREAS, upon the terms and subject to the conditions set forth herein, Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to Purchaser, all of the outstanding shares of capital stock of the Company and the Target Subsidiaries (the “Stock Purchase”);

WHEREAS, substantially concurrently with the execution of this Agreement, each Seller is executing and delivering a written consent as a record shareholder of the Company, each solely in the capacity as a shareholder of the Company (the “Written Consent”), approving this Agreement and the Transaction Agreements which are attached as Exhibits to this Agreement and the Transactions contemplated hereby and thereby and the principal terms hereof and thereof; and

WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of, and as an inducement to, Purchaser to enter into this Agreement, (i) each Founder is entering into consulting agreements and invention assignment agreements with Purchaser or one of its Affiliates, each effective as of the Closing, and (ii) each Founder and each Seller is executing an agreement substantially in the form of Exhibit C releasing the Company and its Affiliates from any and all claims each of such Persons may have against the Company and its Affiliates at any time on or prior to the date of this Agreement and as of the Closing Date, except as may otherwise be specified therein (the “Releases”)

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

EXECUTION COPY

ARTICLE 1
STOCK PURCHASE

Section 1.01

Sale and Purchase of Capital Stock.  Subject to the terms and conditions of this Agreement, at the Closing Purchaser shall purchase from Sellers, and Sellers shall sell and transfer to Purchaser, all of the issued and outstanding capital stock of the Company and the Target Subsidiaries (the “Target Shares”), free and clear of all Encumbrances and other restrictions on transfer.

Section 1.02

Purchase Price.  The purchase price for the Target Shares shall be Five Hundred Million Dollars ($500,000,000), subject to adjustment pursuant to Section 1.03 (Working Capital Estimate), Section 2.04 (Closing Working Capital), Section 6.05(b) (Disclosure Schedule Updates) and Section 6.18 (Transaction Bonus) and for indemnity claims pursuant to Section 10.01 (as so adjusted, the “Purchase Price”), payable by Purchaser to Sellers in the following manner:

(a)

By wire transfers at the Closing, to accounts designated by the Sellers’ Representative in writing at least three Business Days prior to the Closing Date (which shall consist of one account of Trust 1, one account of Trust 2, and accounts of the other persons identified in Schedule 1.02(a), in each case for the amounts set forth on Schedule 1.02(a) (such Schedule 1.02(a) to be updated by Sellers no later than three (3) Business Days prior to the Closing Date), subject to (x) any applicable Tax withholding and (y) in the case of Trust 1 and Trust 2, a pro rata reduction (based upon the payments to Trust 1 and Trust 2 listed on Schedule 1.02(a)) in the event of a Working Capital Estimate Underage pursuant to clause (ii) below, of immediately available funds in an aggregate amount (the “Closing Cash Payment”) equal to:

(i)

Three Hundred Fifty Million Dollars ($350,000,000), subject to (x) any reduction in Purchase Price in connection with any permitted updates of the Company Disclosure Schedule pursuant to Section 6.05(b), (y) any reduction in Purchase Price based on Transaction Bonuses made pursuant to Section 6.18, and (z) funding the Escrow pursuant to Section 2.03, minus

(ii)

the amount, if any, by which the Working Capital Estimate is less than the amount of Working Capital of the Company as of December 31, 2006, as determined with respect to the Audited Financial Statements for the period ended December 31, 2006 (the “Benchmark Capital Amount”).

(b)

By delivery at the Closing, subject to Section 2.03(a), of two unsecured convertible subordinated promissory notes, each substantially in the form of Exhibit A, payable to the respective Sellers  in the respective amounts set forth on Schedule 1.02(a) and in the aggregate original principal amount of One Hundred Fifty Million Dollars ($150,000,000) (each a “Note” and together, the “Notes”).

(c)

Each Seller Party agrees that payment of the Purchase Price to Sellers (or, as applicable, the Sellers’ Representative or any of its successors) or as otherwise provided above, including any amount paid on release of any Escrow Amount and payments on the Notes,

EXECUTION COPY

shall constitute payment to such Seller Party as required herein, and no Seller Party shall otherwise look to Purchaser or any of its Affiliates for any portion of the Purchase Price (including both any cash and the Notes).

Section 1.03

Working Capital Estimate.  Not less than five (5) Business Days prior to the Closing Date, the Sellers’ Representative shall deliver to Purchaser a statement setting forth Sellers’ reasonable good faith calculation and estimate of the Working Capital as of the opening of business on the Closing Date, which shall be prepared in accordance with GAAP based upon the Books and Records, consistent with the principles and procedures used in preparing the Interim Balance Sheet (such estimate, the “Working Capital Estimate”).  Subject to further adjustment pursuant to Section 2.04, to the extent that the Working Capital Estimate reflects Working Capital of less than the Benchmark Capital Amount (the “Working Capital Estimate Underage”), the Purchase Price shall be decreased by the amount of the Working Capital Estimate Underage and such decrease shall reduce the Closing Cash Payment as provided in Section 1.02(a).

Section 1.04

Purchase Price Allocation for Tax Purposes. Purchaser and the Seller Parties agree that the Purchase Price and the Liabilities of the Company and its qualified subchapter S subsidiaries (plus other relevant items) will be allocated to the assets of the Company and its qualified subchapter S subsidiaries for all purposes (including Tax and financial accounting) as agreed by Purchaser and the Seller Parties prior to the Closing Date and described in a schedule to be attached to this Agreement prior to the Closing Date as Schedule 1.04, which is intended to constitute an allocation consistent with Section 338(h)(10) of the Code (which section shall not apply to Subsidiaries that are “C” corporations) and Section 1060 of the Code and the regulations thereunder.  The Parties shall use such allocation for purpose of complying with the Code and for filing Form 8594 with the Internal Revenue Service, and the Parties agree that they will not take or cause to be taken any position on any Tax Return or attachment thereto (including IRS Form 8594), before any Taxing Authority or in any Proceeding that is in any way inconsistent with such allocation, as finally agreed or resolved, without the written consent of the other Parties to this Agreement or unless specifically required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code or an analogous provision of applicable Law.  The Parties shall reasonably cooperate with each other in connection with the preparation, execution and filing of all Tax Returns related to such allocation.  The Parties shall promptly advise each other of the existence of any Tax audit, controversy, determination or litigation related to such allocation.

ARTICLE 2
CLOSING; PURCHASE PRICE ADJUSTMENTS

Section 2.01

Time and Place of the Closing.  The closing (the “Closing”) shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article 8 (other than those that by their terms are to be satisfied or waived at Closing) and in any event within five (5) Business Days thereafter, or on such other date as Purchaser and the Sellers’ Representative may mutually determine.  The date of the Closing shall be referred to herein as the “Closing Date.”

EXECUTION COPY

Section 2.02

Deliveries.  At the Closing:

(a)

The Seller Parties shall deliver or cause to be delivered to Purchaser the various certificates, instruments and documents referred to in Section 8.02;

(b)

subject to Section 2.03, Purchaser shall deliver (i) to Sellers and the other recipients designated in Section 1.02(a), the Closing Cash Payment by wire transfer to such accounts designated pursuant to Section 1.02(a) and (ii) to Sellers, the Notes;

(c)

Purchaser shall deliver to the Sellers’ Representative the other certificates, instruments and documents referred to in Section 8.03; and

(d)

the Seller Parties shall deliver to Purchaser an amount equal to $4,000,000, by wire transfer, to a bank account designated by Purchaser (Purchaser shall provide account information and wire instructions with respect to such bank account by no later than 10 Business Days prior to the Closing Date).

Section 2.03

Escrow.

(a)

Notwithstanding the provisions of Section 2.02, Purchaser shall deliver to the Escrow Agent a portion of the Closing Cash Payment otherwise deliverable to Sellers pursuant to Section 1.02(a) equal to the sum of Thirty Five Million Dollars ($35,000,000) (the “Escrow Amount”).  Of the Escrow Amount, (i) Ten Million Dollars ($10,000,000) shall secure Sellers’ obligation for the Working Capital adjustment described in Section 2.04 (the “Working Capital Escrow Amount”), and (ii) Twenty Five Million Dollars ($25,000,000) shall secure the indemnification and other obligations of the Seller Parties set forth in this Agreement and the other Transaction Agreements (the “General Escrow Amount”).  In addition, at the Closing, Purchaser shall deliver to the Escrow Agent, on behalf of Sellers, the Notes in the original issue amount, to be held in escrow as provided below.

(b)

The Escrow Amount shall be held in escrow (the “Escrow”) in accordance with the terms of an escrow agreement, substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”).  Any amount remaining of the Working Capital Escrow Amount after settlement of the Working Capital adjustment pursuant to Section 2.04 shall be released to the Sellers’ Representative (as nominee for the account of Trust 1 and for the account of Trust 2) upon such settlement as provided therein; and any amount remaining of the General Escrow Amount after settlement of the Seller Parties’ indemnification obligations pursuant to Article 10 shall be released to the Sellers’ Representative (as nominee for the account of Trust 1 and for the account of Trust 2) on the date that is twenty four (24) months after the Closing Date or on such later date as is necessary to resolve any disputes with respect to such amounts, except that any amounts retained after the date that is twenty four (24) months after the Closing Date shall only consist of those amounts which are necessary to satisfy the then pending claims for indemnification payable by the Seller Parties (assuming for these purposes only the validity of each such claim), with the remaining amounts released as aforesaid.

(c)

The Notes delivered to the Escrow Agent as provided in Section 2.03(a) shall be held in the Escrow and shall be available for set-off pursuant to Section 10.08(b).  Sellers shall have the right to convert their Notes into Common Stock pursuant to the terms of

EXECUTION COPY

the Notes, in which case all such Common Stock shall be delivered to and held in the Escrow, and further shall have the right to sell any of such Common Stock held in the Escrow, provided, that upon any such sale 50% of the proceeds of such sale shall be delivered to and held in Escrow in lieu of such Common Stock to the extent so converted and 50% of such proceeds shall be released to the applicable Seller; provided, that in no event will the proceeds of any such sale held in Escrow pursuant to the foregoing provision exceed $75 million in the aggregate.  Any remaining amount of the Notes, Common Stock or cash after settlement of the Seller Parties’ indemnification obligations pursuant to Article 10 shall be released to the Sellers’ Representative (as nominee for the account of Trust 1 and for the account of Trust 2) on the date that is twenty four (24) months after the Closing Date or on such later date as is necessary to resolve any disputes with respect to such amounts, except that any amounts retained after the date that is twenty four (24) months after the Closing Date shall only consist of those amounts which are necessary (taking into consideration any cash amounts retained pursuant to paragraph (b) above) to satisfy the then pending claims for indemnification payable by the Seller Parties (assuming for these purposes only the validity of each such claim), with the remaining amounts released as aforesaid.  For purposes of determining the number of shares of Common Stock required to satisfy a claim for indemnification, the value of the Common Stock into which all or any portion of the Notes are converted shall be deemed to be the higher of (i) the price at which the Notes were converted into such Common Stock and (ii) the market price for such Common Stock prevailing at the time the securities are released to Purchaser in satisfaction of a claim; provided, that for purposes of the $175 million limit provided in Section 10.07(a) of this Agreement, such value as so determined pursuant to the foregoing provisions will be credited against such $175 million if and to the extent that shares of Common Stock are so used to satisfy a claim for indemnification.

(d)

With due regard to the limitations on liability contained in Article 10, nothing in this Agreement shall be construed as limiting any Seller Party’s liability for the Working Capital adjustment to the Working Capital Escrow Amount or for Purchaser Losses to the General Escrow Amount and/or the Notes, nor shall payments from the Escrow Amount be considered as liquidated damages for any breach under this Agreement or any other Transaction Agreement.

Section 2.04

Closing Working Capital.

(a)

Preparation of Closing Statements by Purchaser.  As soon as reasonably practicable after the Closing Date, but in any event no later than ninety (90) calendar days after the Closing Date, Purchaser shall prepare and deliver to the Sellers’ Representative a statement and calculation of the Working Capital, in substantially the same format as the Working Capital Estimate prepared by the Sellers’ Representative, as of the close of business on the Closing Date (the “Final Working Capital Statement”), without giving effect to any of the transactions contemplated to be taken at or after the Closing hereby or by the Transaction Agreements.  The Final Working Capital Statement shall be prepared in accordance with GAAP based upon the Books and Records, in a manner consistent with the principles and procedures used in preparing the Interim Balance Sheet.

(b)

Sellers’ Review of Closing Statements.  Following receipt of the Final Working Capital Statement, the Sellers’ Representative will have forty-five (45) calendar days to

EXECUTION COPY

review the Final Working Capital Statement after which period, if the Sellers’ Representative has not disputed in writing (an “Objection”) the Final Working Capital Statement within such period, Sellers will be deemed to have accepted and agreed with the Final Working Capital Statement and such Final Working Capital Statement and the Working Capital as of the close of business on the Closing Date as calculated therein (the “Final Working Capital”) shall be final and binding upon the Parties.  Any Objection must describe the basis for the Objection in reasonable detail and the specific adjustments to the Final Working Capital Statement that the Sellers’ Representative believes should be made and must be delivered to Purchaser on or before the last day of such 45-day period.  Purchaser shall have forty-five (45) calendar days from receipt of any Objection to review and respond to such Objection.

(c)

Working Capital Adjustment of Purchase Price.  After the Final Working Capital Statement has become final, the Parties shall calculate the “Post-Closing Adjustment Amount”, which shall equal the Working Capital Estimate less the Final Working Capital.  If the Post-Closing Adjustment Amount is a positive number (such amount a “Working Capital Overpayment”), then the Purchase Price shall be decreased by the amount of such Working Capital Overpayment.  If the Post-Closing Adjustment Amount is a negative number, then the Purchase Price shall be increased by the absolute value of such negative number; provided, that such increase shall not exceed the Working Capital Estimate Underage (the resulting increase, the “Working Capital True-Up Payment”).

(d)

Payment for Working Capital Adjustment.  Payment for any Working Capital Overpayment shall be made to Purchaser from the Working Capital Escrow Amount within three (3) Business Days of the final determination of such amount, pursuant to the terms and conditions of the Escrow Agreement.  Any remaining amount of the Working Capital Escrow Amount shall be released to the Sellers’ Representative (as nominee for the account of Trust 1 and for the account of Trust 2) promptly thereafter, pursuant to the Escrow Agreement.  In the event that the Working Capital Overpayment exceeds the Working Capital Escrow Amount, then the amount by which the Working Capital Overpayment exceeds the Working Capital Escrow Amount shall be paid by setting off such amounts pro rata against the Notes.  In the event there is a Working Capital Underpayment after the Final Working Capital Statement has become final, the entire Working Capital Escrow Amount shall be released to the Sellers’ Representative and Purchaser shall within three (3) Business Days of such final determination pay to the Sellers’ Representative (as nominee for the account of Trust 1 and for the account of Trust 2) by wire transfer an amount equal to the Working Capital True-Up Payment.

(e)

Resolution of Disputes about Working Capital.  The Parties shall work in good faith to resolve outstanding Objection issues (and all such discussions and written statements related thereto shall, unless otherwise agreed by such Parties, be governed by Rule 408 of the Federal Rules of Evidence (and any applicable similar state Laws)).  If the Parties are unable to reach agreement with respect to the Final Working Capital Statement within thirty (30) days following the delivery of Purchaser’s response to an Objection, any remaining disputed items shall be referred for final binding resolution to an accounting firm mutually acceptable to Purchaser and the Sellers’ Representative or, in the absence of such agreement, by an accounting firm (with no existing or prior material business with either Sellers or Purchaser) of national reputation selected by lot.  Within five (5) Business Days following the referral, each of Purchaser and the Sellers’ Representative shall submit its calculation of the Final Working

EXECUTION COPY

Capital Statement to the accounting firm.  The selected accounting firm shall be directed by the Parties to (i) determine each disputed item on the Final Working Capital Statement in accordance with GAAP applied on a consistent basis and in accordance with this Agreement, (ii) render its written determination within thirty (30) days after such referral for binding resolution is made, and (iii) upon reaching a determination, deliver to both Purchaser and the Sellers’ Representative a modified Final Working Capital Statement reflecting the items that have become final and binding upon the Parties and the accounting firm’s determination of each disputed item.  The accounting firm will only address those items which are the subject of an unresolved Objection, except that if as a result of the review errors in the calculation are identified by the accounting firm which could not have been reasonably identified by the Sellers’ Representative or which logically flow from the review, the accounting firm will correct such errors in its written determination.  The determination by the accounting firm so selected of the Final Working Capital Statement (with such modifications therein, if any, as reflect such determination) shall be conclusive and binding upon the Parties and the Purchase Price shall be adjusted, and payment promptly made, pursuant to Section 2.04(c) and (d).  The fees and expenses of such accounting firm shall be borne solely by the Party whose calculation of the Final Working Capital Statement as described on the Final Working Capital Statement submitted by such Party to the accounting firm is further from the Final Working Capital Statement, as determined by the accounting firm, than the other Party’s such calculation of the Final Working Capital Statement.  Nothing herein shall be construed to authorize or permit the accounting firm to determine any questions or matters whatsoever unrelated to Working Capital under or in connection with this Agreement, except for the resolution of the disputed items submitted to them for determination in accordance with this Section 2.04(e).

(f)

Access.  Each Party shall provide the other Parties and their respective representatives reasonable access to their respective Books and Records (including working papers) and to their respective appropriate personnel for purposes of understanding, preparing and confirming the Final Working Capital Statement and in connection with any evaluation or dispute of the Final Working Capital Statement, at commercially reasonable times and upon reasonable advance notice.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Except as set forth in the disclosure schedule attached to this Agreement  (the “Company Disclosure Schedule”), the parts of which are numbered to correspond to the individual Section numbers of this Article 3, each Seller Party hereby represents and warrants to Purchaser as follows.

Section 3.01

Corporate Existence and Power.

(a)

Schedule 3.01(a) lists each Subsidiary of the Company, and for the Company and each Subsidiary of the Company sets forth (x) the jurisdiction of organization and (y) each state or other jurisdiction in which such entity has facilities, maintains an office, owns any material tangible assets or has an employee.  The Company and each of its Subsidiaries is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of organization and is duly qualified to do

EXECUTION COPY

business as a foreign corporation or limited liability company and is in good standing in each other jurisdiction where the conduct of the businesses in which they are engaged requires such qualification, except where the lack of such qualification would not, individually or in the aggregate, materially affect the operation of the businesses of the Company and its Subsidiaries.  Except for the Subsidiaries set forth in Schedule 3.01(a), the Company and the Target Subsidiaries do not own and since December 31, 2003 have not otherwise owned, directly or indirectly, any capital stock of or any other equity interest in, or controlled, directly or indirectly, any other Person.  None of the Company and its Subsidiaries is now or since December 31, 2003 has been directly or indirectly, a party to or member of or participant in any partnership or joint venture.

(b)

Except as set forth in Schedule 3.01(b)(i), neither the Company nor its Subsidiaries has conducted any business under or otherwise used for any purpose in any jurisdiction any fictitious name, assumed name, trade name or other name.  The Company and its Subsidiaries are not conducting, and since December 31, 2003 have not conducted, any business other than the Business, other than any such business whose results are considered to be de minimus for financial statement reporting purposes.  Except as set forth in Schedule 3.01(b)(ii), no Affiliate of the Company other than its wholly owned (direct or indirect) Subsidiaries is participating in the Business, and no Affiliate of the Company other than its wholly owned (direct or indirect) Subsidiaries, has within the twelve month period immediately prior to the date of this Agreement participated in the Business.

(c)

Sellers have delivered to Purchaser in the Virtual Data Room accurate, correct and complete copies of:  (i) the articles of incorporation and bylaws of the Company and each of its Subsidiaries, including all amendments thereto, as presently in effect; (ii) all stock records of the Company and each of its Subsidiaries, including the stock ledger of and copies of all stock certificates issued by the Company and each of its Subsidiaries; and (iii) all minutes and other records of all meetings and other proceedings (including all actions taken by written consent or otherwise without a meeting) of the shareholders, boards of directors and board committees of the Company and each of its Subsidiaries (collectively, the “Resolutions”).  The stock ledgers of the Company and the Subsidiaries accurately reflect all transactions involving the capital stock and other equity securities of the Company and each of its Subsidiaries.  The minute books of the Company and its Subsidiaries completely and accurately reflect all material corporate actions of their respective shareholders, boards of directors and board committees.  None of the Company or its Subsidiaries is in violation of any of the provisions of its articles of incorporation, bylaws or Resolutions, and no condition or circumstance exists that likely would (with or without notice or passage of time) constitute or result directly or indirectly in such a violation.

(d)

Schedule 3.01(d)(i) contains a true, accurate and complete list of all websites owned, controlled or operated by the Company or any of its Subsidiaries as of the date ten (10) Business Days prior to the date of this Agreement (the “Websites”), indicating those Websites, if any, that are not owned by the Company or any of its Subsidiaries.  Schedule 3.01(d)(ii) contains a true, accurate and complete list of all Domain Names owned, controlled or operated by the Company or any of its Subsidiaries as of the date ten (10) Business Days prior to the date of this Agreement.  Other than those Websites identified on Schedule 3.01(d)(i) and Domain Names identified on Schedule 3.01(d)(ii), as of the date ten (10)

EXECUTION COPY

Business Days prior to the date of this Agreement the Company and its Subsidiaries did not own, control or operate any Websites or Domain Names.  Schedule 3.01(d)(iii) contains a true, accurate and complete list of all other websites or Domain Names owned, controlled or operated by the Company or any of its Affiliates or Subsidiaries at any time after December 31, 2003.  The Websites and Domain Names identified on Schedule 3.01(d)(ii) are a complete and accurate list of all websites and domain names used or held for use by the Company and its Subsidiaries.

Section 3.02

Corporate Authorization.

(a)

The execution, delivery and performance by Sellers and the Company of this Agreement and the other Transaction Agreements and the consummation by Sellers and the Company of the Stock Purchase and the other Transactions are within Sellers’ trust powers and the Company’s corporate powers and have been duly authorized by all necessary trust and corporate action on the part of Sellers and the Company, respectively.  This Agreement has been duly executed and delivered, and each of the other Transaction Agreements to which any Seller, the Company or any of the Company’s Subsidiaries is or is to be a party will be duly executed and delivered at or prior to Closing by such Seller, the Company and each such Subsidiary, and this Agreement constitutes, and such other Transaction Agreements when executed will constitute, valid and legally binding agreements of Sellers, the Company and each such Subsidiary, enforceable in accordance with their respective terms and conditions, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and Laws governing specific performance, injunctive relief and other equitable remedies.

(b)

Except as disclosed on Schedule 3.02(b)(i), Schedule 3.02(b) contains a true, accurate and complete list of all directors and officers of the Company and each of its Subsidiaries.  Except as set forth on Schedule 3.02(b)(i), the Company has the right to remove, or cause the removal of, all officers and directors of the Company and each of the Company’s Subsidiaries at any time, with or without cause, at no cost to the Company, except for the severance arrangements (if any) described in Schedule 3.13(a)(i).

Section 3.03

Governmental Authorization.  The execution, delivery and performance by Sellers and the Company of this Agreement and the other Transaction Agreements and the consummation by Sellers and the Company of the Stock Purchase and the other Transactions, (a) require no action by or in respect of, or filing with, any Governmental Body, except as required under the HSR Act or similar Laws applicable to foreign jurisdictions, and (b) do not and will not (with or without notice or lapse of time) give any Governmental Body the right to (i) challenge the Transactions, except as may be applicable under the HSR Act or similar Laws applicable to foreign jurisdictions, (ii) exercise any remedy or obtain any relief under any Law to which any Seller or the Company or any of its Subsidiaries is subject, or (iii) revoke, suspend or modify any Consent by a Governmental Body.

Section 3.04

Noncontravention.  Assuming receipt of the Consents set forth on Schedule 3.04, neither the execution and delivery of this Agreement or any other Transaction Agreement by Sellers and the Company, nor the consummation by Sellers and the Company of the Stock Purchase and the other Transactions, will (a) violate any provision of the charter, bylaws or other governing documents of either Seller or the Company or any of its Subsidiaries, (b) result in a material violation or breach of, or constitute (with or without due notice or lapse of

EXECUTION COPY

time or both) a material default (or give rise to or result in any right of termination, amendment, cancellation, acceleration, payment or other remedy) under any of the terms of any Contract to which either Seller or the Company or any of its Subsidiaries is a party or result in the imposition of any Encumbrance upon any of their respective assets, properties or rights or the Target Shares, or (c) violate in any material respect any Law applicable to either Seller or the Company or any of its Subsidiaries or any of the Target Shares or any of the assets, properties or rights of the Company and its Subsidiaries.

Section 3.05

Capitalization.

(a)

Schedule 3.05(a)(i) sets forth for the Company:  (i) the number of authorized shares for each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock, and (iii) the number of shares of its capital stock held in treasury.  All such shares are held of record by the Sellers and beneficially by the Founders, with the addresses and in the amounts set forth on Schedule 3.05(a)(i), in each case free and clear of all Encumbrances and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, but excluding restrictions imposed generally by Law on the transfer of securities).  The Company does not have any other shares of capital stock authorized, issued or outstanding.  All outstanding shares of stock of the Company (i) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to preemptive rights or similar rights created by statute, the Company’s articles of incorporation or any Contract, and (ii) have been offered, sold and delivered by the Company in compliance with all applicable Laws, including federal and state securities laws.  No Person has any claim against the Company for rescission or otherwise, relating to the offer, sale and delivery by the Company of shares of its capital stock.  There are no declared or accrued but unpaid dividends (or similar rights) with respect to any such shares.  Except as specified on Schedule 3.05(a)(ii), neither the Company nor any of its Subsidiaries has ever repurchased, redeemed or otherwise reacquired (or agreed, committed or offered (in writing or otherwise) to repurchase, redeem or otherwise reacquire) any shares of the capital stock of the Company or any of its Subsidiaries.  Any and all such repurchases, redemptions and reacquisitions have been conducted in compliance with all applicable Laws and are effective in accordance with their terms.

(b)

Except with respect to the Target Subsidiaries, all of the outstanding capital stock and other ownership interests of which are owned of record and beneficially directly by Trust 1, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned of record and beneficially by the Company or a wholly-owned Subsidiary of the Company, in each case (including the shares of the Target Subsidiaries as well as those of the Company and its other Subsidiaries) free and clear of any Encumbrance (other than restrictions imposed generally by Law on the transfer of securities) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, but excluding restrictions imposed generally by Law on the transfer of securities).  All outstanding shares of stock and other equity interests of each such Subsidiary (i) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to preemptive rights or similar rights created by statute, the applicable certificate of incorporation or other governing document or any Contract, and (ii) have been offered, sold and delivered in compliance with all Laws, including federal and state securities

EXECUTION COPY

Laws.  No Person has any claim against the Company or any of its Subsidiaries for rescission or otherwise, relating to the offer, sale and delivery of shares of the capital stock of any of its Subsidiaries.

(c)

Except as set forth on Schedule 3.05(c), neither the Company nor any of its Subsidiaries has ever adopted, sponsored, or maintained any stock option plan or any other plan or Contract providing for equity compensation for any Person.  There are no outstanding options, warrants, rights (including conversion, exchange or preemptive rights) or Contracts of any character, written or oral, for the purchase or acquisition from the Company or any of its Subsidiaries of, or otherwise obligating the Company or any of its Subsidiaries to issue, deliver or sell, any capital stock or other ownership interest in or of the Company or any of its Subsidiaries, and there is no condition or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares ,of, or any payment in respect of any shares of, capital stock of other securities of the Company or any of its Subsidiaries.  Except as set forth on Schedule 3.05(c), there are not now and there have never been any outstanding or authorized stock appreciation, phantom stock, profit participation based on equity or other similar rights with respect to the Company or any of its Subsidiaries.

(d)

Except as set forth on Schedule 3.05(d), neither Seller, nor the Company nor any of its Subsidiaries, is a party or subject to any Contract, and there is no Contract between any Persons, that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company or any of its Subsidiaries.

Section 3.06

Financial Statements; Projections.

(a)

Schedule 3.06(a) sets forth true, complete and correct copies of:

(i)

the unaudited consolidated and combined balance sheets of the Company and its Subsidiaries, as of December 31, 2006 and December 31, 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries for the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004; and

(ii)

the unaudited consolidated and combined balance sheets, and the related consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, as of and for the calendar quarters ended March 31, 2007, June 30, 2007 and as of and for the month ended July 31, 2007;

(iii)

(the financial statements described in clause (i) and (ii) hereof, the “Unaudited Financial Statements,” and the Company and its Subsidiaries’ balance sheet as of July 31, 2007, the “Interim Balance Sheet”).

(b)

Each of the Unaudited Financial Statements described in clause (a)(i) has been prepared in accordance with GAAP, on an accrual basis, applied on a consistent basis throughout the periods indicated and with each other.  Each of the Unaudited Financial Statements described in clause (a)(i) has been prepared from, and is consistent in all material respects with, the Books and Records of the Company and its Subsidiaries (which are correct and

EXECUTION COPY

complete in all material respects).  Each consolidated and combined balance sheet included in the Unaudited Financial Statements described in clause (a)(i) fairly presents in all material respects the consolidated and combined financial position of the Company as of the date thereof, and each consolidated and combined results of operations, stockholders’ equity and statement of cash flows included in the Unaudited Financial Statements described in clause (a)(i) fairly presents in all material respects the combined and consolidated  results of operations, stockholders’ equity or cash flows, as applicable, of the Company and its Subsidiaries for the period then ended.  The Unaudited Financial Statements described in clause (a)(i) do not reflect the results of any business other than the Business as conducted by the Company and its wholly owned (direct or indirect) Subsidiaries, except for results considered to be de minimis for financial statement reporting purposes.

(c)

Each of the Unaudited Financial Statements described in clause (a)(ii) has been prepared in accordance with GAAP for interim financial information, on an accrual basis, applied on a consistent basis with the Audited Financial Statements throughout the periods indicated and with each other; accordingly, they do not contain all of the information and footnotes required by GAAP for complete financial statements.  Each of the Unaudited Financial Statements described in clause (a)(ii) has been prepared from, and is consistent in all material respects with, the Books and Records of the Company and its Subsidiaries (which are correct and complete in all material respects).  Each consolidated and combined balance sheet included in the Unaudited Financial Statements described in clause (a)(ii) fairly presents in all material respects the consolidated and combined financial position of the Company and its Subsidiaries as of the date thereof, and each consolidated and combined results of operations, stockholders’ equity and statement of cash flows included in the Unaudited Financial Statements described in clause (a)(ii) fairly presents in all material respects the consolidated and combined results of operations, stockholders’ equity or cash flows, as applicable, of the Company and its Subsidiaries for the period then ended.  The Unaudited Financial Statements described in clause (a)(ii) do not reflect the results of any business other than the Business as conducted by the Company and its wholly owned (direct or indirect) Subsidiaries, except  for results considered to be de minimis for financial statement reporting purposes.

(d)

The Company maintains and, for all periods covered by the Financial Statements, has maintained:

(i)

books, records and accounts which, in reasonable detail, accurately and fairly reflect each transaction of the Company and each of its Subsidiaries and dispositions of assets; and

(ii)

a system of internal accounting controls that (x) provides reasonable assurances that transactions are recorded as necessary to permit preparation of consolidated financial statements on a cash basis, (y) in a timely manner accumulates and communicates to the Company’s principal executive officer and principal financial officer the type of information that is required to be disclosed in the Unaudited Financial Statements and (z) is sufficient to allow conversion of its cash basis financial statements to an accrual basis in conformity with GAAP (such systems and processes are herein referred to as the “Controls”).  The Company has in place and complies with a revenue recognition policy consistent with GAAP.

EXECUTION COPY

(e)

The Company has made available to Purchaser accurate, correct and complete copies of all books of account and other financial records of the Company and its Subsidiaries.

(f)

Since December 31, 2003, none of the Founders, Sellers, the Company or any of the Company’s Subsidiaries or, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise become aware of any complaint, allegation, assertion or claim, whether written or, to the Company’s Knowledge, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or of their respective internal controls over financial reporting, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.  There have been no instances of fraud, whether or not material, that occurred during any period covered by the Financial Statements involving the management of the Company or its Subsidiaries, or, to the Company’s Knowledge, other employees of the Company or its Subsidiaries who have a role in preparation of the Company’s financial statements.

(g)

Schedule 3.06(g) sets forth the Seller Parties’ operating plan and financial forecasts for the Company and its Subsidiaries as of the date hereof for the twelve months ending December 31, 2007 (the “Preliminary Forecasts”).  With respect to the Preliminary Forecasts, the Seller Parties represent only that they were prepared by the Seller Parties in good faith and reflect the Seller Parties’ best estimates of the future performance of the Company and its Subsidiaries in the Business, and are based on and subject to estimates and assumptions that are believed by the Seller Parties to be reasonable, as of the date such information was prepared, and that the results of any business conducted by the Company and its Subsidiaries other than the Business will be de minimis as considered for financial statement reporting purposes; provided, that the Seller Parties do not guaranty that such results will be achieved by the Company or Purchaser.

Section 3.07

Events Subsequent.  Since March 8, 2007, except as set forth on Schedule 3.07, (a) there has not occurred or existed any fact, event or circumstance which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or the Business, (b) the Company and its Subsidiaries have operated only in the Ordinary Course of Business and (c) neither the Company nor any of its Subsidiaries has taken any action that would require the consent of Purchaser pursuant to Section 6.02 or Section 6.03.

Section 3.08

No Undisclosed Liabilities.

(a)

There are no Liabilities or obligations of the Company or any of its Subsidiaries or of the Business of any kind whatsoever, other than (i) the Liabilities and obligations disclosed and provided for in the Interim Balance Sheet, (ii) Liabilities or obligations incurred or arising in the Ordinary Course of Business since the date of the Interim Balance Sheet (the “Balance Sheet Date”), and (iii) Liabilities identified on Schedule 3.08(a); provided, that, in the case of clause (ii) above, no such Liability is a Liability resulting from any indebtedness, notes payable, breach of contract, breach of warranty, tort, infringement, misappropriation, claim, Proceeding, violation of Law, environmental Liability or clean-up

EXECUTION COPY

obligation, and none of which is material either individually or in the aggregate.  Neither the Company nor any of its Subsidiaries has any “off-balance sheet arrangements” (as such term is defined in Item 303(a)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934).

(b)

Schedule 3.08(b) sets forth an accurate and complete breakdown of (i) the aging of the accounts payable of the Company and its Subsidiaries as of the Balance Sheet Date, (ii) any customer deposits or other deposits held by the Company and the Subsidiaries as of July 31, 2007, which represent deposits constituting at least 90% of the total customer deposits, (iii) all notes payable of the Company and its Subsidiaries and other indebtedness as of the date of this Agreement and (iv) all deferred expenses, including all deferred expenses due to Marketing Affiliates and for marketing for prepaid subscriptions.  All such notes payable and other indebtedness shall be paid by the Company when due (or, if earlier, at or prior to the Closing).

(c)

All accounts payable of the Company and its Subsidiaries as of the Balance Sheet Date are reflected on the Interim Balance Sheet.  All accounts payable of the Company and its Subsidiaries that arose after the Balance Sheet Date have been recorded on the accounting books and records of the Company.  All outstanding accounts payable of the Company and its Subsidiaries represent valid obligations arising from bona fide purchases of assets or services.  Except as set forth in Schedule 3.08(c) for disputes in good faith, since the Balance Sheet Date, the Company and its Subsidiaries have each paid all of their respective accounts payable promptly and in full when due and have not delayed or renegotiated payment of, or refused to pay, any of its accounts payable or other expenses or obligations.

(d)

Neither the Company nor any of its Subsidiaries has, at any time:  (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, or (v) been convicted of, or pleaded guilty or no contest to, any felony.  Except as set forth in Schedule 3.08(d), to the Company’s Knowledge (with “due inquiry” for purposes of this sentence being informed only by reference to records of any Seller Party in existence as of the date hereof or at Closing), since December 31, 2003, neither of the Founders and none of the current officers, directors or employees of the Company or any of its Subsidiaries, has been convicted of, or pleaded guilty or no contest to, any felony.

(e)

Except as set forth on Schedule 3.08(e), neither the Company nor any of the Company’s Subsidiaries has any indebtedness or other obligations for borrowed money.

(f)

Neither the Company nor any of its Subsidiaries is or has been a party to any Contract whereby it has guaranteed or otherwise agreed to insure or become liable for, or pledged any of its assets to secure, the performance or payment of, any obligation or other liability of any Person.

Section 3.09

Taxes.

(a)

The Company and each of its Subsidiaries has (in the case of such Subsidiaries, other than Streamray, Inc. (NV), Streamray, Inc. (St. Kitts), Streamray Processing

EXECUTION COPY

Ltd. (England and Wales) and Streamray Processing Philippines, Inc. (Philippines) (collectively, the “Streamray Entities”) since the respective dates of the acquisition or, if formed by the Company, formation of each Subsidiary) timely filed all material Tax Returns that it was required to file, and such Tax Returns are true, correct and complete in all material respects.  All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and to the Company’s Knowledge, no other material Taxes are payable by the Company or any of its Subsidiaries with respect to any Tax period ending prior to the date of this Agreement, whether or not shown due or reportable on such Tax Returns, other than Taxes for which adequate reserves have been provided in the Unaudited Financial Statements.  No Taxes will be payable by the Company or any of its Subsidiaries with respect to any Tax period ending after the date of this Agreement, other than Taxes incurred in the Ordinary Course of Business and consistent with this Agreement.  Except as set forth in Schedule 3.09(a) , each of the Company and its Subsidiaries (in the case of such Subsidiaries (other than the Streamray Entities) since the respective dates of the acquisition or, if formed by the Company, formation of each Subsidiary) has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.  There are no liens for Taxes with respect to the Company and its Subsidiaries , other than liens for Taxes not yet due and payable.

(b)

Schedule 3.09(b) lists all material Tax Returns filed by the Company and its Subsidiaries for all Tax periods ending on or after December 31, 2003, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit.  To the Company’s Knowledge, no other audit of any Tax Return is currently pending or threatened.  Except as set forth on Schedule 3.09(b) and otherwise to the Company’s Knowledge, no claim has ever been made by any Governmental Body in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  The Company and its Subsidiaries have delivered or made available to Purchaser correct and complete copies of all material Tax Returns filed, examination reports, and statements of deficiencies assessed or agreed to by any of the Company and its Subsidiaries since December 31, 2003.  Since December 31, 2003, excluding all Tax Returns for periods prior to the Company’s acquisition of such Subsidiaries, each of the Company and its Subsidiaries has not waived any statute of limitations in respect of any Tax or agreed to an extension of time with respect to any Tax assessment or deficiency.

(c)

Each of the Company and its Subsidiaries is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or similar Contract.  Each of the Company and its Subsidiaries is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership or “disregarded entity” for United States federal income tax purposes.

(d)

The Company has made an election to be taxed as an “S” corporation under Section 1362(a) of the Code, and has qualified as an S corporation for federal and California income tax purposes at all times since its formation.  Schedule 3.09(d) lists each Subsidiary of the Company that has made an election to be taxed as an “S” corporation under Section 1362(a) of the Code, and each such Subsidiary has qualified as an S corporation for federal and state income tax purposes at all times since its formation.

EXECUTION COPY

(e)

Except as set forth on Schedule 3.09(e), each of the Company and its Subsidiaries is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Section 3.10

Properties.

(a)

Owned Real Property.  Neither the Company nor any of its Subsidiaries owns or has owned any Real Property.

(b)

Leased Real Property.  Schedule 3.10(b) lists the addresses of all Real Property that is leased, subleased, licensed, or otherwise used or occupied by the Company or any of its Subsidiaries as of the date hereof (the “Leased Real Property”).  The Company has delivered to Purchaser in the Virtual Data Room copies of all of the Real Property Leases, which copies are true and complete, and in the case of any oral Real Property Lease, a written summary of the material terms of such lease or Contract.  Except as disclosed on Schedule 3.10(b):

(i)

each of the Real Property Leases is valid, binding and currently in full force and effect;

(ii)

neither the Company nor any of its Subsidiaries has received any written notice alleging a default by it under any Real Property Lease and (A) there are no existing defaults by the Company or any of its Subsidiaries under any Real Property Lease or other circumstances that would entitle a landlord thereunder to terminate, amend or accelerate such Real Property Lease, and (B) to the Company’s Knowledge, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute such a default or other circumstances by the Company, any of its Subsidiaries or any other party to such Real Property Lease;

(iii)

the Company has all Permits required to use the Leased Real Property, and has the benefit of all rights with respect to the Leased Real Property necessary to conduct the businesses of the Company and its Subsidiaries, including easements for means of ingress and egress;

(iv)

the Leased Real Property, and the continued use, occupancy and operation thereof as currently used, occupied and operated by the Company or any of its Subsidiaries, do not violate any covenant, right-of-way, use or other form of restriction, interest, concession or other Contracts; applicable building, zoning, subdivision, land use and similar Laws; or any license, franchise, Permit, certificate, authorizations or similar Approvals of a Governmental Body;

(v)

the possession and quiet enjoyment of the Company and each of its Subsidiaries of the Leased Real Property under the Real Property Leases has not been disturbed and, to the Company’s Knowledge, there are no disputes, including eminent domain Proceedings filed or threatened with respect to such Real Property Leases;

(vi)

no security deposit or portion thereof deposited with respect to any Real Property Lease has been applied, to the Company’s Knowledge, in respect of a breach or default under such lease which has not been redeposited in full, and neither the Company nor any

EXECUTION COPY

of its Subsidiaries owes, or will in the future owe, any brokerage commissions or finder’s fees with respect to any Real Property Leases; and

(vii)

neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof, or collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein, and there are no Encumbrances on the estate or interest created by such Real Property Lease.

(c)

Tangible Personal Property.  Schedule 3.10(c) lists all Tangible Personal Property Contracts.  The Company and each of its Subsidiaries have marketable title to, or a valid leasehold interest in, all of the Tangible Personal Property.  Each item of owned Tangible Personal Property is freely transferable and free of all Encumbrances other than Taxes not yet due and payable as of the Closing Date and, except as set forth in Schedule 3.10(c), each item of leased Tangible Personal Property is free of all Encumbrances other than the terms of such Tangible Personal Property Contracts.  Each Tangible Personal Property Contract is valid, binding, and currently in full force and effect, enforceable in accordance with their respective terms and conditions, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and Laws governing specific performance, injunctive relief and other equitable remedies.

(i)

Schedule 3.10(c)(i) lists all material Systems Hardware used or held for use by the Company or any of its Subsidiaries, identifying each item’s purpose and its owner.

(ii)

Schedule 3.10(c)(ii) lists all other material Tangible Personal Property used or held for use by the Company or any of its Subsidiaries, identifying each item’s purpose and its owner.

(iii)

Neither the Company nor any of its Subsidiaries has received any written notice alleging a default by it under any Tangible Personal Property Contract, and (A) there are no existing defaults by the Company or any of its Subsidiaries under any Tangible Personal Property Contract or other circumstances that would entitle a counterparty thereto to amend, accelerate, terminate or take other adverse action under such Tangible Personal Property Contract, and (B) to the Company’s Knowledge, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Company, any of its Subsidiaries or any other party to such Tangible Personal Property Contract or such other circumstances.

(iv)

Except as set forth in Schedule 3.10(c)(iv), neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use the Tangible Personal Property or any portion thereof, or granted a security or other interest in the Tangible Personal Property to any Person.

(d)

General.  Except for the interests of landlords pursuant to the Real Property Leases and for the interests of owners of Tangible Personal Property under the Tangible Personal Property Contracts listed in Schedule 3.10(c), no Person, other than the Company and

EXECUTION COPY

its Subsidiaries, owns, maintains a security interest or other interest in, or has a valid leasehold interest in any Tangible Personal Property or any Real Property subject to the Real Property Leases.

Section 3.11

Intellectual Property.

(a)

Registered IP Assets.  Schedule 3.11(a) sets forth an accurate and complete list of all Patents, registered Trademarks, pending applications to register Trademarks, registered Copyrights, pending applications to register Copyrights, registered Domain Names, and any other registrations or applications to register any Intellectual Property Rights, in each case that are included in the IP Assets owned by or exclusively licensed to the Company or any of its Subsidiaries (“Registered IP Assets”), and all material unregistered and common law Trademarks.  (For avoidance of doubt, the Parties agree that Domain Names that have not been used in connection with any Website within twelve (12) months prior to the date of this Agreement shall not be considered material unregistered or common law Trademarks, and such Domain Names need be listed only once on Schedule 3.11(a).)   Schedule 3.11(a) specifies as to each Registered IP Asset, as applicable, (i) the name of the applicant or registrant of record and the current owner, (ii) the jurisdiction where the application or registration is located (or, in the case of Domain Names, the registrars with which such Domain Names are registered), (iii) the application or registration number, (iv) the filing date and issuance, registration or grant date, and (v) the prosecution or registration status.  In addition, for each IP Asset that is exclusively licensed to the Company or any of its Subsidiaries, Schedule 3.11(a) specifies the name of the licensor.

(b)

Maintenance of Registered IP Assets.  Except as set forth on Schedule 3.11(b)(i), all necessary registration, maintenance and renewal fees in connection with the Registered IP Assets have been paid and all necessary responses to office actions, affidavits of use, and other documents, applications and certificates in connection with such Registered IP Assets have been timely filed with the relevant patent, copyright, trademark, domain name or other authorities or registrars in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered IP Assets, except for Domain Names that have not been used in connection with any Website within twelve (12) months prior to the date of this Agreement.  Except as set forth on Schedule 3.11(b)(ii), there are no actions that must be taken within one hundred twenty (120) days following the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, affidavits of use, or other documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Registered IP Assets.

(c)

Enforceability.  The Company has no Knowledge:  (i) of any facts, circumstances, or information that would or reasonably could be expected to (x) render any of the IP Assets invalid or unenforceable, (y) adversely affect any pending application for any of the Registered IP Assets, or (z) adversely affect, limit, restrict, impair, or impede the ability of Purchaser to use and practice the IP Assets upon the Closing, to conduct the businesses of the Company and its Subsidiaries in the manner in which such businesses are currently being conducted or have been conducted within the twelve (12) months prior to the date of this Agreement or are planned to be conducted by the Company or any of its Subsidiaries, or of any claims asserting any such matters; or (ii) that any IP Assets are involved in any interference,

EXECUTION COPY

reexamination, cancellation, or opposition Proceeding, or any other currently pending or threatened Proceeding challenging the ownership, use, validity, scope or enforceability of, any IP Assets.  The IP Assets owned by or exclusively licensed to the Company or any or its Subsidiaries are valid, subsisting, in full force and effect, have not been abandoned or passed into the public domain (except for those intentionally permitted to have been so by the Company or any of its Subsidiaries prior to the date hereof, as set forth on Schedule 3.11(c)), and were prosecuted in good faith.

(d)

Trade Secrets.  The Company has taken steps consistent with generally-accepted industry standards, and in any event no less than reasonable steps, to safeguard and maintain in all material respects the secrecy and confidentiality of, and its proprietary rights in, all Trade Secrets included in the IP Assets.  The Company requires or has required (and has obtained from) each current and former employee, officer, consultant and contractor of the Company and its Subsidiaries who may develop or has developed (alone or with others) any IP Assets, to whom any IP Assets may be or have been provided or disclosed, or who otherwise may have or has any involvement with any IP Assets, to execute sufficient employment agreements, non-disclosure agreements, and assignment of invention and works of authorship agreements that (i) assign to the Company or its Subsidiaries all right, title and interest in any Technology and Intellectual Property Rights arising from or developed in connection with such employees’, consultants’ and contractors’ work for or on behalf of the Company or such Subsidiary, and (ii) provide reasonable protection for the Trade Secrets of the Company and its Subsidiaries.  No Trade Secret included in the IP Assets has been authorized to be disclosed or, to the Knowledge of the Company, has been actually disclosed other than to the individuals named in Schedule 3.11(d), which Schedule describes such individuals’ relationship with the Company or one of the Company’s Subsidiaries, and each such individual has signed a valid and enforceable confidentiality agreement with respect thereto.  Except as set forth on Schedule 3.11(d), the Company has no Knowledge of any misappropriation or unauthorized disclosure of any Trade Secret included in the IP Assets (or claimed or understood to be so included), or breach of any obligations of confidentiality with respect to the Business or IP Assets.  Except as shown on Schedule 3.11(a), no present or former employee of the Company or any of its Subsidiaries has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any IP Assets.  In each case in which the Company has acquired ownership of any IP Assets from any Person (including any employee, officer, consultant and contractor of the Company), the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all material rights in such IP Assets to the Company.  To the Knowledge of the Company, no employee, consultant or contractor of the Company or any of its Subsidiaries is in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement, or similar agreement.

(e)

IP Contracts.  Except for (x) standard end user license agreements for off-the-shelf, generally commercially-available Software licensed to the Company or any of its Subsidiaries (“Standard End User License”) on a perpetual, enterprise-wide basis for a total license fee of no more than $3,000 in the aggregate for all users per each Software title and (y) assignment or license agreements entered into in the Ordinary Course of Business for content contributed by Users for use by the Company or its Subsidiaries in the operation of the Business, pursuant to the Company’s or its Subsidiaries’ standard Website terms of use or similar standard terms as posted at one or more of the Websites (“User Content License”), Schedule 3.11(e) sets

EXECUTION COPY

forth a complete and accurate list of all Contracts to which the Company or any of its Subsidiaries is a party (i) containing any Intellectual Property License (whether such Intellectual Property License is granted by the Company or a Subsidiary to another Person, or to the Company or a Subsidiary by another Person), or (ii) under which the Company or any of its Subsidiaries has any obligation or duty to defend, indemnify, hold harmless, warrant, reimburse, guaranty or otherwise assume or incur any obligation, duty or other liability with respect to the infringement, unauthorized use or disclosure, misappropriation or other violation by the Company or any other Person of the Intellectual Property Rights of any Person other than the Company or any of its Subsidiaries; provided that Schedule 3.11(e) need list only the title of off-the-shelf, generally commercially available Software and need not list the Contracts, and Schedule 3.11(e) need not list any off-the-shelf, generally commercially available Software, and the Company need not provide copies thereof (in each case pursuant to this Section 3.11(e)) as long as such Contracts are not otherwise included as a Material Contract pursuant to Section 3.13(c)(i) of this Agreement.  None of the Company and its Subsidiaries is, and, to the Company’s Knowledge, none of the other parties to any such listed Contract, Standard End User License or User Content License is, in breach thereof, and there is no material dispute under any such listed Contract, Standard End User License or User Content License regarding the scope of, or performance under, such Contract, Standard End User License or User Content License, including with respect to any material payments to be made or received by the Company or any of its Subsidiaries thereunder.  No such listed Contract, Standard End User License or User Content License grants or otherwise permits any joint ownership interest in or to any IP Asset owned by or exclusively licensed to the Company or any of its Subsidiaries, nor does any such listed Contract, Standard End User License or User Content License grant to any Person other than the Company any exclusive license of, or permit any person other than the Company or one of the Company’s Subsidiaries to enjoy any other exclusive right with respect to, any such IP Assets.  Without limitation of the generality of the preceding sentence, neither the Company nor any Subsidiary of the Company is a party to any Contract that permits any third party to own or register any Domain Name that consists of or incorporates (in whole or in part) any Trademark included in the IP Assets owned by or exclusively licensed to the Company or any of its Subsidiaries.

(f)

Title to IP Assets.  Each of the IP Assets is either (i) solely and exclusively owned by the Company and its Subsidiaries and is not  exclusively licensed to any other Person, or (ii) is duly and validly licensed to the Company and its Subsidiaries pursuant to a Standard End User License, a User Content License, or a Contract listed in Schedule 3.11(e) for use in the manner in which it is being used or has been used or is planned to be used in the conduct of the Business by the Company and its Subsidiaries.  Upon the Closing, assuming where applicable receipt of the Consents listed in Schedule 3.04, each of the IP Assets will continue to be owned by the Company or its Subsidiaries or continue to be immediately available for use by the Company or its Subsidiaries on terms and conditions substantially identical to those under which the Company and its Subsidiaries presently use such IP Assets, and fully assignable and transferable, alienable and licensable by the Company or its Subsidiaries (in each case, to the extent presently assignable, transferable, alienable and licensable by the Company and its Subsidiaries), without any affirmative act by Purchaser or any other Person, including any assignment, release, consent, approvals, immunities or other rights not yet obtained or payment of any kind.  Assuming where applicable receipt of the Consents listed in Schedule 3.04, such ownership and right to use and practice are (and upon the Closing, will be) free and clear of, and

EXECUTION COPY

without liability under, any adverse claim of any kind, including any Encumbrance.  Other than pursuant to a non-exclusive Intellectual Property License granted by the Company or its Subsidiaries contained in a Contract listed on Schedule 3.11(e), no Person other than Purchaser shall have any right, title or interest in the IP Assets owned by the Company or its Subsidiaries immediately following the Closing.

(g)

Non-contravention.  Neither the execution, delivery and performance of this Agreement and the other Transaction Agreements, nor the consummation of the Transactions, nor any Contract to which the Company or any of its Subsidiaries is a party, will cause or require (or purports to cause or require) Purchaser to (i) grant to any Person any license, covenant not to sue, immunity or other right with respect to or under any of Purchaser’s Intellectual Property Rights or Technology; or (ii) be obligated to pay any royalties or other material amounts, or offer any discounts, to any Person.  Neither the execution, delivery and performance of this Agreement and the other Transaction Agreements, nor the consummation of the Transactions, nor any Contract to which the Company or any of its Subsidiaries is a party, will cause or require (or purports to cause or require) the Company or any of the Company’s Subsidiaries to (i) grant to any Person any incremental license, covenant not to sue, immunity or other right with respect to or under the IP Assets; or (ii) be obligated to pay any incremental royalties or other material amounts, or offer any incremental discounts, to any Person.  There are no Contracts to which the Company or any of its Subsidiaries is a party that provide (or purport to provide) that assertion of any Intellectual Property Right by the Company or any of its Subsidiaries would permit any Person to terminate or suspend any license, covenant not to sue, immunity or other right granted to the Company or any of its Subsidiaries.  As used in this Section, an “incremental” license, covenant not to sue, immunity, right, non-competition provision, restriction, royalty or discount refers to a license, covenant not to sue, immunity, right, non-competition provision, restriction, royalty or discount, as applicable, in excess, whether in terms of contractual term, contractual rate or scope, of those that would have been required to be offered or granted, as applicable, had the parties to this Agreement not entered into this Agreement or the other Transaction Agreements or consummated the Transactions.

(h)

Non-infringement by IP Assets.  Except as set forth on Schedule 3.11(h), the conduct of the Business in the manner in which the Business is currently being conducted or has been conducted (except that this representation is qualified to the Knowledge of the Company with respect to user generated content and potential secondary liability for Company advertisements on third party web sites), in the twelve months prior to the date hereof, or is planned to be conducted by the Company or any of its Subsidiaries, including the design, development, use, import, branding, advertising, promotion, marketing, and sale of products and services (including any currently under development) in connection with the Business, does not constitute infringement, unauthorized use or disclosure, misappropriation or other violation of any Intellectual Property Rights of any Person or otherwise violate any right of any Person, or defame or libel any Person.  The Company has not received written notice from any Person claiming that such operation or any product or service (including any currently under development) in connection with the Business infringes, uses or discloses without authorization, misappropriates or violates any Intellectual Property Rights or other rights of any Person, invites the taking of a license, authorization, covenant not to sue or the like under any Intellectual Property Rights, or defames or libels any Person (nor does the Company have Knowledge of any basis therefor).  Except as set forth on Schedule 3.11(h), neither the Company nor any of its

EXECUTION COPY

Subsidiaries is a party to any pending or, to the Knowledge of the Company, threatened Proceeding that involves a claim of infringement, unauthorized use or disclosure, misappropriation, or violation or otherwise arising out of a right or claimed right of any Person with respect to any Intellectual Property Rights.

(i)

Sufficiency.  The IP Assets owned by or licensed to the Company or its Subsidiaries include all of the Intellectual Property Rights and Technology that are necessary to conduct the Business in the manner in which the Business is currently being conducted and was conducted within the twelve (12) months prior to the date of this Agreement.

(j)

No Royalties.  Except with respect to Standard End User Licenses and User Content Licenses and as set forth on Schedule 3.11(j) and the Acacia patent license agreement set forth on Schedule 3.11(j), the Company and its Subsidiaries to the Company’s Knowledge are not required, obligated, or under any liability whatsoever, to make any material payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any IP Assets, or other Person, with respect to the use thereof or in connection with the conduct of the business of the Company and its Subsidiaries, including the Business, in the manner in which it is currently being conducted and was conducted within the twelve (12) months prior to the date of this Agreement and is planned to be conducted by the Company or any of its Subsidiaries.

(k)

No Infringement of IP Assets.  Other than violations which have a de minimis adverse affect on the business of the Company or its Subsidiaries discovered by the Company from time to time, to the Knowledge of the Company, no Person is infringing, using or disclosing without authorization, misappropriating or violating any IP Assets owned by or exclusively licensed to the Company or any of its Subsidiaries.  Except as set forth on Schedule 3.11(k), the Company and its Subsidiaries have not made any such claims against any Person with respect to any IP Assets, and have not issued any written communication inviting any Person to take a license, authorization, covenant not to sue or the like with respect to any IP Assets (other than in connection with licenses granted by the Company in the Ordinary Course of Business and not related to any infringement or suspected infringement of any IP Assets by the licensee or potential licensee).

(l)

Software.  There is no Software that is material to the operation of the business of the Company and its Subsidiaries, including the Business, including the operation of the Websites, that is not exclusively owned by the Company or its Subsidiaries, other than Software listed on Schedule 3.11(l); provided, that Schedule 3.11(l) need only list Software whose aggregate cost for all users is greater than $3,000, and such inclusion shall not require the Company to provide true and correct copies of Standard End User Licenses if they are not otherwise included as Material Contracts pursuant to this Agreement.  The Company and its Subsidiaries are currently in compliance with all Standard End User Licenses, including with respect to the number of licensed users, copies and installations of Software.  The IP Assets include fully-commented programmer-level (other than Software available pursuant to Standard End User Licenses), technical and user documentation, manuals and standards for all material Software necessary to conduct the business of the Company and its Subsidiaries, including the Business (including to operate the Websites), as it is now conducted and as it was conducted within the twelve (12) months prior to the date of this Agreement and as it is planned to be

EXECUTION COPY

conducted by the Company or any of its Subsidiaries.  The Websites are (and upon Closing will be) in good operating condition and usable in the Ordinary Course of Business.

(m)

Privacy.  Except as set forth in Schedule 3.11(m)(i), the Company and its Subsidiaries have, to the Company’s Knowledge, complied with all applicable Law and with their respective published privacy policies and internal guidelines and procedures, each as in effect from time to time, relating to privacy and data security, including with respect to the collection, use, disclosure and transfer (including cross-border transfers) of Personally Identifiable Information collected, used or held by the Company and its Subsidiaries.  Except as set forth in Schedule 3.11(m)(ii), the Company and its Subsidiaries have, to the Company’s Knowledge, made all disclosures to, and obtained all necessary consents from, all users, customers and workers (i.e., employees, independent contractors and temporary employees) required by applicable Law relating to privacy and data security and have filed registrations as required with the applicable data protection authority (a list of those registrations is attached as Schedule 3.11(m)(iii)).  The execution, delivery and performance of this Agreement and the other Transaction Agreements, including the provision of information about Subscribers and Users by the Company and its Subsidiaries to Purchaser (i) does not violate the Company’s and its Subsidiaries’ applicable privacy policies, guidelines and procedures and (ii) complies, to the Company’s Knowledge without special inquiry, with all Laws relating to privacy and data security.  The Company and each of its Subsidiaries has made all disclosures to, and obtained all necessary consents from, all workers, users and customers of the Company and each of its Subsidiaries required by applicable Law relating to privacy and data security with respect to the execution, delivery and performance of this Agreement and the other Transaction Agreements.

(n)

DMCA Safe Harbors.  The Company and each of its Subsidiaries operates and has operated the Websites in such a manner as to take reasonable advantage if and when applicable of the safe harbors provided by Section 512 of the Digital Millennium Copyright Act (“DMCA”), including by informing Users of such policy, designating an agent for notice of infringement claims, and registering such agent with the U.S. Copyright Office and expeditiously if feasible upon receiving notice of possible infringement, in accordance with the “notice and take-down” procedures of the DMCA.

(o)

No Contaminants.  To the Company’s Knowledge, the Software used in the operation of the Business and the Websites is substantially free of any material defects, bugs and errors in accordance with generally-accepted industry standards, and does not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, Software, data or other materials that could not be timely remedied prior to causing a Material Adverse Effect using generally-accepted industry standard measures (“Contaminants”).

(p)

Data Security.  Since December 31, 2003, the Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards, to ensure that information technology systems used in connection with the operation of their business, including the Business, are substantially free from Contaminants.  The Company and its Subsidiaries take and have taken commercially reasonable measures (and all measures required by Law) to ensure that Personally Identifiable Information is protected

EXECUTION COPY

against unauthorized access, disclosure, use, modification or other misuse or misappropriation.  To the Company’s Knowledge and except as set forth in Schedule 3.11(p), since December 31, 2003:  there have been no unauthorized or accidental accesses, acquisitions, disclosures, intrusions or breaches of the security of such information technology systems or complaints, notices to, or Proceedings conducted or claims asserted by any Person (including any Governmental Body) regarding the collection, use, transmission or disclosure or sharing of Personally Identifiable Information by any Person or any violation of Law; and there is no reasonable basis for the same and no such claim has been threatened in writing or pending.  No unauthorized or accidental access, acquisition, disclosure, intrusion or breach of which the Company has Knowledge has resulted in any litigation, claims, charges, fines, penalties, investigations or other actions other than those listed on Schedule 3.11(p).  Each of the Company and its Subsidiaries has implemented all commercially reasonably necessary and prudent security patches and upgrades that are generally available for the information technology systems used in their businesses, including the Business.

(q)

Open Source Software.  Schedule 3.11(q) contains a complete and accurate list of all Software that is distributed as “open source software” or under any licensing or distribution model that purports to require the distribution of or access to source code or purports to restrict the ability to charge for distribution of or to use Software for commercial purposes (including but not limited to the GNU General Public License and GNU Lesser General Public License) (“Open Source”) that is incorporated into, integrated or bundled with, or used in the development or compilation of the Websites or any other product or service included in the business of the Company and its Subsidiaries, including the Business, and a summary description of the manner in which each such product or service incorporates, is integrated with, links to, is derived from or otherwise uses such Software.  The Company and each of its Subsidiaries has used commercially reasonable efforts to enforce an Open Source policy to: (i) identify such Open Source, (ii) regulate the use and distribution of Open Source in connection with the Websites and other products and services included in the business of the Company and its Subsidiaries, including the Business, and the development thereof, and (iii) avoid the release of the source code of any Software included in the IP Assets.  To the Knowledge of the Company, there has been no material deviation from or violation of the policies of the Company and its Subsidiaries with respect to Open Source.

(r)

IT Systems.  The computer, information technology and data processing systems, facilities and services used or currently planned to be used in the conduct of their business, including the Business, by the Company or its Subsidiaries, including all Software, Systems Hardware, networks, interfaces, platforms and related systems and services used or currently planned to be used in the conduct of such business (collectively, “Systems”), are reasonably sufficient for the immediate and anticipated future needs of such business as intended to be operated by the Company in the next twelve (12) months, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner (provided that the Systems may require certain capital spending in the Ordinary Course of Business).  The Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the their business, including the Business.  All Systems, other than (x) Software that is duly and validly licensed to the Company and its Subsidiaries pursuant to a Contract listed in Schedule 3.11(e) or pursuant to a Standard End User License Agreement and (y) Systems (including any hosting or

EXECUTION COPY

co-location services and any transaction processing services) used by or provided to the Company and its Subsidiaries pursuant to a Contract listed in Schedule 3.11(r), are owned and operated by and are under the control of the Company or its Subsidiaries and are not wholly or partly dependent on any systems, facilities or services which are not under the ownership, operation and control of the Company or its Subsidiaries.

(s)

Systems Interruptions.  Except as set forth on Schedule 3.11(s), in the twelve (12) month period prior to the date of this Agreement, there has been no failure, breakdown or continued substandard performance of any Systems that has caused a material disruption or interruption in or to any customer’s use of the Systems or the operation of the business of the Company and its Subsidiaries, including the Business.  Each of the Company and its Subsidiaries has taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of such business (including such data and information that is stored on magnetic or optical media in the Ordinary Course of Business) in a commercially reasonable attempt to avoid material disruption to, or material interruption in, the conduct of such business.  Each of the Company and its Subsidiaries has in place industry standard (and, in any event, not less than commercially reasonable) disaster recovery and business continuity plans, procedures and facilities.

Section 3.12

Subscribers and Users.

(a)

Subscription Services.  The following reports for each of the Subscription Services as of June 30, 2007, are set forth on Schedule 3.12(a):  (i) a deferred income report showing the prepaid Subscription Services account in dollars broken down by Website; (ii) a subscription accounts receivable report showing the subscription receivables in dollars; and (iii) a report showing new memberships, renewals and reorders by the categories listed on Schedule 6.07(b).  Such reports are true, correct and complete in all material respects and were prepared by the Company in the Ordinary Course of Business.

(b)

Schedule 3.12(b)(i) lists all Websites that provide Subscription Services.  Schedule 3.12(b)(ii) lists all Websites that provide services to Members and Registrants without a subscription.

(c)

User Numbers.  Schedule 3.12(c) sets forth the number of Subscribers, Members and Registrants for each Website listed on Schedule 3.12(b)(i) or Schedule 3.12(b)(ii), as of December 31, 2006 and as of the last day of the month last ended prior to the date of this Agreement.

(d)

Age.  Since August 31, 2002, (i) the Company and each of its Subsidiaries has used electronic click through agreements and age verification click through notices, which the Company believes in its good faith judgment makes it as likely as practicable that Users of any website owned, exhibited and/or maintained by the Company or any of its Subsidiaries (including the Websites) that publishes, exhibits, displays, performs or otherwise provides (including by e-mail communications) Adult Materials, are at least eighteen (18) years of age or of the otherwise applicable legal age, if higher, and (ii) each such User by agreeing to the terms of use of the websites of the Company and its Subsidiaries has agreed that he or she is accessing Adult Materials for his or her personal use and not for any commercial purposes, that he or she is

EXECUTION COPY

at least eighteen (18) years of age or the otherwise applicable legal age, if higher, and that he or she has otherwise agreed to the terms of use of such website.

Section 3.13

Contracts.

(a)

Schedule 3.13(a) lists each of the following Contracts to which the Company or any of its Subsidiaries is a party, organized by subsection number:

(i)

severance Contracts, programs or policies, and Contracts for termination pay or other special compensation of any kind paid to, accrued with respect to, or that would be payable upon termination to any present or former Business Employee or Contractor, or Contracts otherwise restricting the ability of the Company or any of its Subsidiaries to terminate or alter the employment or engagement of any Business Employee or other Person at any time for any lawful reason or for no reason without penalty or Liability;

(ii)

collective bargaining Contract with any labor union;

(iii)

Contract for the employment or engagement on a full-time, part-time, consulting or other basis of any Business Employee or other Person (other than Studios and “models,” “performers” or Persons with similar classifications) providing annual cash or other compensation in excess of $75,000;

(iv)

[Reserved];

(v)

Contract providing for the payment of any cash or other compensation or benefits to any Business Employee or other Person upon the consummation of the Transactions;

(vi)

Contract with any Governmental Body;

(vii)

Contract relating to the mortgaging, pledging or otherwise placing an Encumbrance on any of the Company’s or its Subsidiary’s property (tangible or intangible) or group of the Company’s or its Subsidiary’s property (tangible or intangible);

(viii)

Tangible Personal Property Contract providing for annual payments (individually or collectively with any related Contracts) of at least $50,000 under which the Company or any of its Subsidiaries is (A) lessee of or holds or operates any Tangible Personal Property, owned by any other Person, or (B) lessor of or permits any Third Party to hold or operate any Tangible Personal Property owned or controlled by it;

(ix)

joint venture, partnership, cooperative arrangement or other Contract for an equity investment involving a sharing of profits;

(x)

loan or advance to any Person, or Contract to indemnify or defend any Person or to share in or contribute to the liability of any Person;

(xi)

any license, royalty, indemnification or other Contract with respect to any Intellectual Property (other than Standard End User Licenses and User Content Licenses);

EXECUTION COPY

(xii)

agent, sales representative, sales or distribution Contract;

(xiii)

power of attorney, proxy or other similar Contract or grant of agency;

(xiv)

Contract limiting the freedom of the Company or any Affiliate of the Company to engage in any business or to compete with any Person anywhere in the world, which grants any Person any exclusivity to any geographical territory, any customers, product or service, which limits the freedom of the Company or any Affiliate of the Company to employ or solicit employment of any Person, or which restricts the use of any Intellectual Property Rights, including any co-existence, settlement, nondisclosure or confidentiality Contracts;

(xv)

material Contract to provide support or maintenance services or to develop or customize any product or service, or to provide, support, customize or develop any third-party product, service or platform;

(xvi)

Contract evidencing the settlement or disposition of a Proceeding or claim in any case involving prospective or other injunctive relief, or involving (individually or collectively with related Contracts) the payment of $50,000 or more;

(xvii)

Contract (or group of related Contracts) for the purchase of goods or services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000;

(xviii)

Contract between the Company or any of its Subsidiaries, on the one hand, and a Management Person, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family on the other hand (including loans or extensions or guarantees of credit), including any Transaction Bonuses, other than for accrued salaries, reimbursable expenses or other standard employee benefits;

(xix)

Contract (or group of related or similar Contracts) under which the consequences of a default or termination could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, except for Contracts otherwise listed pursuant to this Section 3.13;

(xx)

Contract for credit card processing, debit charge processing or other payment processing services; or

(xxi)

Contract (or group of related or similar Contracts) which is material to the Business or its operation or involves consideration in excess of $50,000 annually and is not otherwise required to be disclosed pursuant to any of the foregoing.

(b)

All Business Employees have signed a standard form of Contract for employment, attached hereto as Schedule 3.13(b)(i).  All Contractors (other than “models,” “performers” Persons with similar classifications, and all Studios) have signed a standard form of engagement Contract, attached hereto as Schedule 3.13(b)(ii).  All “models,” “performers” and Persons with similar classifications, and all Studios, have signed a standard form of Contract, attached hereto as Schedule 3.13(b)(iii).  Any Contract with a Business Employee or Contractor

EXECUTION COPY

that does not follow in any material respects the standard forms set forth pursuant to this Section 3.13(b) has been made available to Purchaser by the Company in the Virtual Data Room and identified as such.

(c)

All of the following Contracts are referred to in this Agreement as the “Material Contracts”:  (i) all Contracts required to be listed in Schedule 3.13(a) or Schedule 3.11(e), (ii) all other Standard End User Licenses and User Content Licenses not required to be listed on Schedule 3.11(e) pursuant to clauses (x) and (y) of Section 3.11(e) and (iii) all Contracts which are in the nature of the standard form of Contract attached hereto as Schedule 3.13(b)(iii) and those identified pursuant to the last sentence of Section 3.13(b).  The Company has made available to Purchaser a copy of each Material Contract, together with all amendments, waivers or other changes thereto, which copies are true, complete and correct, and a true, complete and correct description of the terms and conditions of each oral Material Contract; provided, that Company will not need to make available to Purchaser copies of any Standard End User Licenses for which the aggregate cost for all users is less than $3,000 and User Content Licenses other than standard forms of User Content Licenses used from time to time as provided in the Virtual Data Room.  Schedule 3.13(c) sets forth for the Company and its Subsidiaries a list of each Material Contract that is unrelated to the operation of the Business (as the Business has been conducted by the Company and its Subsidiaries during the twelve (12) months preceding the date hereof).

(d)

Each Material Contract is legal, valid, binding, enforceable in accordance with its terms against the Seller Party party thereto and, to the Company’s Knowledge, all other parties thereto, and is in full force and effect.  Assuming where applicable receipt of the Consents listed in Schedule 3.04 each Material Contract will continue to be legal, valid, binding and enforceable in accordance with its terms, and in full force and effect without penalty in accordance with its terms upon consummation of the Transactions.  Neither the Company nor any of its Subsidiaries is in material default under any of the Material Contracts, and no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or any of its Subsidiaries or give rise to a right to accelerate the maturity or performance of or otherwise amend any Material Contract or to terminate or cancel any Material Contracts, and neither the Company nor any of its Subsidiaries is in receipt of any claim of default or breach under, or of any such event with respect to, any Material Contract.  To the Company’s Knowledge, no other Person is in default under any of the Material Contracts.  There are no breaches or cancellations which have been threatened by any other party to any Material Contract in writing or, to the Company’s Knowledge, threatened orally.  Except as described in Schedule 3.13(d), none of the Material Contracts has been cancelled, terminated, amended or modified.  Neither the Company nor any of its Subsidiaries has waived any of its material rights under any Material Contract.

Section 3.14

Legal Compliance.

(a)

To the Company’s Knowledge, since December 31, 2003, the Company, each of its Subsidiaries and their businesses have been in material compliance with all applicable Laws (provided, that the subject matters treated in Sections 3.11(m), 3.16, 3.18(g), 3.20(b) and 3.23(d)(i) shall be excluded from the foregoing).  Except as set forth in Schedule 3.14(a), neither the Company nor any of its Subsidiaries has received any notice of any material violation of any

EXECUTION COPY

Law applicable to the Company or any of its Subsidiaries or any of the assets, properties or rights of the Company and its Subsidiaries.

(b)

The Company and its Subsidiaries hold all Permits required or used for the conduct of their business, including the Business, and the ownership of their respective assets, properties and rights, and Schedule 3.14(b) sets forth a true, complete and correct list of all of such Permits held by the Company and its Subsidiaries.  No written notices have been received by the Company or any of its Subsidiaries alleging the failure to hold any Permits.  The Company and each of its Subsidiaries believes it is in compliance with the Permits which it holds.  All Permits required or used by the Company and its Subsidiaries for the conduct of their business, including the Business, and the ownership of their respective assets, properties and rights at any time since the date twelve (12) months immediately preceding the date of this Agreement are in full force and effect and, assuming receipt of the Consents referenced in Schedule 3.04, remain in full force and effect and will be available for use by Purchaser immediately after the Closing.  No loss or expiration of any Permit is pending or, to the Company’s Knowledge, threatened, other than expiration in accordance with the terms thereof, which terms do not expire as a result of the consummation of the Transactions.

Section 3.15

Proceedings and Orders.

(a)

Proceedings.  Except as set forth on Schedule 3.15(a)(i) including, but not limited to, the pending FTC action regarding unsolicited sexually explicit advertisements, there is no Proceeding pending or, to the Company’s Knowledge, threatened against or affecting the Company, any of its Subsidiaries, either of the Founders, any of the Company’s properties, assets (including Tangible Personal Property and Real Property of the Company and its Subsidiaries), operations or businesses (including the Business), or the Company’s rights relating thereto.  To the Company’s Knowledge, except as set forth on Schedule 3.15(a)(ii), no event has occurred, and no condition or specific circumstance exists, that might directly or indirectly (with or without notice or the passage of time) give rise to or serve as a basis for the commencement of any such Proceeding.  The Company has delivered to Purchaser true, accurate and complete copies of all material pleadings, correspondence and other documents relating to any pending or threatened Proceeding of which the Company has Knowledge.  The Company has not received any notice that an insurance company is asserting that any such Proceeding is or may be not covered by the applicable insurance policies, if tendered.

(b)

Orders.  Except as set forth on Schedule 3.15(b), none of the Seller Parties or the Management Persons or any of their other officers or directors, or properties, assets (including the Tangible Personal Property and Real Property of the Company and its Subsidiaries), operations or businesses (including the Business), nor rights relating to any of the foregoing, is subject to any Order or the subject of any proposed Order with respect to the Business.

Section 3.16

Record-Keeping Act; Content.

(a)

Adult Materials.  Except as set forth on Schedule 3.16(a), (i) none of the Company or its Subsidiaries has ever knowingly employed or engaged or depicted individuals under eighteen years of age, or other applicable legal age, if higher, in connection with its

EXECUTION COPY

operations, the operation of the Business or the sale, distribution or dissemination of goods, services and content and (ii) to the Company’s Knowledge, none of the Company or its Subsidiaries has ever employed or engaged or depicted individuals under eighteen years of age, or other applicable legal age, if higher, in connection with its operations, the operation of the Business or the sale, distribution or dissemination of goods, services and content.  Except as set forth on Schedule 3.16(a), to the Company’s Knowledge, none of the Adult Materials created or used or maintained by the Company or its Subsidiaries has ever included depictions of individuals who were under eighteen years of age, or other applicable legal age, if higher, at the time such individuals participated in or were present for the production of such Adult Materials.  Except as set forth on Schedule 3.16(a), the Company has not received notice of, and to the Company’s Knowledge there has been no, claim or complaint pending or threatened against the Company or any of its Subsidiaries that it or any of its Subsidiaries has ever employed or engaged or depicted individuals under eighteen years of age, or other applicable legal age, if higher, in connection with its operations, the operation of the Business or the sale, distribution or dissemination of goods, services and content.

(b)

2257 Compliance Program; Maintenance of Records.  The Company and each of its Subsidiaries have at all times implemented, executed and followed a compliance program with respect to 18 U.S.C. Section 2257 and 28 C.F.R. Sections 75.1-75.8, as amended and in effect from time to time through the Closing Date (collectively, the “Record-Keeping Act”) reasonably calculated to ensure their compliance with the Record-Keeping Act to the extent applicable.  The Company, each of its Subsidiaries and its businesses have since August 31, 2002, been compliant with the Record-Keeping Act as interpreted by them in good faith, including by creating, maintaining and indexing Section 2257 Records, by labeling materials with the statements of records maintenance, including copies of works, and by maintaining copies of works, all as prescribed by the Record-Keeping Act to the extent applicable.  The Company has not received notice of, and to the Company’s Knowledge there has been no, claim or complaint pending or threatened against the Company or any of its Subsidiaries that it or any of its Subsidiaries has violated the Record-Keeping Act.  No governmental inspection of the Company or its Subsidiaries pursuant to the Record-Keeping Act has occurred or to the Company’s Knowledge is pending.

(c)

Content.  The Company has not received notice from any Governmental Body, and to the Company’s Knowledge there has been no, claim or complaint of any Governmental Body pending or threatened against the Company or any of its Subsidiaries that it or any of its Subsidiaries has engaged in, or that the business of the Company and its Subsidiaries, including the Business, constitutes, the transportation, sale, distribution, promotion or wholesale promotion, or other similar or analogous activities, of obscenity, under any applicable Laws.

Section 3.17

Restrictions on Business Activities.

(a)

Restrictions on the Company.  Except as disclosed on Schedule 3.17, and including the imminent FTC Order involving unsolicited sexually explicit advertising as disclosed on such schedule, there is no Contract (non-competition or otherwise) or Order to which the Company or any of its Subsidiaries is a party or subject or otherwise binding upon the Company or any of its Subsidiaries that, before or after the consummation of the Transactions,

EXECUTION COPY

could reasonably be expected to have the effect of prohibiting or materially impairing (alone or together with other Contracts or Orders) any past, present or future business practice of the Company or any of its Subsidiaries, including with respect to the employment or engagement or solicitation thereof for any Person, any acquisition of property (tangible or intangible) or the conduct of any business, or otherwise limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person or bind the Company or any of its Subsidiaries with respect to its own customers, products or services in each case whether arising as a result of a change in control or otherwise.  Without limiting the generality of the foregoing, except as disclosed on Schedule 3.17, and including the imminent FTC Order involving unsolicited sexually explicit advertising as disclosed on such schedule, neither the Company nor any of its Subsidiaries has (i) entered into any Contract under which the Company or any of its Subsidiaries is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, (ii) entered into any Contract under which the Company or any of its Subsidiaries is restricted from employing or soliciting for employment any Person, or (iii) granted any Person exclusive rights to sell, license, manufacture or otherwise distribute any of the Company’s or any of its Subsidiaries’ technology or products in any geographic area or with respect to any customers or potential customers or any class of customers during any period of time or in any segment of the market.

(b)

Restrictions on Purchaser.  Except as disclosed on Schedule 3.17, there is no Contract (non-competition or otherwise) or Order to which the Company or any of its Subsidiaries is a party or subject or otherwise binding upon the Company or any of its Subsidiaries that, before or after the consummation of the Transactions, could reasonably be expected to have the effect of prohibiting or impairing any past, present or future business practice of Purchaser or any Affiliate of Purchaser, including with respect to the employment or engagement or solicitation thereof for any Person, any acquisition of property (tangible or intangible), or the conduct of any business, or otherwise limiting the freedom of Purchaser or any of its Affiliates to engage in any line of business or to compete with any Person or bind Purchaser or any of its Affiliates with respect to its own customers, products or services in each case whether arising as a result of a change of control or otherwise, but excluding effects that arise from the specific identity of Purchaser or attributes of the business of Purchaser as purchaser of which the Company does not have Knowledge.  Without limiting the generality of the foregoing, except as disclosed on Schedule 3.17, neither the Company nor any of its Subsidiaries has (i) entered into any Contract under which Purchaser or any of its Affiliates could be restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, (ii) entered into any Contract under which Purchaser or any of its Affiliates could be restricted from employing or soliciting for employment any Person, or (iii) granted any Person exclusive rights to sell, license, manufacture or otherwise distribute any of Purchaser’s or any of its Affiliates’ technology or products in any geographic area or with respect to any customers or potential customers or any class of customers during any period of time or in any segment of the market.

EXECUTION COPY

Section 3.18

Labor and Employment Matters.

(a)

Unions.  Neither the Company nor its Subsidiaries is a party to any collective bargaining agreement or other labor union Contract and, to the Company’s Knowledge, no union organizational or decertification activities are underway or threatened by, on behalf of or against any labor union with respect to any employees of the Company or any of its Subsidiaries.  There is no unfair labor practice complaint pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board with respect to any Business Employee.

(b)

Employees and Contractors.  Except as disclosed on Schedule 3.18(b), the employment of each Business Employee is terminable upon notice by the Company or its Subsidiaries, without cost or other Liability, except for amounts earned by such Employee prior to the time of termination.  Except as disclosed on Schedule 3.18(b), no Business Employee has been offered continued employment by the Company or any of its Subsidiaries or granted the right to any compensation in connection with a termination of his or her employment with the Company or any of its Subsidiaries.  The Company has no Knowledge that any officer, director, employee or Contractor of the Company or any of its Subsidiaries intends to terminate his or her employment or other engagement with the Company or a Subsidiary (although terminations of employment and cessation of services by models or performers constituting Contractors not acting in concert with other models or performers occur in the Ordinary Course of Business routinely), nor does the Company have a present intention to terminate the employment or engagement of any Contractor performing a managerial or other nonfungible function for the Company.

(c)

Employee Compensation.  Schedule 3.18(c)(i) sets forth a true, complete and correct list of all Business Employees, including each employee’s name, title or position, place of employment, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, date of hire, interests in any incentive compensation plan, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise), and all bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to such Business Employee as a result of the Transactions.  Schedule 3.18(c)(ii) sets forth all (x) increases in any employee’s wage, salary or other compensation since the Balance Sheet Date and (y) increases or changes in any other benefits or insurance provided to any Business Employees since the Balance Sheet Date.  Except as set forth on Schedule 3.18(c)(iii), no Business Employee is eligible for payments that would constitute “parachute payments” under Section 280G of the Code.

(d)

Contractor Compensation.  Schedule 3.18(d)(i) sets forth a true, complete and correct list of all (x) Persons who are currently performing services for the Company or any of its Subsidiaries related to the Business as members of the board of directors of the Company or its Subsidiaries, (y) Persons who are classified as “consultants” or “independent contractors” or similar classifications, other than those referenced in clause (z) below and (z) Persons who are classified as “performers”, “models,” “independent contractors” or other similar classifications and who have, in the twelve-month period prior to July 31, 2007, earned at least $10,000.

EXECUTION COPY

Schedule 3.18(d)(i) indicates, for each such Person, the amount earned during such period.  Schedule 3.18(d)(i) also lists all studios, agencies and other representatives (collectively, “Studios”) paid at least $10,000 during such period for or with respect to services performed by “performers,” “models” or Persons with similar classifications, indicating, for each such Person, the amount paid during such period.  Schedule 3.18(d)(ii) sets forth all bonuses, severance payments, termination pay and other special compensation of any kind greater than $1,000 in the aggregate paid to, accrued with respect to, or that would be payable to (as a result of the Transactions), any present or former Contractor or Studio since the Balance Sheet Date.

(e)

Employee Disputes.  Except as set forth on Schedule 3.18(e), there are no Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries involving any employee or group of employees of the Company or any of its Subsidiaries.  There is no strike, slowdown, work stoppage or lockout existing, or, to the Knowledge of the Company, threatened, by or with respect to any employees of the Company or any of its Subsidiaries acting in concert or initiating, or threatening to initiate, any slowdown or stoppage upon the same or similar basis.

(f)

Contractor Disputes.  There are no Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries involving any Studio or Contractor or group of Studios or Contractors of the Company or any of its Subsidiaries.  There is no slowdown, stoppage or lockout existing, or, to the Knowledge of the Company, threatened, by or with respect to any Studio or Contractor of the Company or any of its Subsidiaries acting in concert or initiating, or threatening to initiate, any work stoppage upon the same or similar basis.

(g)

Compliance with Laws.  Except as set forth on Schedule 3.18(g), the Company and each of its Subsidiaries is and since December 31, 2003 has been in compliance in all material respects with all Laws related to the employment of the Business Employees and the engagement of Contractors and Studios, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes, and each is not engaged in any unfair labor practice.  To the Company’s Knowledge, except as set forth on Schedule 3.18(g), none of the Company or its Subsidiaries has Liability under any Law related to the employment of its employees.

(h)

WARN Act.  Assuming Purchaser’s compliance with Section 7.02, the Company and each of its Subsidiaries is in full compliance with the WARN Act and other similar state laws.

Section 3.19

Employee Benefit Plans and Benefit Arrangements.

(a)

Schedule 3.19(a) identifies each Employee Plan.  The Company has made available prior to the date of this Agreement to Purchaser true, correct and complete copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto, together with the three most recent annual reports (Form 5500 including audited financial statements and, if applicable, Schedule B thereto) and, if applicable, the most recent actuarial valuation report prepared in connection with any Employee Plan.

EXECUTION COPY

(b)

No member of the Seller ERISA Group (i) currently maintains or sponsors any Employee Plan which is (A) a Multiemployer Plan; (B) a Pension Plan; (C) any plan that is subject to Section 412 of the Code; or (D) any plan maintained in connection with any trust described in section 501(c)(9) of the Code; or (ii) has at any time within the past six (6) years maintained or sponsored any such plan.

(c)

No transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Plan which is covered by Title I of ERISA, which transaction has or will cause any member of the Seller ERISA Group to incur any material Liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption.  No member of the Seller ERISA Group has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA, by any plan fiduciary of any Employee Plan which could result in the imposition or assessment of any material Liability on the Company, its Subsidiaries or Purchaser.  The Secretary of Labor has not assessed any member of the Seller ERISA Group any civil penalty under section 502 of ERISA that remains unpaid.

(d)

Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has, except as disclosed on Schedule 3.19(d), received a determination letter from the Internal Revenue Service that such Plan is so qualified or, pursuant to IRS Announcement 2001-77, is entitled to rely on an opinion or notification letter issued to the sponsor of a pre-approved plan document and that any related trust is exempt from tax under Section 501(a) of the Code.  The Company has provided Purchaser, prior to the date hereof, with the most recent determination, opinion, or notification letter (as applicable) issued by the Internal Revenue Service relating to each such Employee Plan.  Each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instances of noncompliance that have not resulted in material Liability to the Seller ERISA Group and could not reasonably be expected to result in Liability to the Company, its Subsidiaries or Purchaser on or after the Closing Date.

(e)

Schedule 3.19(e) identifies each Benefit Arrangement.  The Company has furnished to Purchaser, prior to date hereof, true, correct and complete copies or descriptions of each Benefit Arrangement (and, if applicable, related trust Contracts) and all amendments thereto and written interpretations thereof.  Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by the Code and by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities, except for any instances of noncompliance that have not resulted in material liability to the Seller ERISA Group and could not reasonably be expected to result in material liability to the Company, its Subsidiaries or Purchaser on or after the Closing Date.  Except as explicitly indicated on Schedule 3.19(e) with respect to individual employment, severance or similar Contracts listed thereon, to the Company’s Knowledge, no condition exists that would prevent any member of the Seller ERISA Group from amending or terminating any such Benefit Arrangement.

(f)

None of the Employee Plans or Benefit Arrangements provides or has any obligation or commitment to provide post-employment or post-termination welfare benefits of

EXECUTION COPY

any kind, including death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company or any of its Subsidiaries, other than continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code.  To the Company’s Knowledge, no condition exists that would prevent any member of the Seller ERISA Group from amending or terminating any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of any member of the Seller ERISA Group.

(g)

All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected as a Liability on the Interim Balance Sheet.  All long-term disability benefits made available to employees of any member of the Seller ERISA Group are fully insured under insurance policies and such insurance policies are in full force and effect.  There has been no amendment to, written interpretation of or announcement (whether or not written) by any member of the Seller ERISA Group relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.  There are no claims or Proceedings pending, or to the Company’s Knowledge, threatened or anticipated (other than routine claims for benefits), against any member of the Seller ERISA Group, any Member of the Controlled Group or any administrator, trustee or other fiduciary with respect to any benefit plan, or against any Employee Plan or the assets of any Employee Plan, except as described on Schedule 3.19(g).

(h)

There has been no failure of an Employee Plan that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)) except for any instances of noncompliance that have not resulted in material Liability to the Seller ERISA Group and could not reasonably be expected to result in Liability to the Company, its Subsidiaries or Purchaser on or after the Closing Date.  To the Company’s Knowledge, no member of the Seller ERISA Group has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no Member of the Controlled Group has incurred a tax under Section 5000(a) which is or could become a Liability of any member of the Seller ERISA Group, except for any instances of noncompliance that have not resulted in material Liability to the Seller ERISA Group or the Controlled Group and could not reasonably be expected to result in Liability to the Company, its Subsidiaries or Purchaser on or after the Closing Date.

(i)

No employee of any member of the Seller ERISA Group is (i) except as set forth on Schedule 3.19(i), employed outside of the United States by any member of the Seller ERISA Group or (ii) entitled to receive any benefit or compensation in connection with his or her employment by any member of the Seller ERISA Group under any employment, severance or similar contract or arrangement or any benefit or compensation plan, program, policy or arrangement, other than the Employee Plans and Benefit Arrangements listed on Schedule 3.19(a) and Schedule 3.19(e).

EXECUTION COPY

(j)

Except as set forth on Schedule 3.19(j), no employee or former employee of any member of the Seller ERISA Group will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the Transactions.

Section 3.20

Environmental Matters.  Except as set forth in Schedule 3.20, the Company and each of its Subsidiaries (a) have not transported, stored, treated, handled, released, exposed any Person to, and/or disposed of, or arranged for or permitted the disposal of, any Hazardous Materials, or owned or operated any property or facility (and no such property of facility is contaminated by any Hazardous Materials) so as to give rise to any material Liabilities or investigative, corrective or remedial obligations pursuant to any Environmental Laws, (b) have obtained, and all times complied and are in compliance in all material respects with, all Permits required under Environmental Law, and have at all times complied and are in compliance in all material respects with all Environmental Laws (and, to the Company’s Knowledge, the Leased Real Property occupied by the Company and its Subsidiaries is not subject to any Environmental Claim), and (c) have not received any notice of any material violation of, or material Liability under, any Environmental Law, including any Proceeding or Order concerning any material Environmental Condition or material Environmental Claim.  The Company has furnished to Purchaser all environmental audits, reports and other material environmental documents relating to its or its Subsidiaries’ past or current properties, facilities or operations that are in its possession or under its reasonable control.

Section 3.21

Affiliate Transactions.

(a)

Except as set forth in Schedule 3.21(a), to the Company’s Knowledge, no officer, director or Affiliate of the Company or any of its Subsidiaries (nor any ancestor, sibling, descendant or spouse of any of such Persons, nor any trust, partnership or corporation in which any of such Persons has or has had an economic interest (collectively, “Related Persons”)), (i) has, or since December 31, 2003 has had, directly or indirectly, any direct or indirect ownership or other pecuniary interest in any Person that does business with or has any Contract with, the Company or any of its Subsidiaries, including any Marketing Affiliates (except with respect to any interest in less than three percent (3%) of the stock of any corporation whose stock is publicly traded), (ii) is, or since December 31, 2003, has been, a party to or otherwise directly or indirectly interested in, any Contract with the Company or any of its Subsidiaries, except for intracompany Contracts listed on Schedule 3.21(c) and except compensation for services as an officer, director, consultant or employee of the Company or any of its Subsidiaries that has been disclosed in writing to Purchaser, or (iii) has, or since December 31, 2003, has had, any interest in any property, real or personal, tangible or intangible (including any Intellectual Property Rights) held or owned by the Company and its Subsidiaries, except for the rights of the Founders as the shareholders of the Company.  Schedule 3.21(a) sets forth:  (x) the amounts due from the Company or any of its Subsidiaries to any director, officer or Affiliate and the amounts due from any director, officer or Affiliate to the Company or any of its Subsidiaries, in each case with respect to the foregoing, (y) a summary description of the transactions out of which such amounts arose, and (z) a description of any interest of any director, officer or Affiliate or the Company or any of its Subsidiaries in any supplier or customer of, or any other entity that has had business dealings with, the Company or any of its Subsidiaries (including any Marketing Affiliates) during the prior twelve month period ending on the date of this Agreement.

EXECUTION COPY

(b)

Except as set forth on Schedule 3.21(b), there are no receivables of the Company or any of its Subsidiaries owed by any director, officer, Affiliate, employee, or consultant to the Company or any of its Subsidiaries (or any Related Person of any such Person), other than advances in the Ordinary Course of Business for reimbursable business expenses (as determined in accordance with the Company’s established employee reimbursement policies as disclosed to Purchaser and consistent with past practice).  Except as set forth on Schedule 3.21(b), no shareholder has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or Liability of the Company or any of its Subsidiaries.

(c)

All Contracts between or among the Company and any of its Subsidiaries, or between or among any of the Subsidiaries, including Contracts to which other Persons are also parties, are listed on Schedule 3.21(c).

(d)

Except as set forth on Schedule 3.21(d), no Seller or Founder has guaranteed any Liabilities or the performance of any Contracts of the Company or any of its Subsidiaries.

Section 3.22

Brokers.  Other than as set forth in Schedule 3.22, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Stock Purchase or any of the other Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.  The Sellers shall be solely responsible for paying any such fees and commissions.

Section 3.23

Customers, Suppliers and Marketing Affiliates.

(a)

Except as set forth on Schedule 3.23(a), all Contracts with customers, suppliers and Marketing Affiliates were entered into by or on behalf of the Company or its Subsidiaries and were entered into in the Ordinary Course of Business upon commercially reasonable and customary terms.

(b)

Schedule 3.23(a) sets forth complete and accurate lists of:

(i)

all customers of the Company and its Subsidiaries during the twelve-month period ended June 30, 2007, that generated at least $5,000 of revenue (individually or collectively with related customers) to the Company and its Subsidiaries (collectively) in such period, showing the approximate total sales to each such customer during such period;

(ii)

all suppliers to the Company and its Subsidiaries except Marketing Affiliates from whom the Company and its Subsidiaries collectively made aggregate purchases in excess of $50,000 (individually or collectively with related suppliers) during the 12-month period ended June 30, 2007, showing the approximate total purchases by the Company and its Subsidiaries from each such supplier during such period; and

(iii)

the Marketing Affiliates to which the Company and its Subsidiaries collectively made aggregate payments in excess of $25,000 (individually or collectively with related Marketing Affiliates) in the 12-month period ended June 30, 2007, showing for each such Marketing Affiliate the amounts paid to such Marketing Affiliate and the

EXECUTION COPY

revenue generated for the Seller Parties by such Marketing Affiliate during such 12-month period (the “Marketing Affiliate Data”); provided, that Schedule 3.23(b)(iii) need not include the names of the individual Marketing Affiliates, so long as (x) Schedule 3.23(b)(iii) provides such information on the basis of individual Marketing Affiliates and identifies each individual Marketing Affiliate with a code name; and (y) the Company has delivered to the Disinterested Third Party a copy of the Schedule and a legend indicating for each code name the formal name for the corresponding Marketing Affiliate, which information shall be reviewed and held by such Disinterested Third Party and shall not be delivered to Purchaser until the Closing.

(c)

Except as set forth on Schedule 3.23(c), the relationship of the Company and each of its Subsidiaries with each such customer and supplier listed or required to be listed on Schedule 3.23(c) and with each Marketing Affiliate to which the Company and its Subsidiaries collectively made aggregate payments in excess of $5,000 (individually or collectively with related Marketing Affiliates) in any 12-month period ending on the date of this Agreement, or the next twelve-month period immediately preceding such 12-month period (each, a “Major Marketing Affiliate”) is a good commercial working relationship and, except as set forth on Schedule 3.23(c), (i) no such customer, supplier or Major Marketing Affiliate since the date twelve months prior to the date of this Agreement has canceled or otherwise terminated, or threatened in writing to cancel, or to the Company’s Knowledge, intends to cancel or terminate, its relationship with the Company or any of its Subsidiaries, (ii) no such customer, supplier or Major Marketing Affiliate within such period has decreased materially or threatened to decrease or limit materially its business with the Company or any of its Subsidiaries, or to the Company’s Knowledge, intends to modify materially its relationship with the Company or any of its Subsidiaries (including changing the terms, whether related to payment, price or otherwise), (iii) no such supplier or Major Marketing Affiliate within such period has materially increased or threatened to materially increase the prices charged by such supplier or Major Marketing Affiliate to the Company or any of its Subsidiaries for the goods or services provided by such supplier or Major Marketing Affiliate to the Company or any of its Subsidiaries, (iv) to the Company’s Knowledge, the consummation of the Transactions will not adversely affect the relationship of the Company and its Affiliates with any Marketing Affiliates, and (v) to the Company’s Knowledge, no such customer, supplier or Marketing Affiliate is violating any applicable Laws in connection with its acquisition or provision of services or products from or to any Seller Party.

(d)

Online Marketing.

(i)

Schedule 3.23(d)(i)(A) sets forth a complete and accurate list and description of all Software used by the Company or its Subsidiaries as of July 31, 2007, in connection with online marketing (including Software used to direct traffic to any of the Websites such as spyware, ad ware, downloadable toolbars, or other software used to place pop-up ads, banner ads, links or other types of advertising on users’ computers) (collectively, “Marketing Software”).  Since December 31, 2003, except as set forth in Schedule 3.23(d)(i)(B) and including the pending FTC matter involving unsolicited sexually explicit advertisements as disclosed in such schedule, none of the Company or its Subsidiaries or, to the Company’s Knowledge, any Marketing Affiliate has violated any applicable Law or search engine policies related to keywords, email promotions and marketing (including any Laws relating to “spam” email and other communications, and including the CAN-SPAM Act of 2003), search engine optimization or other methods for increasing traffic to the Websites, and has not been subject to any penalties (including any penalties imposed by search engines), claims or inquiries related to any of the foregoing or otherwise is involved in any Proceedings before the U.S. Federal Trade Commission or any similar state consumer protection agency.

(ii)

The Company has delivered to the Disinterested Third Party a complete and accurate list and description of all (A) search keywords used by the Company or its Subsidiaries, and any of their respective Marketing Affiliates, now or in the past, in connection with any online presence, advertisement, search capability or otherwise related to the businesses of the Company and its Subsidiaries, including any such keywords that are Trademarks, and (B) search engine optimization techniques and other methods used by the Company or its Subsidiaries, and any Marketing Affiliates of the Company and its Subsidiaries, now or in the past, to increase the ranking of any Websites in search engine results (the “Search Engine Data”).  Such list and description shall be held by the Disinterested Third Party and the Seller Parties shall cause such list and description be delivered to Purchaser at the Closing.

EXECUTION COPY

(iii)

The Company and each of its Subsidiaries has implemented Affiliate Program terms of use click through agreements (which, to the Company’s Knowledge, are valid and binding upon each Marketing Affiliate) which require each of their respective Marketing Affiliates to comply with, the Company’s written policies regarding search keywords, Marketing Software, search engine optimization techniques, and related marketing methods (including “spam” email and other communications), which have been provided in writing to Purchaser (collectively, “Marketing Policies”).

Section 3.24

Accounts Receivable.  All Accounts Receivable reflected on the Interim Balance Sheet are valid notes and accounts receivable, are not, to the Company’s Knowledge, except for returns, consumer credits, chargebacks and credit card related costs (which are required to be set-off under the Company’s or its Subsidiaries’ agreements with Merchant Banks), subject to set-offs, counterclaims, prepayments, defenses or conditions precedent, have been prepared from, and are in accordance with, the Books and Records of the Company and its Subsidiaries, are a true and correct statement of the account for goods and services actually delivered or performed for and accepted by such account debtors, and arose solely out of bona fide sales and delivery of goods and performance of services.  All Accounts Receivable reflected on the Final Working Capital Statement will be valid notes and accounts receivable, will not, to the Company’s Knowledge, except for returns, consumer credits, chargebacks and credit card related costs (which are required to be set-off under the Company’s or its Subsidiaries’ agreements with Merchant Banks), be subject to set-offs, counterclaims, prepayments, defenses or conditions precedents, will have been prepared from, and will be in accordance with, the Books and Records of the Company and its Subsidiaries, and will have arisen solely out of bona fide sales and delivery of goods and performance of services.

Section 3.25

Credit and Debit Card Chargebacks and Card Association Compliance.

(a)

Payment Methods.  The Company and its Subsidiaries accept for payment money orders, wire transfers, checks, cash, only the credit or debit cards listed on Schedule 3.25(a)(i) and only the other payment systems listed on Schedule 3.25(a)(ii).

EXECUTION COPY

(b)

Compliance with Card Association Rules.  Except as set forth on Schedule 3.25(b)(i), to the Company’s Knowledge, the Company and each of its Subsidiaries currently is and since December 31, 2003, has always been in compliance with all the rules and regulations of all systems, the payment products of which it accepts as payment, including the card associations for the brands of cards it accepts as payment (each a “Card Association”).  None of the Company or its Subsidiaries is in material breach of any Contract with any acquiring or merchant bank, credit or debit card processor, Card Association or payment system.  Except as set forth on Schedule 3.25(b)(ii), none of the Websites contain material or otherwise facilitate access to material prohibited by the Card Association rules, any rules of other systems, the payment products of which the Company or its Subsidiaries accept as payment, or any of the Company’s or any of the Company’s Subsidiaries’ contracts with any bank or credit or debit card processor.  Except as set forth in Schedule 3.25(b)(ii), since December 31, 2003, neither the Company or any of its Subsidiaries, nor, to the Company’s Knowledge, their respective acquiring or merchant banks or other payment processors, has received any correspondence, warnings or fines from any credit or debit card processor, acquiring or merchant bank, Card Association or other payment system related to any material violation of any applicable rules, regulations or contracts, including, but not limited to excessive chargebacks or fraud.  Except as set forth on Schedule 3.25(b)(iii), since December 31, 2003 (or from the date of acquisition of the applicable Subsidiary, if later) none of the Company and its Subsidiaries has been denied access to any Card Association by any bank, credit/debit card processor, Card Association or other payment system for any reason.

Section 3.26

Insurance.  Schedule 3.26 sets forth an accurate and complete list of (a) all insurance policies (including occurrence and claims made policies), self-insurance arrangements and fidelity bonds that insure the Tangible Personal Property, Real Property of the Company and its Subsidiaries or the Business (collectively, the “Insurance Policies”), (b) the name and Best’s rating of each carrier issuing the Insurance Policies, (c) the term of each Insurance Policy, (d) the subject matter covered and (e) each claim submitted under any Insurance Policy for the five-year period immediately preceding the date of this Agreement.  Each Insurance Policy is valid, binding and in full force and effect.  The Company has not received any written notice that it is in breach of any Insurance Policy, and, to the Company’s Knowledge, no event has occurred which, with notice or the passage of time, would constitute such a breach, or permit termination, modification or acceleration of any Insurance Policy.  The Company has not received any notice of cancellation or non-renewal of any Insurance Policy since December 31, 2003, except as set forth on Schedule 3.26, together with the reasons for such cancellation or nonrenewal.  There is no claim since December 31, 2003 as to which the Company has received written notice that any insurer has questioned, disputed or denied liability or reserved coverage.  The Company has not received any written notice of a material increase in the premium for, or the refusal to renew, extend or continue (on substantially similar terms) any Insurance Policy.  Applications, questionnaire responses and other information submitted in connection with procurement of Insurance Policies were in all material respects true, complete, and timely amended if and as necessary.

Section 3.27

Bank Accounts.  Schedule 3.27 sets forth an accurate and complete list of:  (a) the name of each bank, safe deposit company or other financial institution in which the Company or any of its Subsidiaries has an account, lock box or safe deposit box; (b) the names of all Persons authorized to draw thereon or to have access thereto and the names of all Persons,

EXECUTION COPY

if any, holding powers of attorney from the Company or any of its Subsidiaries; and (c) all Contracts to which the Company or any of its Subsidiaries is a party as an endorser, surety or guarantor, other than checks or other instruments endorsed for collection or deposit.

Section 3.28

Investments.  Schedule 3.28 sets forth an accurate and complete list of all certificates of deposit, debt and equity securities and other investments owned, beneficially or of record, by the Company and its Subsidiaries (collectively, the “Investments”).  The Company and its Subsidiaries have good and marketable title to all of the Investments.

Section 3.29

Fraudulent Conveyance.  Sellers are not entering into this Agreement or consummating the Stock Purchase with the intent to hinder, delay or defraud any Person to which either of them is, or may become, indebted.  The assets of each Seller, at a fair valuation, exceed their respective Liabilities, and each Seller is able, and will continue to be able after the Closing, to meet its debts as they mature and will not become insolvent as a result of the Stock Purchase.  After the Closing, each Seller will have sufficient capital and property remaining to conduct the business in which it will thereafter be engaged.

Section 3.30

Sufficiency; Title to Assets.

(a)

The Company and its Subsidiaries have good and marketable title to, and are, the exclusive legal and equitable owners of all of their respective assets and property.  Such assets are free and clear of all Encumbrances of any kind or nature, except (i) restrictions imposed in any Permit; (ii) the Permitted Encumbrances set forth on Schedule 3.30(a)(ii); and (iii) Encumbrances disclosed on Schedule 3.30(a)(iii) that will be removed and released at or prior to Closing.  Upon Closing, no additional restrictions will exist on the Company’s and its Subsidiaries’ rights to sell, license or sublicense any of its assets, properties or rights or engage in their businesses, including the Business, that did not exist immediately prior to the Closing.

(b)

The assets of the Company and its Subsidiaries include all the assets necessary to permit the Company and its Subsidiaries to conduct the Business and any other business conducted by the Company and its Subsidiaries after the Closing in a manner substantially equivalent to the manner in which it is being conducted on the date hereof (including any business that has been conducted by the Company or any of its Subsidiaries during the twelve (12) months preceding the date hereof).

(c)

Except as set forth on Schedule 3.30(c), all Tangible Personal Property and other assets of the Company and its Subsidiaries are (i) in good operating condition and repair, ordinary wear and tear excepted; (ii) suitable and adequate for continued use in the manner in which they are presently being used; (iii) adequate to meet all present requirements of the businesses conducted by the Company and its Subsidiaries; and (iv) free of material defects (latent and patent).

(d)

Except as set forth on Schedule 3.30(d), none of Sellers or Founders or any of their Affiliates engage directly or indirectly in the Business or any business comparable to or substantially similar in purpose or that may compete with the Business or any of the other businesses of the Company or any of its Subsidiaries, except to the extent that such activities are reflected in the Unaudited Financial Statements.

EXECUTION COPY

Section 3.31

Foreign Corrupt Practices Act.  Since the date five years prior to this Agreement, none of the Company and its Subsidiaries has (nor has any director, officer, agent, or employee of any such Person, nor any other Person, acting on behalf of any such Person) directly or indirectly in respect of the Business or the businesses of the Company and its Subsidiaries: used any such Person’s funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from any such Person’s funds; violated any provision of the Foreign Corrupt Practices Act of 1977; established or maintained any unlawful or unrecorded fund of any such Person’s monies or other assets; made any false or fictitious entry on the books or records of any such Person; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, to any Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions for any such Person, or to pay for favorable treatment for business secured or for special concessions already obtained for any such Person.

Section 3.32

Private Placement:  Limits on Disposition.

(a)

Purchase Entirely for Own Account.  Sellers are acquiring the Notes and any common stock of Purchaser that may be issuable upon conversion of the Notes (the “Common Stock”) solely for investment in such Sellers’ own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof (other than to the Founders as provided pursuant to their terms).  Each Seller has no present intention of selling, granting any participation in, or otherwise distributing the same (other than to the Founders).

(b)

Disclosure of Information.  Each Seller has received all the information it considers necessary or appropriate for deciding whether to obtain its Note as consideration in the Stock Purchase (and any Common Stock into which its Note may be converted).  Each Seller has had an opportunity to ask questions and receive answers from Purchaser regarding its Note and the Common Stock and the business, properties, prospects and financial condition of Purchaser and its Affiliates.  Each Seller acknowledges that neither Purchaser nor any other Person is making or has made any representation or warranty with respect to (x) the Common Stock or the business of Purchaser or any of its Affiliates, except as provided in Section 5.05, or (y) except to the extent that its Note is a Transaction Agreement, and accordingly is the subject of representations in this Agreement.  Each Seller acknowledges that it is not relying on any Person in making its investment or decision to invest in its Note or the Common Stock.

(c)

Investment Experience and Status.  Each Seller acknowledges that it is able to fend for itself, can bear the economic risk of owning its Note and the Common Stock, and has such knowledge and experience in investing in companies at Purchaser’s stage of development and in financial or business matters that it is capable of evaluating the merits and risks of owning its Note and the Common Stock.  Each Seller acknowledges that it is able, without materially impairing its financial condition, to hold its Note and the Common Stock for an indefinite period of time and to suffer a complete loss of its investment.  Each Seller is an “accredited investor” as such term is defined in Section 501 under Regulation D.

(d)

Restricted Securities.  Each Seller understands that the Common Stock (and, to the extent it constitutes a security, its Note) are characterized as “restricted securities”

EXECUTION COPY

under the federal securities Laws in that they are being acquired from Purchaser in a transaction not involving a public offering and that under such Laws the Common Stock and its Note may be resold without registration under the Securities Act of 1933 (the “Securities Act”) only in certain limited circumstances.  In this connection, each Seller is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  EACH SELLER UNDERSTANDS AND ACKNOWLEDGES THAT AN INVESTMENT IN ITS NOTE AND PURCHASER’S AND/OR ITS AFFILIATES’ SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT.  Each Seller understands that its Note and the Common Stock have not been and, unless and until registered pursuant to the Registration Rights Agreement or otherwise, will not be registered under the Securities Act and have not been and will not be registered or qualified in any state, and thus no Seller will be able to resell or otherwise transfer its Note or Common Stock unless they are registered under the Securities Act and registered or qualified under applicable state securities Laws, or an exemption from such registration or qualification is available.  No Seller has any immediate need for liquidity in connection with this investment, and does not anticipate that such Seller will be required to sell its Note or the Common Stock in the foreseeable future.

Section 3.33

Full Disclosure.  None of the representations and warranties of the Seller Parties under this Agreement and the other Transaction Agreements contain or will contain as of the Closing Date any untrue statement of fact or omit or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained herein or therein (in light of the circumstances under which they were made) not misleading.

Section 3.34

No Other Representations or Warranties of Purchaser.  Each of the Seller Parties acknowledges that neither Purchaser nor any of its respective directors, officers, partners, employees, consultants, agents, counsel or advisors makes or has made any representation or warranty to the Seller Parties regarding the subject matter of this Agreement, except for the representations and warranties of Purchaser set forth in this Agreement and in the other Transaction Agreements and in any certificates or other document delivered pursuant to the terms of any thereof.  In particular, and without limiting the generality of the foregoing, with respect to any document containing financial or operating projections, budgets, estimates or other forward looking financial or operational information about Purchaser or any of its Affiliates, Purchaser represents and warrants only that such information was based upon assumptions reasonably believed by Purchaser to be reasonable in the context of its history and current and reasonably foreseeable business conditions, as of the date such information was prepared.

ARTICLE 4
ADDITIONAL REPRESENTATIONS AND WARRANTIES OF FOUNDERS

Each Founder severally and not jointly represents and warrants to Purchaser as follows:

Section 4.01

Authority of Founder.  The execution, delivery and performance by the Founder of this Agreement and the other Transaction Agreements to which he is a party and the consummation by the Founder of the Stock Purchase and the other Transactions are within the Founder’s power and capacity.  This Agreement and each of the other Transaction Agreements

EXECUTION COPY

to which he is a party have been duly executed and delivered by the Founder, and constitute valid and legally binding agreements of the Founder, enforceable in accordance with their respective terms and conditions, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and Laws governing specific performance, injunctive relief and other equitable remedies.  The trust controlled by the Founder that is the record holder of the shares of the Company beneficially owned by the Founder (and in the case of Trust 1, the record holder of all shares of the Target Subsidiaries), as indicated on Schedule 3.05(a)(i), has duly and validly executed and delivered the Written Consent, thereby approving as a shareholder of the applicable entity this Agreement and the Transaction Agreements which are attached as Exhibits to this Agreement and the Transactions and the principal terms hereof and thereof.

Section 4.02

Governmental Authorization.  The execution, delivery and performance by the Founder of this Agreement and the other Transaction Agreements to which he is a party and the consummation by the Founder of the Stock Purchase and the other Transactions (a) require no action by or in respect of, or filing with, any Governmental Body, except as required under the HSR Act, and (b) do not and will not (with or without notice or lapse of time) give any Governmental Body or other Person the right to (i) challenge the Transactions, (ii) exercise any remedy or obtain any relief under any Law to which the Founder or Target Shares are subject, (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Contract, or (iv) revoke, suspend or modify any Consent by a Governmental Body.

Section 4.03

Noncontravention.  Assuming receipt of the Consents set forth on Schedule 4.03, neither the execution and delivery by the Founder of this Agreement and the other Transaction Agreements to which he is a party, nor the consummation by the Founder of the Stock Purchase and the other Transactions will (i)  result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to or result in any right of termination, amendment, cancellation, acceleration, payment or other remedy) under any of the terms of any Contract to which the Founder is a party or result in the imposition of any Encumbrance upon the Target Shares or any of the assets, properties or rights of the Company and its Subsidiaries, or (ii) violate in any material respect any Law applicable to the Founder, or the Target Shares or any of the assets, properties or rights of the Company and its Subsidiaries.

Section 4.04

Affiliates.  Except as set forth in Schedule 4.04, neither the Founder nor any Affiliate or Related Person of the Founder has, or since December 31, 2003 has had, directly or indirectly, any direct or indirect ownership or other pecuniary interest in any Marketing Affiliate.

Section 4.05

Solvency.  The Founder has not, and to the Founder’s Knowledge, none of his Affiliates have, at any time:  (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against him or it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of his or its assets, (iv) admitted in writing his or its inability to pay his or its  debts as they become due, or (v) been convicted of, or pleaded guilty or no contest to, any felony.

EXECUTION COPY

Section 4.06

Private Placement:  Limits on Disposition.

(a)

Purchase Entirely for Own Account.  In connection with a Disposition from a Seller, the Founder will acquire his Note and the Common Stock for investment solely for the Founder’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof.  The Founder has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Founder shall not transfer his Note and may transfer the Common Stock only after the initial public offering of Purchaser and only in compliance with this Agreement and any other Transaction Agreements, including the Registration Rights Agreement.

(b)

Disclosure of Information.  The Founder has received all the information he considers necessary or appropriate for deciding whether to obtain his Note as consideration in the Stock Purchase (and any Common Stock into which his Note may be converted).  The Founder has had an opportunity to ask questions and receive answers from Purchaser regarding his Note and the Common Stock and the business, properties, prospects and financial condition of Purchaser and its Affiliates.  The Founder acknowledges that neither Purchaser nor any other Person is making or has made any representation or warranty with respect to (x) the Common Stock or the business of Purchaser or their Affiliates, except as provided in Section 5.05, or (y) his Note, except to the extent that his Note is a Transaction Agreement, and accordingly is the subject of representations in this Agreement.  The Founder acknowledges that he is not relying on any Person in making his investment or decision to invest in his Note or the Common Stock.

(c)

Investment Experience and Status.  The Founder acknowledges that he is able to fend for himself, can bear the economic risk of owning his Note and the Common Stock, and has such knowledge and experience in investing in companies at Purchaser’s stages of development and in financial or business matters that he is capable of evaluating the merits and risks of owning his Note and the Common Stock.  The Founder acknowledges that he is able, without materially impairing his financial condition, to hold his Note and the Common Stock for an indefinite period of time and to suffer a complete loss of his investment.  The Founder is an “accredited investor” as such term is defined in Section 501 under Regulation D.

(d)

Restricted Securities.  The Founder understands that the Common Stock (and, to the extent it constitutes a security, his Note) are characterized as “restricted securities” under the federal securities Laws in that they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Common Stock and his Note may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, the Founder is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  THE FOUNDER UNDERSTANDS AND ACKNOWLEDGES THAT AN INVESTMENT IN HIS NOTE AND PURCHASER’S AND/OR ITS AFFILIATES’ SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS INVESTMENT.  The Founder understands that his Note and the Common Stock have not been and, except pursuant to the Registration Rights Agreement, will not be registered under the Securities Act and have not been and will not be registered or qualified in any state, and thus the Founder will not be able to resell or otherwise transfer his

EXECUTION COPY

Note or Common Stock unless they are registered under the Securities Act and registered or qualified under applicable state securities Laws, or an exemption from such registration or qualification is available.  The Founder has no immediate need for liquidity in connection with this investment, and does not anticipate that the Founder will be required to sell his Note or the Common Stock in the foreseeable future.

Section 4.07

Business.  Except as set forth in Schedule 4.07, the Founder and his Related Persons do not own or operate, either directly or indirectly through entities other than the Company or its Subsidiaries, any assets used, useful or held for use in the Business or any other business of the Company or any of its Subsidiaries.  None of the Founder or any of his Affiliates or Related Persons directly or indirectly engages in the Business or any business comparable to or substantially similar in purpose or that may compete with the Business or any other business of the Company or any of its Subsidiaries, except to the extent of the Business of the Company and its Subsidiaries reflected in the Unaudited Financial Statements.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in the disclosure schedule attached to this Agreement (the “Purchaser Disclosure Schedule”), the parts of which are numbered to correspond to the individual Section numbers of this Article 5, Purchaser represents and warrants to the Seller Parties as follows:

Section 5.01

Corporate Existence and Power.  Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of its state of incorporation.  Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction where the transaction of its business requires such qualification, except where the lack of such qualification would not prohibit or materially impair Purchaser’s ability to perform its obligations under this Agreement or to complete the Stock Purchase or the other Transactions in accordance with the terms of this Agreement and the other Transaction Agreements.  Purchaser has heretofore delivered to Sellers true and complete copies of the certificates of incorporation and bylaws of Purchaser as currently in effect.

Section 5.02

Corporate Authorization.  The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Agreements to which it is a party and the consummation by Purchaser of the Stock Purchase and the other Transactions are within their respective corporate powers and have been duly authorized by all necessary corporate action on the part of Purchaser.  This Agreement has been duly executed and delivered and each of the other Transaction Agreements to which Purchaser is or is to be a party will be duly executed and delivered prior to Closing by Purchaser, and this Agreement constitutes, and such other Transaction Agreements when executed will constitute, valid and legally binding agreements of Purchaser, enforceable in accordance with their respective terms and conditions, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and Laws governing specific performance, injunctive relief and other equitable remedies.

Section 5.03

Governmental Authorization.  The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Agreements and the consummation by Purchaser of the Stock Purchase and the other Transactions (a) require no action by or in respect

EXECUTION COPY

of, or filing with, any Governmental Body, except as required under the HSR Act, and (b) do not and will not (with or without notice or lapse of time) give any Governmental Body the right to (i) challenge the Transactions, (ii) exercise any remedy or obtain any relief under any Law to which Purchaser is subject, or (iii) revoke, suspend or modify any Consent by a Governmental Body, in each case except where the failure to act or file, or the triggering of such rights of Governmental Bodies or other Persons, would not reasonably be expected to prohibit or materially impair Purchaser’s ability to perform its obligations under this Agreement or to complete the Stock Purchase or the other Transactions in a timely fashion and in accordance with the terms of this Agreement and the other Transaction Agreements.

Section 5.04

Noncontravention.  Assuming receipt of the Consents set forth on Schedule 5.04, neither the execution and delivery by Purchaser of this Agreement and the other Transaction Agreements, nor the consummation by Purchaser of the Stock Purchase and the other Transactions, will (i) violate any provision of the charter, bylaws or other governing documents of Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to or result in any right of termination, amendment, cancellation, acceleration, payment or other remedy) under any of the terms of any Contract or obligation to which Purchaser is a party or result in the imposition of any Encumbrance upon Purchaser’s assets, or (iii) violate any Law applicable to Purchaser, except in each case for such violations, breaches, defaults or impositions that would not reasonably be expected to prohibit or materially impair Purchaser’s ability to perform its obligations under this Agreement or to complete the Stock Purchase or the other Transactions in a timely fashion and in accordance with the terms of this Agreement and the other Transaction Agreements.

Section 5.05

Valid Issuance of Common Stock.  The shares of Common Stock issuable upon conversion of the Notes, when issued, sold and delivered in accordance with the terms of the Notes for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be eligible for registration pursuant to the terms of the Registration Rights Agreement.

Section 5.06

Offering.  Subject to the truth and accuracy of the representations of the Sellers in Section 3.32 and of the Founders set forth in Section 4.05, the offer, sale and issuance of the Notes as contemplated by this Agreement is exempt from the registration requirements of the Securities Act.

Section 5.07

Proceedings and Orders.  There are no Proceedings pending or, to Purchaser’s Knowledge, threatened by, against, relating to or affecting Purchaser or its business, operations or assets, or which challenge or seek to prevent consummation of the Transactions or which would have a Material Adverse Effect on Purchaser.  Neither Purchaser nor any of its Subsidiaries is bound by or in default with respect to or, to Purchaser’s Knowledge, adversely affected by, any Order of any Governmental Body that would prohibit or materially impair the ability of Purchaser to perform its obligations under this Agreement or to complete the Stock Purchase or the other Transactions or pay the amounts due under the Notes in accordance with the terms of this Agreement and the other Transaction Agreements.

EXECUTION COPY

Section 5.08

Investment Representations.

(a)

Purchaser is acquiring the stock of the Company and the Target Subsidiaries for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such stock in violation of the Securities Act, any rule or regulation under the Securities Act, or any state securities Laws.

(b)

Without limiting any of the representations or warranties made by the Company or any other party herein or in any other document, Purchaser has had such opportunity as it has deemed adequate to obtain from management of the Company and its Subsidiaries such information about the business and affairs of the Company and its Subsidiaries as is necessary to permit Purchaser to evaluate the merits and risks of its investment in the Company and its Subsidiaries.

(c)

Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved in the purchase of the stock of the Company and its Subsidiaries and to make an informed investment decision with respect to such purchase.

(d)

Purchaser understands that the stock of the Company and its Subsidiaries has not been registered under the Securities Act or any other securities Laws and are therefore “restricted securities” within the meaning of Rule 144 under the Securities Act, and the stock of the Company and its Subsidiaries cannot be sold, transferred or otherwise disposed of unless it is subsequently registered under the Securities Act and applicable securities Laws, or an exemption from registration is then available.

Section 5.09

No Other Representations or Warranties of Seller Parties.  Purchaser acknowledges that none of the Seller Parties or any of their respective directors, officers, partners, employees, consultants, agents, counsel or advisors makes or has made any representation or warranty to Purchaser regarding the subject matter of this Agreement, except for the representations and warranties of the Seller Parties set forth in this Agreement and in the other Transaction Agreements and in any certificate or other document delivered pursuant to the terms of any thereof.  In particular, and without limiting the generality of the foregoing, Purchaser acknowledges that with respect to the information contained in the Confidential Offering Memorandum delivered to Purchaser by McFarland, Dewey & Co., LLC, the Company represents and warrants only that such information was based upon assumptions reasonably believed by the Company to be reasonable in the context of the Company’s history and current and reasonably foreseeable business conditions, in each case as of the date such information was prepared.

ARTICLE 6
PRE-CLOSING COVENANTS

Section 6.01

Consents and General Efforts.  Prior to the Closing:

(a)

The Parties shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper

EXECUTION COPY

or advisable under this Agreement and the other Transaction Agreements and applicable Laws to consummate and make effective the Transactions as soon as practicable, including preparing and filing all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, including in accordance with the HSR Act, with respect to the Transactions, and (ii) execute and deliver such documents, certificates and other papers as a Party may reasonably request to evidence the other Party’s satisfaction of its obligations hereunder.  Subject to applicable Laws relating to the exchange of information and in addition to Section 6.01(d), the Parties shall have the right to review in advance, and, to the extent practicable, each will consult the other on, all the information relating to the Company and its Subsidiaries or Purchaser, as the case may be, that appears in any filing made with, or written materials submitted to, any Third Party (including any Governmental Body) in connection with the Stock Purchase and the other Transactions.

(b)

Without limiting the generality of Section 6.01(a) as promptly as possible after the date of this Agreement, (i) each of the Seller Parties shall use his or its reasonable best efforts, at his or its expense, to obtain all Consents and make and deliver all filings and notices listed or required to be listed on Schedule 3.04 and Schedule 4.03 or otherwise necessary or advisable on the part of the Company or its Subsidiaries to consummate the Stock Purchase and the other Transactions, and (ii) Purchaser shall use its reasonable best efforts, at its expense, to obtain all Consents and make and deliver all filings and notices listed or required to be listed on Schedule 5.04 or otherwise necessary or advisable on the part of Purchaser to consummate the Stock Purchase and the other Transactions.  Notwithstanding the preceding sentence, Purchaser and Sellers have each borne one-half of all filing fees under the HSR Act and shall each bear one-half of all filing fees under other applicable foreign merger control or foreign investment Laws, if any, with respect to the Transactions.  The Seller Parties shall ensure that prior to the Closing all Domain Names identified in Schedule 3.01(d)(ii) are registered in the name of the Company or one of its Subsidiaries, with appropriate administrative contacts.  Each Party shall keep the other Parties reasonably apprised of the status of and consult with the other Parties with respect to his or its efforts with respect to obtaining such Consents or making such filings and notices, and shall promptly notify the other Parties of any notice from any Third Party of any potential objection or condition to providing any such Consent and of any indication that any such Consent may be materially delayed.

(c)

Without limiting Section 6.01(a), each Party shall use its commercially reasonable efforts to avoid the entry of, or to have vacated or terminated, any Order that would restrain, prevent or delay the Closing or any of the Transactions.

(d)

Each Party shall keep the other Party reasonably apprised of the status of matters relating to the completion of the Stock Purchase and the other Transactions and work cooperatively in connection with obtaining all required Consents of any Governmental Body (whether domestic, foreign or supranational).  In that regard, each Party shall, without limitation:  (i) promptly notify the other Party of, and if in writing, furnish the other Party with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Body with respect to the Stock Purchase and the other Transactions, (ii) permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Body with respect to the Stock

EXECUTION COPY

Purchase and the other Transactions, (iii) not participate in any meeting with any such Governmental Body with respect to the Stock Purchase and the other Transactions unless it consults with the other Party reasonably in advance and to the extent permitted by such Governmental Body gives the other the reasonable opportunity to attend and participate thereat, (iv)  furnish the other Party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Body with respect to this Agreement, any other Transaction Agreement, the Stock Purchase and the other Transactions, and (v) furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Body.

(e)

Notwithstanding anything herein to the contrary, Purchaser shall not be required to (i) agree to any material changes in, or the imposition of any material condition on, any of its Affiliates’ (including, after the Closing, the Company’s and its Subsidiaries’) assets, properties or rights, or any Permit or otherwise with respect to the Business as a condition to obtaining any Consent; or (ii) dispose of or hold separate any of its or its Affiliates’ (including, after the Closing, the Company’s and its Subsidiaries’) properties, assets or rights, take any action or agree to any limitation with respect to its or its Affiliates’ (including, after the Closing, the Company’s and its Subsidiaries’) ability to conduct the Business or any other business, expend any material funds or incur any other material burden, or litigate, in order to comply with this Section 6.01, and the Seller Parties shall not, and shall not allow any of the Company’s Subsidiaries to, take any action with any of the foregoing effects without the prior written consent of Purchaser.

Section 6.02

The Company’s Conduct of the Business Prior to Closing.  Except as required by applicable Law or to the extent consented to in writing by Purchaser, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Seller Parties shall cause the Company and each of its Subsidiaries to (a) conduct their business, including the Business, in the Ordinary Course of Business, (b) use commercially reasonable efforts to preserve their assets, properties and rights, (c) pay all debts and Taxes when due, except for those Taxes contested in good faith and for which adequate reserves have been established in the Unaudited Financial Statements, as set forth on Schedule 3.06(a) or with respect to which the good faith dispute arose after the date hereof, (d) consult with Purchaser as to the status of and its strategy in pending Proceedings; provided, that in connection with the pending FTC matter described in Schedule 3.15(a)(i), the Seller Parties may cause the Company to enter into a settlement Order in substantially the form previously provided to Purchaser, and (e) use all commercially reasonable efforts, consistent with past practices and policies, to preserve intact the business organization, keep available the services of the Management Persons and other key Business Employees and preserve its relationships with key customers, Marketing Affiliates, suppliers, distributors, licensors and licensees of, and others having business dealings with, the Company and its Subsidiaries.

Section 6.03

Restrictions on the Company’s Conduct Prior to Closing.  Without limiting the generality of Section 6.02, from the date of this Agreement until the Closing Date, without the prior written consent of Purchaser (which will not be unreasonably withheld, delayed or conditioned as to subparagraphs (c), (f), (g), (v) and (w)), the Company shall not, and shall cause its Subsidiaries not to:

EXECUTION COPY

(a)

Acquire all or any substantial portion of the assets, liabilities, or business of any other Person, by merger or consolidation, stock purchase or asset purchase or any other transaction structure;

(b)

Sell, transfer or otherwise dispose of any of its assets, or lease, license or otherwise encumber any of its assets, other than in the Ordinary Course of Business or otherwise pursuant to Section 6.17;

(c)

Take any action not, prior to the date of this Agreement, announced to the customers, Marketing Affiliates, suppliers or distributors of the Company or its Subsidiaries and disclosed in writing to Purchaser, including providing promotions, coupons, discounts or price increases, or change or announce any change to any services sold or provided by the Company or its Subsidiaries;

(d)

Make or enter into any Contracts with another Person, except on commercially reasonable terms in the Ordinary Course of Business;

(e)

Knowingly violate any Law or Order in any material respect;

(f)

Knowingly violate in any material respect or terminate or amend any Material Contract or Permit;

(g)

Commence, abandon or settle a Proceeding other than settlements of Proceedings listed on Schedule 6.03(g), in each case on terms no less favorable to the Company than those indicated in such schedule;

(h)

Purchase, lease, license or otherwise acquire any assets, except for supplies necessary to operate the Business in the Ordinary Course of Business;

(i)

Make any capital expenditure in excess of $50,000 individually or $250,000 in the aggregate;

(j)

Write off as uncollectible, or establish any extraordinary reserves with respect to, any Account Receivables or other indebtedness in excess of $1,000 individually or $10,000 in the aggregate, or waive or release any right or claim in excess of $1,000 individually or $10,000 in the aggregate;

(k)

Provide any credit, loan, advance, guaranty, endorsement, indemnity, warranty or mortgage to any Person, including any of the customers, Marketing Affiliates, stockholders, officers, employees or directors of the Company, other than those made in the Ordinary Course of Business;

(l)

Borrow from any Person by way of a loan, advance, guaranty, endorsement, indemnity or warranty, or incur any borrowings under capital leases;

EXECUTION COPY

(m)

Discharge any Encumbrance, indebtedness or other Liability in excess of $10,000, except for Liabilities reflected or reserved against in the Unaudited Financial Statements and accounts payable in the Ordinary Course of Business;

(n)

Materially change its credit practices, accounting methods or practices or standards used to generate its financial statements or to maintain its books, accounts or business records, other than changes required for the change of the Company’s accounting methods from the cash method to the accrual method and the changes in Controls required to conform with GAAP;

(o)

Materially change the terms of its accounts or other payables or Accounts Receivable or take any action directly or indirectly to cause or encourage any acceleration or delay in the payment, collection or generation of its accounts or Accounts Receivable;

(p)

Other than as required with respect to the settlement order in substantially the form previously provided to Purchaser in connection with the pending FTC matter described in Schedule 3.15(a)(i) and the settlement actions with respect to specified litigation described on Schedule 6.03(g), enter into, create, incur or assume any Contract or obligations that would materially affect Purchaser’s ability to conduct any business of the Company and its Subsidiaries, including the Business, in substantially the same manner and condition as currently conducted by the Company or that could reasonably be expected to have the effect of prohibiting or impairing any past, present or future business practice of the Company or any of its Subsidiaries, or Purchaser or any of its Affiliates, or otherwise limiting the freedom of the Company or any of its Subsidiaries or of Purchaser or any of its Affiliates to engage in any line of business or to compete with any Person or bind Purchaser or any of its Affiliates with respect to its own customers, products or services, in any case either before or after the Closing;

(q)

Incur or become subject to any Liability, contingent or otherwise, except current Liabilities in the Ordinary Course of Business;

(r)

Other than as required with respect to the settlement order in substantially the form previously provided to Purchaser in connection with the pending FTC matter described in Schedule 3.15(a)(i), make any material change affecting the Company or any of its Subsidiaries, including the following, other than in the Ordinary Course of Business:  (i) changes in management organization or personnel, arrangements with marketing affiliates, sales brokers or advertising agencies, market research projects, or the content of advertisements; (ii) changes in discretionary costs, such as advertising, maintenance and repairs, research and development, and training; (iii) any capital expenditures other than as permitted by Section 6.03(i), or deferrals of capital expenditures; or (iv) changes in any of its business policies, including advertising, investments, marketing, pricing, purchasing, production, personnel, sales, budget or product acquisition policies;

(s)

Amend its articles of incorporation or bylaws or other organizational documents;

(t)

Issue, sell, dispose of or Encumber, or authorize the issuance, sale, disposition or Encumbrance of, any shares of its capital stock or grant, enter into or accept any options, warrants, convertible securities or other rights to acquire any shares of such capital stock or any other ownership interest in the Company or any of its Subsidiaries;

EXECUTION COPY

(u)

Declare, set aside or pay any dividend or distribution or make any direct or indirect redemption or repurchase of any of its outstanding equity interests, provided, that the Company shall not be prohibited by this Section 6.02Section 6.03(u) from declaring and paying dividends on its outstanding capital stock so long as such payments do not cause the Company as of the Closing to hold Unrestricted Cash (in addition to the Insurance Proceeds and Restricted Cash), in an amount less than $4,000,000;

(v)

hire any new employees (other than at-will employment of non-officer employees with salaries of less than $100,000 per year in the Ordinary Course of Business), (2) terminate any Management Person, (3) increase the annual level of compensation, other than increases of no more than 5% in the annual level of compensation of not more than 30 employees (but not including the Founders or the Management Persons) in the Ordinary Course of Business; provided that any such increases in the annual level of compensation pursuant to this clause (3) shall not exceed $100,000 in the aggregate, or (4)  make any other material change in employment or engagement terms of any Business Employees or Contractors, establish or adopt any Employee Benefit Plan, or grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any Business Employee, consultant, contractor or performer;

(w)

Adopt, materially amend or modify, or terminate any bonus, profit-sharing, incentive, severance or other Contract for the benefit of any of the Business Employees (or take any such action with respect to any other Employee Benefit Plan), except for amendments or modifications necessary to maintain the qualified status of any Employee Benefit Plan or otherwise comply with applicable Law, or make any severance payments to any Business Employee, except payments made pursuant to written Contracts outstanding as of the date of this Agreement;

(x)

Take any action that could reasonably be expected to cause the loss, lapse or abandonment of any Intellectual Property Rights or any Registered IP Assets, except in the Ordinary Course of Business and in the Company’s reasonable good faith judgment;

(y)

Make any material changes in the amount, type and scope of insurance coverage or cancel or fail to renew the Insurance Policies;

(z)

Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the statute of limitations applicable to any claim or assessment in respect of Taxes; or

(aa)

Enter into any Contract or otherwise agree to take any of the actions described in this Section 6.03, or take or agree to take any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect when made or at Closing or prevent it from performing or cause it not to perform its covenants hereunder.

EXECUTION COPY

Section 6.04

Actions Regarding IP Assets.  Except as required by applicable Law or to the extent consented to in advance and in writing by Purchaser, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date:

(a)

The Company shall, and shall cause its Subsidiaries to, make all payments and take such other actions as are necessary or advisable to obtain, maintain, perfect, preserve or renew any Registered IP Assets, including the payment of any registration, maintenance or renewal fees and the filing of any responses to office actions, affidavits of use, or other documents, applications or certificates; provided, that the Company may in its good faith reasonable judgment abandon trademark applications and registrations that it cannot maintain due to non-use;

(b)

The Company shall provide complete and accurate information to Purchaser about the status of any pending applications for Registered IP Assets and reasonably consult with Purchaser, and consider in good faith any reasonable suggestions of Purchaser, with respect to the prosecution of such applications;

(c)

The Company shall not, and shall not allow its Subsidiaries to, grant or agree to grant to any Third Party any license, covenant not to sue, immunity or other right with respect to or under the IP Assets, except non-exclusive licenses to Users to use the Company’s and its Subsidiaries’ products and services in the Ordinary Course of Business; and

(d)

The Company shall not, and shall not allow its Subsidiaries to, disclose or agree to disclose any Trade Secret included in the IP Assets other than in the Ordinary Course of Business consistent with a Contract containing valid and enforceable written confidentiality terms with an individual named on Schedule 3.11(d).

Section 6.05

Certain Notifications and Disclosure Schedules.

(a)

From the date of this Agreement until the Closing, each Party shall give prompt notice to the other Parties of:

(i)

Any event, fact, circumstance or action, which, if known by such Party on the date of this Agreement, would have been required to be disclosed by such Party in or pursuant to this Agreement, and any event, fact, circumstance or action that would be reasonably likely to cause any representation or warranty contained in this Agreement and made by such notifying Party to be untrue or inaccurate in any material respect when made or at the Closing;

(ii)

any material failure by such notifying Party to comply with or satisfy any material covenant or agreement to be complied with or satisfied by it hereunder;

EXECUTION COPY

(iii)

any circumstance which will result in, or could reasonably be expected to result in, the failure of such notifying Party to timely satisfy any of the conditions to Closing set forth in this Agreement; or

(iv)

to the extent that a Seller Party is the notifying Party, any circumstance or event that could reasonably be expected to have a Material Adverse Effect on the Company or the Business, or to the extent that Purchaser is the notifying Party, any circumstance or event that could reasonably be expected to have a Material Adverse Effect on Purchaser.

(b)

Prior to the date five (5) Business Days prior to the Closing, the Seller Parties shall have the right to provide to Purchaser a written update to the schedules referred to in Article 3 comprising the Company Disclosure Schedules.

(i)

In determining the accuracy of the representations and warranties contained in Article 3 for the purposes of determining whether the condition specified in Section 8.02(a) has been satisfied, the Company Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any such update, except to the extent Purchaser and Sellers agree (which agreement Purchaser shall not unreasonably withhold or delay) to a reduction in the Purchase Price that compensates Purchaser fully for any Loss associated therewith; provided, that in no event will the Company Disclosure Schedules be updated with any new information which results in any Loss or potential Loss or Purchase Price reduction of greater than $1,000,000 in the aggregate.

(ii)

In determining the application or amount of any indemnity pursuant to this Agreement, the Company Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in such update, unless the Transactions are consummated, in which case any and all written updates with respect to which a Purchase Price reduction has been agreed and effected pursuant to clause (i) shall be deemed to have amended and supplemented the representation or warranty contained in this Agreement and the Company Disclosure Schedule.

(iii)

No update to the Company Disclosure Schedule shall have any effect except as provided in clauses (i) and (ii) above.  None of the Seller Parties shall have any other right to amend, supplement or otherwise modify the Company Disclosure Schedule.

Section 6.06

Publicity.  Neither Purchaser nor any Seller Party will issue any press release or make or disseminate any other public announcement concerning the existence of this Agreement or any other Transaction Agreement or the terms of the Transactions without the approval of the Sellers’ Representative, in the case of Purchaser, or Purchaser, in the case of any Seller Party; provided, that Purchaser shall be entitled to make any public announcement or other disclosure legally necessary or advisable in connection with any public offering of the securities of Purchaser or any of its Affiliates; and provided, further, that each Party may make informal disclosures to a limited number of its employees incidental to carrying out or preparing for this Stock Purchase; and provided, further, that each Party may make disclosures to the general

EXECUTION COPY

population of its employees following reasonable consultation with Sellers, in the case of disclosures to be made by Purchaser, or Purchaser, in the case of disclosures to be made by any Seller Party.  Each Party agrees that it will promptly review any and all such press releases from the other Party and will not unreasonably delay its consent nor unreasonably withhold its consent.

Section 6.07

Access and Information.

(a)

The Seller Parties shall permit, and shall cause each of the Company’s Subsidiaries to permit, Purchaser and the Representatives of Purchaser (including legal counsel and accountants) to have upon reasonable notice access to all properties, premises, books, records (including Tax records), Contracts, financial statements, accountants’ work papers, documents, suppliers, and other Persons having business relationships with the Company and its Subsidiaries, other than customers, those suppliers who purchase key words for the Company, and Marketing Affiliates; provided, that communications with suppliers and other Persons shall include the Company (so long as the Company is reasonably available at times suggested by Purchaser or at times reasonably suggested by the Company) and the Company shall use its reasonable best efforts to cause such Persons to communicate with Purchaser but cannot guarantee that such Persons will communicate with Purchaser.  The Seller Parties shall, and shall cause the Company’s Subsidiaries to, compile and provide Purchaser and its representatives with such additional financial, operating and other data and information as Purchaser may reasonably request.  The Company shall provide copies of all such documents to Purchaser and its representatives promptly upon request.  During normal business hours, and with reasonable notice (which shall not require more than one day’s notice), Purchaser and its representatives also shall have access to the management and, with reasonable prior notice to the Company, employees of the Company and its Subsidiaries and to the Company’s other Representatives.  Each Party shall comply with its obligations under the Confidentiality Agreement.  No information or knowledge obtained in any investigation pursuant to this Section 6.07 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Transaction or any other rights hereunder.

(b)

For each month ending after the date of this Agreement, the Company shall deliver to Purchaser within fifteen (15) days of such month-end the following reports:  (i) a deferred income report showing the prepaid Subscription Services account in dollars and broken down by the categories listed on Schedule 6.07(b); (ii) a subscription accounts receivable report showing the subscription receivables in dollars; (iii) a report showing new memberships, renewals and reorders by the categories listed on Schedule 6.07(b) for each month; (iv) a report stating the aggregate approximate number of then-Users, setting forth separately the approximate number of then-current Subscribers, Members and Registrants for each Website; and (v) all deferred expenses, including all deferred expenses due to Marketing Affiliates and for marketing for prepaid subscriptions.  Each such report shall be true, correct and complete in all material respects.

(c)

The Seller Parties shall prepare in good faith and provide to Purchaser at least five (5) Business Days (but no more than ten (10) Business Days) prior to the Closing Date an update of the Preliminary Forecasts as of such date (the “Final Forecasts”).  With respect to

EXECUTION COPY

the Final Forecasts, the Seller Parties represent and warrant only that the Final Forecasts will represent the Seller Parties’ best estimates of the future consolidated performance through December 31, 2007 of the Company and its Subsidiaries, and will be based on and subject to estimates and assumptions that the Seller Parties believe are reasonable as of the date such information was prepared, and that the results of any business conducted by the Company and its Subsidiaries other than the Business will be de minimis as considered for financial statement reporting purposes.  To the extent that any estimate or assumption has changed since the Preliminary Forecasts set forth as Schedule 3.06(g), the Company shall summarize the differences in the estimates and assumptions and the reasons therefor.  Purchaser acknowledges that the preparation and submission of the Final Forecasts is not a guaranty by the Company that such results will be achieved by the Company.

(d)

Following delivery by the Company to the Disinterested Third Party of the Marketing Affiliate Data and the Search Engine Data pursuant to Section 3.23(a)(iii) and Section 3.23(d), the Disinterested Third Party shall (i) have access to the Marketing Affiliate Data and Search Engine Data in the form delivered by the Company, and (ii) have reasonable access to the Business Employees or such other Person who prepared the Marketing Affiliate Data and Search Engine Data to confirm that the materials delivered by the Company are reasonably consistent with the definitions of Marketing Affiliate Data and Search Engine Data set forth in this Agreement.  The Disinterested Third Party shall have the power to inform Purchaser whether or not it has received the Marketing Affiliate Data and Search Engine Data as required under this Agreement and to specify, by means that do not convey identities of Marketing Affiliates or specific techniques or methods forming part of the Search Engine Data, the deficiencies in such Market Affiliate Data and Search Engine Data.

Section 6.08

WARN.  The Company shall not, at any time within the 90-day period prior to the Closing Date, effectuate a “plant closing” or “mass layoff” as those terms are defined in WARN or any other similar triggering event under similar Laws, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company and its Subsidiaries.

Section 6.09

Financial Statements and Audit.

(a)

The Company shall prepare as soon as reasonably practical after the date of this Agreement:

(i)

audited consolidated and combined balance sheets as of December 31, 2006 and 2005, and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, for the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004; and

(ii)

auditor-reviewed unaudited consolidated and combined balance sheets, and the related auditor-reviewed unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, as of and for the quarters ended March 31, 2007 and June 30, 2007 and as of and for the month ended July 31, 2007.

EXECUTION COPY

(Such financial statements described in clause (i) and (ii) hereof, as so audited, or auditor-reviewed, as the case may be, the “Audited Financial Statements” and, together with the Unaudited Financial Statements, the “Financial Statements”.)

(b)

The Company will deliver as promptly as practicable after the end of each calendar month, and in any event within 30 days, unaudited financial statements of the Company and its Subsidiaries that conform to the requirements of the Unaudited Financial Statements delivered prior to the date of this Agreement as described in Section 3.06.

(c)

The Company shall maintain and comply with the Controls, and in conjunction with the conversion of the Company’s accounting method to the accrual basis, prior to the Closing the Company shall modify the Controls (subject to prior consultation with Purchaser) as necessary to support the preparation of financial statements in accordance with GAAP.  The Company shall discuss the Controls with Purchaser and any comments Purchaser may make with respect to the Controls.

Section 6.10

Maintenance of Leased Real Property.  The Company shall, and shall cause its Subsidiaries to, maintain the Leased Real Property, including all buildings, structures, easements, appurtenances, improvements and fixtures located on the Leased Real Property, in substantially the same condition as of the date of this Agreement, ordinary wear and tear excepted, and shall not remove any of the existing Tangible Personal Property, without the prior written consent of Purchaser, not to be unreasonably withheld, delayed or conditioned.

Section 6.11

Alternative Transactions.

(a)

During the period from the date of this Agreement to the earlier of (i) the Closing Date and (ii) the date this Agreement is terminated in accordance with its terms, each Seller Party shall not, and shall cause its Affiliates and Subsidiaries and its and their respective officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants and other agents (collectively, “Representatives”) not to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, provide any information to, or enter into any Contract or understanding with, any Person, other than Purchaser, concerning any Alternative Transaction.  For purposes of this Agreement, an “Alternative Transaction” is any purchase (including by license, other than any licenses entered into in the Ordinary Course of Business that are not, individually or collectively, material to the Business) of any assets of the Company or any its Subsidiaries or of all or any portion of the Business or any equity securities of the Company or any of its Subsidiaries (including any Disposition of any such equity securities) (whether from the Company or any of its Subsidiaries or from either Seller or Founder or any of their respective Affiliates) or any other transaction that would be inconsistent with any of the Transactions.  Each Seller Party shall immediately cease and cause to be terminated any and all contacts, discussions and negotiations with Third Parties regarding any of the foregoing.

(b)

The Company shall notify Purchaser as soon as practicable (and in any event within 48 hours) if any Person makes any proposal, offer, inquiry to, or contact with, the Company or any of its Representatives or either Seller or Founder with respect to an Alternative Transaction, which notice shall describe in reasonable detail the identity of any such Person and

EXECUTION COPY

the substance and material terms of any such contact and the material terms of any such proposal and shall include copies of any written materials provided by any such Person.

(c)

The Seller Parties shall, and shall cause the Company’s Subsidiaries to, use their reasonable best efforts to enforce the terms and conditions of any confidentiality agreement entered into with any Person other than Purchaser with respect to any Alternative Transaction.  Promptly upon receipt of a written request from Purchaser but not before, the Seller Parties shall, and shall cause the Company’s Subsidiaries to, request in writing each such Person (and their agents and advisors) in possession of Confidential Information about the Company or any of its Subsidiaries to return or destroy such information; provided, that no such request need be made after the date of this Agreement if a similar request was made in writing after March 8, 2007, unless the Seller Parties obtains actual knowledge that any such Person has continued to hold Confidential Information despite such request, in which case the Company shall notify Purchaser and shall request in writing again that such Person return or destroy such information.

(d)

Any breach of this Section 6.10 by any Representative of the Company, any of its Subsidiaries, the Sellers or the Founders shall be deemed a breach by the Company of this Agreement.

Section 6.12

Related Party Agreements.

(a)

Intercompany Accounts and Contracts; Upstream Guaranties.  At or prior to the Closing, the Company shall (i) pay or cause to be paid to each of its Subsidiaries all amounts owing by the Company and its Affiliates to its Subsidiaries, if any; and (ii) if requested by Purchaser prior to Closing, terminate or cause to be terminated certain Contracts identified by Purchaser and listed on Schedule 3.21(c), and shall cancel or cause to be cancelled certain guaranties and security interests given by any Subsidiary on behalf of the Company or any of its Affiliates, in each case except as otherwise mutually agreed by the Company and Purchaser.

(b)

Transaction Bonuses and Expenses.  As of the Closing, the Company shall pay or cause to be paid (i) to each Person executing a Release all amounts then owing by the Company and its Subsidiaries pursuant to any Contract listed on Schedule 3.13(a)(xviii), if any, and (ii) (x) all costs and expenses of the Company and its Subsidiaries incurred in connection with this Agreement and the other Transaction Agreements, including all fees and expenses of McFarland Dewey and Co., Inc., and all legal counsel, accountants and other advisors and Representatives of the Company and its Subsidiaries and (y) all payments accrued or incurred, or otherwise then owing or arising as a result of, the execution of this Agreement and the other Transaction Agreements or the consummation of the Stock Purchase and the other Transactions, including those listed, or required to be listed, in Schedule 3.05(c) or Schedule 3.13(a)(xviii) and the Transaction Bonuses, all in accordance with and subject to Section 6.18 below.

EXECUTION COPY

Section 6.13

Cooperation with Financing.  Each Seller Party shall, and shall cause its Subsidiaries and Affiliates and its and their respective Representatives to, provide to Purchaser and its Representatives all reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by Purchaser, including: participating in meetings, presentations and road shows (at Purchaser’s expense), and assisting with the preparation of related documentation (at Purchaser’s expense), including materials for rating agency presentations, private placement memoranda, bank information memoranda, business projections and similar documents;

(b)

using reasonable best efforts to cause the accountants engaged to perform work concerning the Company and its Subsidiaries to provide assistance and cooperation to Purchaser, including participating in drafting sessions and accounting due diligence sessions, providing consent to Purchaser to use their audit reports relating to the Company and, at Purchaser’s expense, providing any necessary “comfort letters”;

(c)

executing definitive financing documents, including pledge and security documents, subsidiary guarantees and other certificates, legal opinions or documents as may be reasonably requested by Purchaser (including certificates of the controller of the Company or any of its Subsidiaries with respect to solvency matters consistent with the representations and warranties made by the Company in this Agreement) and otherwise reasonably facilitating the pledging of collateral and the Financing; provided, that no obligation of the Company or any of its Subsidiaries under any such Contract shall be effective until the Closing has occurred;

(d)

as promptly as practicable, using commercially reasonable best efforts to furnish to Purchaser and its financing sources with all financial and other pertinent information regarding the Company reasonably requested by Purchaser;

(e)

taking all actions reasonably necessary to (i) permit any prospective lenders involved or potentially involved in the Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (ii) establish bank and other accounts and blocked account Contracts and lock box arrangements in connection with the foregoing; provided that no right of any lender, nor obligation thereunder of the Company or any of its Subsidiaries, shall be effective until the Closing has occurred; and

(f)

taking all corporate actions, subject to the occurrence of the Closing, reasonably requested by Purchaser to permit the consummation of the Financing and the direct borrowing or incurrence of all of the proceeds of the Financing.

Section 6.14

[Reserved].

Section 6.15

Bank Account Signatories.  Effective as of the Closing, the Sellers, except as otherwise specified by Purchaser, shall remove the Persons, if any, authorized to draw on or to have access to the Company’s or its Subsidiaries’ bank accounts listed on Schedule 3.27, and replace such Persons with the Persons identified by Purchaser no later than 10 Business Days prior to the Closing Date.

EXECUTION COPY

Section 6.16

Virtual Data Room.  As soon as practicable after the date hereof, and in any event no later than fifteen (15) Business Days after the date hereof, the Seller Parties shall have delivered to Purchaser one or more DVDs or CD-ROMs containing each of the documents in the Virtual Data Room as of the time of the execution of this Agreement, provided that thereafter the Seller Parties shall discuss with Purchaser any materials added to the Virtual Data Room after such time and prior to the Closing.

Section 6.17

Conveyance of Assets; License.  On or prior to the Closing Date, the Company shall transfer to each Founder or its designee, the assets identified with respect to such Founder on Schedule 6.17 which are currently owned by the Company and the Subsidiaries, which Schedule 6.17 shall be agreed between Purchaser and the respective Founders prior to the Closing Date and attached hereto.  In connection with the utilization of the assets transferred to either Founder or their respective designees as provided above, the Company agrees that from and after the date of such transfer such transferee shall have (x) an as-is (and without any maintenance obligations), worldwide, royalty-free, non-exclusive license for perpetuity for related Software and related confidential information and all other necessary intellectual property rights owned by the Company pursuant to a license to be agreed prior to Closing and (y) access for up to 60 days to the Systems of the Company previously used and necessary for the operation of such assets as previously used, to the extent (if less) then maintained by the Company, pursuant to procedures to be agreed prior to Closing (and provided that such access does not result in more than an immaterial marginal cost to the Company), subject in each case, however, to compliance by such transferee with the provisions of Section 7.06, as applicable.

Section 6.18

Transaction Bonus.

(a)

At least five (5) Business Days prior to the Closing, Sellers will notify Purchaser of the extent to which Sellers have elected to grant to Business Employees, Management Persons, Ira Rothken and Hal Friedman (collectively, the “Bonus Recipients”) a Transaction Bonus, which Transaction Bonus shall not exceed $10 million in the aggregate.  If Sellers shall have so notified Purchaser, any amounts to be paid to the Bonus Recipients as of the Closing will be paid by the Company, less applicable Tax withholdings, and the Purchase Price and the Closing Cash Payment will be reduced by a like amount; provided, that to the extent such Transaction Bonuses so deducted from the Purchase Price would be an accrued liability for purposes of determining Working Capital, such amounts will be excluded from the calculation of Working Capital.

(b)

At Sellers’ request prior to the Closing, the Company after the Closing shall pay the Bonus Recipients, less applicable Tax withholdings, additional amounts attributable to the Transaction Bonus (the “Post-Closing Transaction Bonus”), with the amounts and the intervals as to payment of such Post-Closing Transaction Bonus specified by Sellers at least five (5) Business Days prior to the Closing; provided, that such payments shall not be tied to any conditions other than such Bonus Recipients’ continued employment with the Company and following the Closing shall not otherwise be subject to any discretion on the part of Sellers.  The amount of any such Post-Closing Transaction Bonus will reduce the Purchase Price and the Closing Cash Payment at Closing by such amount, except that if any Bonus Recipient is no longer employed by the Company at the time the Bonus Recipient is to receive any portion of the Post-Closing Transaction Bonus, such amount will not be paid to such Bonus Recipient by the

EXECUTION COPY

Company and such amount instead will be paid to Sellers, and will then constitute an increase to the Purchase Price.  Purchaser will cause the Company to pay the Post-Closing Transaction Bonus to the Bonus Recipients in accordance with this paragraph and the instructions (consistent with the above) provided by the Sellers.

Section 6.19

Directors & Officers Tail Insurance.  At the request of Purchaser or the Sellers, the Company shall promptly purchase and maintain a six year tail to its Directors & Officers Liability Insurance Policy (Policy Number DE07AAFU) issued by Lloyds of London (or if such insurer does not offer a six-year tail period, the longest period less than six years that is so offered by such insurer).

Section 6.20

Guarantees.  Each Seller and Founder shall maintain the guarantees set forth or required to be set forth on Schedule 3.21(d) until the Closing Date, provided, that Sellers and Founders may terminate such guarantees prior to the Closing Date so long as such terminations do not (alone or in the aggregate) have any material adverse effect on the Company or its Subsidiaries.  Purchaser and each Seller and Founder shall use their commercially reasonable best efforts to cause such guarantees as of the Closing Date to be terminated or transferred over to a new guarantor or to otherwise provide for a new arrangement on terms reasonably acceptable to Purchaser.

ARTICLE 7
POST-CLOSING COVENANTS

Section 7.01

General.

(a)

Following the Closing, each Seller and Founder shall execute and deliver such further instruments of conveyance and transfer and take such additional action as Purchaser may reasonably request to effect, consummate, confirm or evidence the Transactions including with respect to obtaining and maintaining all Permits and Consents necessary or desirable in connection with the operation of the businesses of the Company and its Subsidiaries.

(b)

Each Seller and Founder shall not take or cause to be taken, directly or indirectly, any action which, individually or collectively, is designed or intended to discourage, or could reasonably be anticipated to have the effect of discouraging brokers, distributors, customers, suppliers, referral sources, Governmental Bodies, insurance companies, banks, lessors, consultants, salespersons, advisors and other business associates from maintaining the same business relationships with or relating to the Business after the date of this Agreement as were maintained with or relating to the Business prior to the date of this Agreement.  After the Closing, each Seller and Founder shall (i) refer all customer inquiries with respect to the Business to the Company, (ii) refer to the Company all inquiries relating to the Business; and (iii) promptly deliver to the Company (A) any mail, packages and other communications addressed to Sellers or Founders relating to the Business and (B) any cash or other property that Sellers receive and that properly belongs to the Company, including any insurance proceeds and payments with respect to Accounts Receivable.  None of Sellers or Founders shall take any action that would tend to diminish the value of the Business after the Closing or that would interfere with the business of the Company to be engaged in after the Closing, including

EXECUTION COPY

disparaging the name or business of the Company or Purchaser; provided, that this sentence shall not preclude any Seller or Founder from enforcing their rights under any Transaction Agreement.

Section 7.02

Employee Matters.  Following Closing, Purchaser shall cause the Company to maintain the Company’s benefit plans, including the Company’s plans under Code Section 401(k), with respect to Business Employees covered by such plans, as of the Closing Date until such time as Purchaser shall in its discretion cause the Company to adopt new benefit plans with respect to Business Employees or substitute such benefit plans with Purchaser’s pre-existing or other benefit plans; provided, that Business Employees’ benefits shall be provided without any waiting periods or pre-existing condition limitations (except to the extent that a waiting period was applicable with respect to the plans of the Company prior to Closing).  Purchaser and its Affiliates may cause the Company to condition the continued employment of any Business Employees on acceptance of the other terms and conditions applicable to Purchaser’s or such Affiliate’s similarly situated employees, including execution of a proprietary information and nondisclosure agreement satisfactory to Purchaser.  The foregoing shall not be construed to limit the ability of Purchaser or any of its Affiliates to cause the Company to terminate the employment of any employee (including any Business Employee) at any time and for any or no reason (but in the case of the Management Persons subject to the terms of the agreements with those persons).

(a)

The Company shall provide to Purchaser no later than three (3) Business Days prior to the Closing an updated version of Schedule 3.18(c)(i) setting forth information as of five (5) Business Days prior to Closing.  Without limiting the generality of the foregoing, as soon as practicable hereafter and in any event, no later than ten (10) Business Days prior to Closing and subject to applicable Law, the Company shall give Purchaser reasonable access to the personnel and other records of the Company and shall cooperate with Purchaser in arranging employee and contractor meetings and interviews.

(b)

Nothing contained in this Agreement, express or implied:  (i) shall be construed to establish, amend, or modify any benefit plan, program, Contract or arrangement of Purchaser, the Company or any of its Affiliates; (ii) shall alter or limit the ability of Purchaser, the Company or any of its Affiliates to amend, modify or terminate any benefit plan, program, Contract or arrangement at any time assumed, established, sponsored or maintained by any of them; (iii) is intended to confer upon any current or former employee or any other Person any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment; or (iv) is intended to confer upon any Person (including employees, retirees, or dependents or beneficiaries of employees or retirees) any rights as a third-party beneficiary of this Agreement.

Section 7.03

Non-Solicitation.  Each Seller and Founder agrees that for a period of five years following the Closing Date, he or it shall not, and he or it shall cause his or its Affiliates not to, directly or indirectly:

(a)

solicit or attempt to solicit (x) any Business Employee, or any other person employed by or engaged as a Contractor to the Company or any of its Subsidiaries at any time during the 12 months preceding the Closing Date, or (y) any then-current employee or individual contractor, or any person who has been an employee or contractor at any time within the then-

EXECUTION COPY

preceding twelve months (including in the case of contractors any legal Person which is controlled directly or indirectly by any such individual contractor), of Purchaser or any of Purchaser’s Affiliates (including after the Closing the Company and any Subsidiaries of the Company), to cease his or her relationship with Purchaser or any of Purchaser’s Affiliates or to become an employee, contractor or consultant or otherwise to provide services to any Person other than Purchaser and its Affiliates; or

(b)

to the fullest extent permitted by Law, hire or employ (x) any Business Employee, or any other person employed by or engaged as a Contractor to the Company or any of its Subsidiaries at any time during the 12 months preceding the Closing Date, or (y) any then-current employee or individual contractor of Purchaser or any of its Affiliates or any person who has been an employee or individual contractor of Purchaser or any of its Affiliates within the then-preceding twelve months (including in the case of contractors any legal Person which is controlled directly or indirectly by any such individual contractor);

provided, that (x) nothing in this Section 7.03 shall be deemed breached by any general advertisement for potential employees that is not directed at Purchaser’s or any of its Affiliates’ employees, (y) each Seller and Founder shall also have the right to hire any such Person whose employment or engagement has been terminated other than for cause by Purchaser or its Affiliates and (z) each Founder may, in their individual capacities, hire or employ Ira Rothken or Hal Friedman.  Nothing in this Section 7.03 shall be deemed to limit or modify the non-solicitation obligations of each Founder pursuant to the terms of his respective separate non-solicitation agreement.

Section 7.04

Tax Matters.

(a)

Tax Obligation.  The Seller Parties shall be liable for (i) all Taxes (or the non-payment thereof) of Company and its Subsidiaries for all Pre-Closing Tax Periods; (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Company and its Subsidiaries is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or foreign law or regulation; and (iii) any and all Taxes of any Person (other than the Company or any of its Subsidiaries) imposed on the Company or any of its Subsidiaries as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring on or before the Closing.  The Seller Parties shall reimburse Purchaser for any Taxes of the Company and its Subsidiaries which are the responsibility of the Seller Parties pursuant to this section within fifteen (15) Business Days after payment of such Taxes by Purchaser or the Company or its Subsidiaries.  The parties acknowledge and agree that the compensation deductions arising with respect to the payment of the amounts to be paid at or about the Closing as Transaction Bonuses shall be allocable to the taxable year of the Company that ends on or prior to the Closing Date.

(b)

Straddle Period.  In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income, receipts or payments giving rise to any withholding obligation of the Company or any of its Subsidiaries for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of

EXECUTION COPY

other Taxes of the Company and its Subsidiaries for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.  Each of the Sellers and Purchaser shall be liable for their respective portions of any Straddle Period Taxes.

(c)

Tax Returns.  Purchaser shall cause the Company and its Subsidiaries to prepare and file any and all Tax Returns of the Company and its Subsidiaries for all Tax periods ending on or before the Closing Date.  Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Company which are filed after the Closing Date.  Purchaser shall permit the Sellers’ Representative to review and comment prior to filing on each such Tax Return filed after the Closing Date which includes any period in the Seller Parties are subject to Tax.

(d)

Cooperation on Tax Matters.

(i)

Purchaser and the Seller Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this section and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(ii)

Purchaser and the Seller Parties further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).  Purchaser and the Seller Parties further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Code §6043 and all Treasury Regulations promulgated thereunder.

(e)

Certain Taxes.  All Transfer Taxes, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid one-half by Purchaser and one-half by Sellers when due and each Party shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns and other documentation as required by applicable law.  The expense of such filings shall be paid one-half by Purchaser and one-half by Sellers.

(f)

Section 338(h)(10) Election.  At Purchaser’s option, the Company, its Subsidiaries and each Seller Party shall join with Purchaser in making an election under Code Section 338(h)(10) (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of the Target Shares hereunder (collectively, a “338(h)(10) Election”).  The Seller Parties shall include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent required by applicable law.  The Seller Parties shall also pay any Tax imposed on the Company or its

EXECUTION COPY

Subsidiaries attributable to the making of the Section 338(h)(10) Election, including (i) any Tax imposed under Code Section 1374, (ii) any tax imposed under Reg. Section 1.338(h)(10)-1(e)(5), or (iii) any state, local or foreign Tax imposed on the Company’s or its Subsidiaries’ gain, and the Seller Parties shall indemnify Purchaser, the Company and its Subsidiaries against any Liability arising out of any failure to pay any such Taxes.

(g)

FIRPTA Certificates.  On or before the Closing Date, each Seller shall furnish to Purchaser a certificate issued pursuant to and in compliance with Treasury Regulation Section 1.1445-2(b)(2), certifying that it is not a foreign person and otherwise in form and substance reasonably satisfactory to Purchaser (the certificates described in this clause (g) substantially in form and substance reasonably satisfactory to Sellers and Purchaser, shall be collectively referred to herein as the “FIRPTA Certificates”).

(h)

Refunds.  After the Closing, all refunds actually received by Purchaser, the Company or its Subsidiaries in respect of Taxes paid prior to the Closing or in respect of the Pre-Closing Tax Period (except to the extent attributable to the carryback of any losses incurred by the Company or any Subsidiary after the Closing) shall be paid by Purchaser or the Company to Sellers promptly upon receipt (net of the pro-rata share of any and all expenses incurred by the Purchaser, the Company or any of its Subsidiaries in connection with receiving such refunds).  No such refund shall be used or applied to pay Taxes which may be due in respect of any period after the Closing Date; provided, that to the extent any such refund is required to be applied to Taxes in respect of any period after the Closing Date, such refund shall be treated as a refund received by Purchaser

Section 7.05

FTC Order.

(a)

On the date that is 120 days after the FTC Order Date, the Sellers shall pay the Company an amount, if any, equal to the sum of (x) the First Affiliate True-Up plus (y) the Second Affiliate True-Up; provided, that if the gross revenues of the Company and its Subsidiaries for the Pre-Order Period is equal to or greater than 97% of such revenues for the Post-Determination Period, then no payment shall be required under this Section 7.05.

(b)

For purposes of this Section 7.05, the following terms shall have the following meanings:

(i)

“Affiliate Revenues” means the average daily gross revenue on which the Significant Marketing Affiliates are entitled to be paid by the Company or its Subsidiaries.

(ii)

“Final FTC Order” means that certain order as required to comply with the FTC settlement described in Schedule 3.15(a)(i).

(iii)

“First Affiliate True-Up” means the product of (x) $300,000 and (y) the remainder of (i) one hundred multiplied by the number equal to one minus the quotient of Post-Order Revenues (as numerator) divided by the Pre-Order Revenues (as denominator) minus (ii) five; provided, that if the First Affiliate True-Up is a negative number, then the First Affiliate True-Up shall be equal to zero; provided, further that the First Affiliate True-Up shall not exceed a number greater than $2,000,000.

EXECUTION COPY

(iv)

“FTC Order Date” means the date the Final FTC Order is executed and delivered by the Company to the Federal Trade Commission.

(v)

“Retained Marketing Affiliates” means the Significant Marketing Affiliates that have agreed to be bound to the Final FTC Order and have Affiliate Revenues for the Post Determination Period equal to at least fifty percent (50%) of their Pre-Order Revenues.

(vi)

“Post-Determination Period” means the period starting on the date that is sixty (60) days after the FTC Order Date to the date that is ninety (90) days after the FTC Order Date.

(vii)

“Post-Order Period” means the period starting on the FTC Order Date and ending on the date that is sixty (60) days after the FTC Order Date.

(viii)

“Post-Order Revenues” means the Affiliate Revenues for the Retained Marketing Affiliates for the Post-Order Period.

(ix)

“Pre-Order Period” means the period starting thirty (30) days prior to the FTC Order Date and ending one (1) day prior to the FTC Order Date.

(x)

“Pre-Order Revenues” means the Affiliate Revenues for the Pre-Order Period.

(xi)

“Second Affiliate True-Up” means the product of (x) $800,000 and (y) the remainder of (i) one hundred multiplied by the number equal to one minus the quotient of Post-Order Revenues (as numerator) divided by the Pre-Order Revenues (as denominator) minus (ii) ten; provided, that if the Second Affiliate True-Up is a negative number, then the Second Affiliate True-Up shall be equal to zero.

(xii)

“Significant Marketing Affiliates” means the top 1,000 Marketing Affiliates as determined on the basis of Pre-Order Revenues.

Section 7.06

Non-Competition.

(a)

It is recognized and understood by the Parties that Sellers and the Founders and their Affiliates have a considerable amount of knowledge and goodwill with respect to the Business, which knowledge and goodwill are extremely valuable and which would be extremely detrimental to Purchaser if used or provided to third parties by Sellers or the Founders or their Affiliates to compete with Purchaser after the Closing.  It is, therefore, understood and agreed by the Parties that, as a material inducement to Purchaser to enter into this Agreement and the other Transaction Agreements, and to consummate the Stock Purchase and the other Transactions, Sellers and the Founders shall not, and shall not permit any of their Affiliates to, during the period through the third anniversary of the Closing, anywhere in the Territory, directly or indirectly, on its or his own behalf or on behalf of any other Person, engage in any conduct that competes with the Business or, without limiting the generality of the foregoing:

EXECUTION COPY

(i)

as an equity holder, principal, owner, investor, lender, guarantor, partner, joint venturer, consultant, agent, investor, director, officer or advisor or in any other capacity, own, engage in, manage, operate, control, plan, organize, participate in, advise, be employed by, consult with or render any services for any Person that is engaged in the Business; provided, that Sellers and the Founders and their Affiliates shall not be precluded from owning (as a passive investor, without any managerial or other elements of control and without any remuneration or compensation other than pro rata in accordance with his equity ownership) securities of corporations in an amount that shall not exceed (in the aggregate for each Founder and his respective Affiliates) 10% of the outstanding voting power (or, if less, economic interest) of any such corporation (but which in the case of Founder 1 and his Affiliates may not include any New Business in which Founder 2 participates pursuant to clause (c) below); or

(ii)

service or supervise the servicing of, divert or take away or attempt to divert or take away, or directly or indirectly call on or solicit or attempt to call on or solicit for the purpose of competing with or otherwise engaging in the Business any Persons who are or have been clients or customers of the Company or any of the Company’s Subsidiaries at any time during the twelve (12) month period immediately preceding the Closing Date.

(b)

Notwithstanding the foregoing provisions of this Section 7.06, after the first anniversary of the Closing Date, with respect to Founder 2 and his Affiliates only (and not with respect to any Affiliates of Founder 1), the restrictions set forth above in this Section 7.06 shall apply to online dating services, sexually explicit cam shows and businesses involving Adult Materials, rather than to the Business.  In addition, after such first anniversary Founder 2 shall be permitted to enter into the businesses otherwise restricted by this Section 7.06(b) so long as (x) prior to entering into any such business Founder 2 shall have entered into an agreement to conduct such business with the Company, or the Company shall have rejected Founder 2’s offer to conduct such business with the Company, in either case in accordance with clause (c) below, and (y) Founder 2 and his Affiliates shall in any event continue to comply with clause 7.06(a)(ii) above.

(c)

If after the first anniversary of the Closing Date, Founder 2 shall desire to commence or enter into a business or otherwise conduct activities that are otherwise restricted by Section 7.06(b) (collectively, the “New Business”), then Founder 2 shall first give written notice to the Company (the “Opportunity Notice”), which Opportunity Notice shall include (i) a description of the proposed New Business and (ii) the material terms and conditions upon which the New Business is to be conducted, including an offer to allow the Company to participate in such New Business on terms and conditions that are commercially reasonable and are at least as favorable to the Company as any terms being made available by Founder 2 to any other third party in connection with such New Business.  The Opportunity Notice shall include all material information regarding the New Business that is reasonably available to Founder 2 and in any event shall be sufficient to allow the Company to make a reasonable business decision with respect to its participation in the New Business.  For sixty (60) days following delivery of an Opportunity Notice, Founder 2 shall provide updated information, including with respect to any terms to be provided or offered to third parties, and, if so requested by the Company, Founder 2 shall negotiate in good faith to reach an agreement, on terms and conditions mutually agreeable to Founder 2 and the Company, pursuant to which the Company shall participate in the New Business.  If the Company has declined to enter into an agreement with Founder 2 providing for

EXECUTION COPY

the terms described above or has not responded upon the expiration of such sixty (60) day period, then Founder 2 shall be permitted to conduct the New Business as described in the Opportunity Notice.

(d)

For purposes of the foregoing, “Territory” shall mean anywhere in the world, including any city, county or other political subdivision of any state or part thereof in the United States or of any other country or other territory where the Company or any of its Affiliates is operating the Business or has or had any Users as of the Closing Date or at any time during the twelve (12) months preceding the Closing Date.

(e)

If any part of this Section 7.06 should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then the noncompetition and non-solicitation provisions in this Agreement are intended to and shall extend only for such period of time, in such area and with respect to such activities as are determined to be reasonable under and subject to applicable Law.

(f)

Each Seller and Founder has carefully read and considered this Section and, having done so, agrees that the restrictions set forth in this Section are fair and reasonable and are reasonably required for the protection of the interests of Purchaser in light of the activities and business of Purchaser and its Affiliates on the date of the execution of this Agreement and the current plans of Purchaser and its Affiliates.

Section 7.07

Confidentiality.

(a)

Following the Closing, each Founder and Seller shall (and shall cause its Affiliates to) hold all Confidential Information obtained from Purchaser or of or relating to the Company and its Subsidiaries, including their respective businesses (including the Business), in trust and confidence and shall not use or disclose any such Confidential Information to any third party, except (i) as provided in Section 7.07(b) or (ii) as necessary in legal Proceedings to enforce its rights hereunder or under any other Transaction Agreement, subject to such Founder or Seller’s compliance with the procedures set forth in Section 7.07(b).  Without limiting the generality of the foregoing, the Sellers and the Founders shall not use (and shall cause their Affiliates not to use) any Confidential Information of or relating to Purchaser or the Company and its Subsidiaries, including their respective businesses (including the Business) directly or indirectly to produce, distribute, sell, buy, manufacture and/or market any products, goods and/or services, including web page design or engineering.  Upon the request of Purchaser, Sellers and the Founders shall promptly return or deliver to the Company or destroy all documents and other manifestations containing or reflecting any Confidential Information of the Company or its Subsidiaries.

(b)

In the event that Sellers and the Founders or any of their Affiliates is required by Law to disclose any such Confidential Information, such Person shall (i) promptly notify the Company in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure (unless such notification is prohibited by applicable Law, in which case such Person shall notify the Company to the extent, if any, permitted by applicable Law), (ii) cooperate as the Company reasonably requests and at its expense to obtain an appropriate protective order or other remedy and (iii) disclose only that

EXECUTION COPY

portion, if any, of the Confidential Information as is required by Law.  Each Seller or Founder or its Affiliate may disclose Confidential Information to its attorneys, advisers and accountants who are advised of the obligations under this Agreement and have a binding obligation or professional duty to such Seller or Founder to protect the Confidential Information against unauthorized use and disclosure.

(c)

Unless expressly permitted in this Agreement or other Transaction Agreement, each Seller and Founder shall not, and each shall cause their Affiliates not to, use any Confidential Information of or relating to the Business or disclosed by Purchaser directly or indirectly to produce, distribute, sell, buy, manufacture and/or market any products, goods and/or services, including web page design or engineering.

(d)

The Confidentiality Agreement shall terminate at the Closing.

Section 7.08

Injunctive Relief.  The Parties agree and acknowledge that, in the event Sellers, the Founders or any of their Affiliates breaches or threatens to breach Section 7.03 (Non-Solicitation), Section 7.06 (Non-Competition) or Section 7.07 (Confidentiality), the damage to Purchaser and its Affiliates will be substantial and incapable of calculation in money damages, and that the remedy at law for any such breach is and will be inadequate.  The Parties further acknowledge and agree that strict enforcement of Section 7.03, Section 7.06 and Section 7.07 is necessary to ensure the preservation, protection and continuity of the Business, trade secrets and goodwill of the Company and its Subsidiaries as acquired by Purchaser in the Stock Purchase, and that, in furtherance of such purpose, the prohibition against competition and other restrictions imposed hereby is narrow, reasonable and fair.  Therefore, in the event of a breach or threatened breach by Sellers, the Founders or any of their Affiliates of these Section 7.03, Section 7.06 and Section 7.07, any of Purchaser and its Affiliates shall be entitled to equitable remedies without the obligation to post bond or other security in seeking such relief, including specific performance or temporary, preliminary or permanent injunctive relief restraining Sellers, the Founders and their Affiliates from violating these Section 7.03, Section 7.06 and Section 7.07.  Nothing contained in this Agreement shall be construed as prohibiting Purchaser or its Affiliates from pursuing any other remedies available to it for such breach or threatened breach.

Section 7.09

Further Limits on Disposition of Notes and Common Stock.

(a)

Further Limitations on Disposition.  Each Seller Party agrees not to make any Disposition of all or any portion of Notes except, with respect to Sellers, to the Founders and, with respect to each Founder, should such Founder so designate, to an estate planning vehicle wholly owned by such Founder and organized solely for the benefit of such Founder’s immediate family, or to the Founder’s heirs upon death of such Founder.  Each Seller Party further agrees not to make any Disposition of Notes or the Common Stock (including as provided in the preceding sentence) unless and until the transferee has agreed in writing for the benefit of Purchaser to be bound by this Section 7.09, and in any case:

(i)

There is then in effect a registration statement under the Securities Act covering such proposed Disposition and such Disposition is made in accordance with such registration statement; or

EXECUTION COPY

(ii)

(A) Such Seller Party shall have notified Purchaser of the proposed Disposition and shall have furnished Purchaser with a detailed statement of the circumstances surrounding the proposed Disposition and (B) if reasonably requested by Purchaser, shall have furnished Purchaser with an opinion of counsel reasonably satisfactory to Purchaser that such Disposition will not require registration of the Notes or the Common Stock under the Securities Act.

(b)

Legends.  It is understood that the certificates evidencing the Common Stock may bear one or all of the following legends:

(i)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

(ii)

THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICERS OF THE COMPANY.  SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

(iii)

Any legend required by applicable state securities laws.

(c)

Reliance by Purchaser.  Each Seller and Founder understands that the representations, warranties, covenants and acknowledgements set forth in Section 3.34, Section 4.05 and this Section 7.09 constitute a material inducement to Purchaser to enter into this Agreement.

(d)

Lock-Up Agreement.  Each Seller and Founder agrees that it or he will, if requested by any representative of the underwriters in connection with any registration under the Securities Act of the offering of any securities of Purchaser, not, directly or indirectly, during any period specified by such representative of the underwriters or by Purchaser not to exceed the lesser of (x) six (6) months from the date of Purchaser’s initial public offering and (y) the period during which the directors of Purchaser (or their Affiliate holding the subject securities) listed on Schedule 7.09(d) are contractually prohibited to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock:  (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by Seller or Founder or are thereafter acquired) (other than as permitted by the first sentence of Section 7.09(a)), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in

EXECUTION COPY

clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (the actions described in clause (i) or (ii) are “Dispositions”).  The underwriters in connection with the initial public offering of Purchaser are intended third-party beneficiaries of this Section 7.09(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(e)

Stop Transfer Instructions.  In order to enforce the foregoing restrictions on transfer and other agreements set forth above, Purchasers may impose stop-transfer instructions with respect to the Common Stock until the end of such period.  Any purported Disposition in violation of any of the foregoing provisions of this Section 7.09 or of Sections Section 3.34 or Section 4.05 shall be void ab initio and of no effect.

Section 7.10

Expenses.  Sellers shall pay promptly (or reimburse Purchaser promptly in the event the Company or its Subsidiaries have paid) any bill received by the Company and its Subsidiaries after the Closing relating to the expenses identified in Section 12.01.

Section 7.11

Directors’ and Officers’ Indemnification and Insurance.

(a)

In the event of any threatened or actual Proceeding in which any Person who is now, or has been at any time prior to the Closing, a director or officer of the Company or any of its Subsidiaries (the “D/O Indemnitees”) is, or is threatened to be, made a party thereto based in whole or in part on the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries, whether in any case asserted or arising before, on or after the Closing, the Company and its Subsidiaries shall, to the fullest extent permitted by Law, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification and exculpation agreements disclosed in Schedule 3.26 and any indemnification and exculpation provisions under the charter documents or the Company or its applicable Subsidiary, as the case may be, as in effect on the date hereof; provided, that notwithstanding anything herein or anywhere else to the contrary, no D/O Indemnitee shall be entitled to any indemnity from the Company or any affiliate of the Company as a result of any circumstance for which any Seller or Founder is obligated to indemnify any Purchaser Indemnified Party hereunder.

(b)

A D/O Indemnitee shall notify the Company of the existence of a Proceeding for which such D/O Indemnitee is entitled to indemnification hereunder as promptly as reasonably practicable after such D/O Indemnitee learns of such Proceeding; provided, that the failure to so notify shall not affect the obligations of the Company and its Subsidiaries under this Section 7.11 except to the extent such failure to notify actually prejudices the Company and its Subsidiaries.  The Company, at its expense, shall have the right to control the defense of the Proceeding with counsel selected by the Company and reasonably acceptable to the D/O Indemnitee.  The D/O Indemnitee and the Company and its Subsidiaries shall cooperate fully with each other in connection with the defense of any Proceeding.  No settlement of any such Proceeding may be made by the Company or any Subsidiary without the D/O Indemnitee’s consent, except for a settlement which requires no more than a monetary payment for which the D/O Indemnitee is fully indemnified.  No settlement of a Proceeding may be made by a D/O Indemnitee without the consent of the Company, unless such consent is unreasonably withheld, delayed or conditioned.

EXECUTION COPY

(c)

The provisions of this Section 7.11 are intended to be for the benefit of, and enforceable by, each D/O Indemnitee and such D/O Indemnitee’s estate, heirs and representatives, and nothing herein shall affect any indemnification rights that any D/O Indemnitee or such D/O Indemnitee’s estate, heirs and representatives may have under the organizational documents of the Company and the Subsidiaries, any Contract, applicable Law or otherwise.

(d)

The obligations of the Company and its Subsidiaries under this Section 7.11 shall continue in full force and effect for a period commencing as of the Closing and ending as of the later of (i) the six (6) year anniversary of the Closing and (ii) the date that all applicable statute of limitation periods have expired for any claim or claims for which a D/O Indemnitee may be entitled to indemnification under this Section 7.11; provided, that all rights to indemnification in respect of any claim for indemnification under this Section 7.11 asserted or made within such period shall continue until the final disposition of such claim.

Section 7.12

Books and Records.  For a period of at least six (6) years from the Closing Date, the Purchaser will cause the Company and its Subsidiaries to maintain a reasonable records retention policy.  After the Closing, each Seller, the Founders and their Representatives shall be entitled at all reasonable times to have reasonable access to and to make copies of the Books and Records and other information of the Company or any of its Subsidiaries as are reasonably necessary for financial reporting and accounting matters, including the preparation of Tax Returns and any litigation or dispute resolution; provided, that such access does not unreasonably interrupt the normal business operations of the Company or any of its Subsidiaries and that all Books and Records and other information of the Company or any of its Subsidiaries so accessed shall be deemed to constitute Confidential Information.

Section 7.13

Guarantees.  So long as any Seller or Founder is providing guarantees of any Liabilities or the performance of any Contract of the Company and any of its Subsidiaries, Purchaser will indemnify any such Seller or Founder in accordance with Section 10.03; provided, that such Seller or Founder do not make any payments under a guarantee outside the Ordinary Course of Business.

ARTICLE 8
CLOSING CONDITIONS

Section 8.01

General Closing Conditions.  The respective obligations of the Parties to effect the Closing are subject to the satisfaction of each of the following conditions, any of which may be waived in writing by Purchaser and the Sellers’ Representative:

(a)

Regulatory Approvals.  All required United States and foreign government or regulatory Consents and Permits, as applicable, shall have been received (including the expiration of any applicable HSR Act waiting periods), and any other required United States or foreign government or regulatory notifications (including employee notifications) shall have been made.

(b)

No Injunction or Decree.  There shall be no restraint, order or injunction issued by any Governmental Body preventing the consummation of the Stock Purchase or any other Transaction, and no statute, rule, regulation or order prohibiting or making the Stock Purchase or any other Transaction illegal.

EXECUTION COPY

Section 8.02

Conditions to the Obligations of Purchaser.  The obligations of Purchaser to effect the Closing are subject to the satisfaction of the following conditions, any of which may be waived in writing by Purchaser:

(a)

Representations and Warranties.  Each of the representations and warranties of the Seller Parties in this Agreement and the other Transaction Agreements that is qualified as to materiality (including Material Adverse Effect) shall be true and correct in all respects, and each other such representation and warranty shall be true and correct in all material respects, in each case both as and when made and at and as of the Closing Date as though made at and as of the Closing Date (unless otherwise expressly limited to a specific date or time period);

(b)

Covenants.  The Seller Parties have fully performed in all material respects all obligations and agreements required pursuant to this Agreement or any other Transaction Agreement to be fulfilled by them on or prior to the Closing Date;

(c)

Material Adverse Effect.  Since the date of this Agreement, there shall have been no change, event or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to the Company (provided, that no change, event or development resulting from the steps taken by the Company after the date hereof reasonably required to comply with the Final FTC Order shall be considered in determining whether a Material Adverse Effect has occurred with respect to the Company);

(d)

No Proceedings.  No Proceeding by any Governmental Authority shall have been commenced or threatened against the Company or any of its Subsidiaries or against Purchaser or any of its Affiliates (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions; or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Transactions or which could materially interfere with Purchaser’s ownership, operation or control of the Company or any of its Subsidiaries or any of their respective assets, properties or rights or all or any portion of their respective businesses, including the Business, after the Closing;

(e)

Diligence Review.  Purchaser shall have completed its review of the Company and its Subsidiaries and their respective businesses, including the Business, including the Company’s and its Subsidiaries’ condition, assets, Liabilities, operations, financial performance, net income and prospects, and shall be reasonably satisfied, in its sole discretion, with the results of its review;

(f)

Audited Financial Statements.  Purchaser shall have received, at least 5 Business Days prior to the Closing Date, the Audited Financial Statements, in form and substance reasonably satisfactory to Purchaser;

EXECUTION COPY

(g)

Final Forecasts.  The Seller Parties shall have delivered the Final Forecasts to Purchaser at least five (5) Business Days prior to Closing, which shall be in form and substance reasonably satisfactory to Purchaser;

(h)

[Reserved];

(i)

Books and Records.  The Seller Parties shall have provided access to Purchaser of the original Books and Records of the Company and its Subsidiaries;

(j)

Other Transaction Agreements.  The Seller Parties, as applicable, shall have executed and delivered each of the following documents and agreements, each in form and substance reasonably satisfactory to Purchaser:

(i)

Escrow Agreement.  An Escrow Agreement, executed by each Seller and each Founder and by the Escrow Agent;

(ii)

Releases.  A Release or updated Release, as applicable, dated as of the Closing Date, from each Seller, each Founder, and each Management Person and each Other Releasor, in each case in form and substance reasonably satisfactory to Purchaser;

(iii)

Legal Opinion.  Opinions of Founders’, Sellers’ and the Company’s counsel (including special California counsel) addressed to Purchaser in forms reasonably satisfactory to Purchaser;

(iv)

[Reserved];

(v)

Intercreditor Agreement.  Intercreditor Agreement(s), executed by Sellers and the other parties thereto, satisfactory to Purchaser’s lenders and containing reasonable terms and provisions customarily found in intercreditor agreements between holders of senior debt and holders of subordinated debt and otherwise acceptable to Purchaser;

(vi)

FIRPTA Certificates.  The FIRPTA Certificates;

(vii)

Registration Rights Agreement.  A Registration Rights Agreement, executed by Sellers, the Founders and the other parties thereto, containing reasonable terms and provisions customarily found in registration rights agreements and otherwise in form and substance satisfactory to Purchaser (the “Registration Rights Agreement”);

(viii)

Secretary’s Certificate.  A certificate of the duly appointed Secretary of the Company, certifying (A) the resolutions of the Company’s and the Target Subsidiaries’ respective Boards of Directors approving the Transactions; (B) the resolutions of the Company’s and the Target Subsidiaries’ respective shareholders approving the Transactions; (C) the certificates of incorporation of the Company and its Subsidiaries in force as of the Closing Date, (D) the Bylaws of the Company and its Subsidiaries in force as of the Closing Date, (E) the incumbencies of the Company’s signatories as may be reasonably requested by Purchaser, and (F) such other corporate documents of the Company and its Subsidiaries as Purchaser shall reasonably request;

EXECUTION COPY

(ix)

Insurance Proceeds Certificate.  A certificate of the Controller of the Company, certifying the amount of Insurance Proceeds, if any, held in cash or Cash Equivalents as of the Closing Date;

(x)

Working Capital Estimate.  The Working Capital Estimate, delivered at least five (5) Business Days prior to the Closing Date;

(xi)

Good Standing Certificates.  Certificates dated as of a date not earlier than 7 days prior to the Closing Date (or in the case of Subsidiaries that are not organized under U.S. law, such other date as the Sellers’ Representative and Purchaser may reasonably agree) as to the corporate good standing of the Company and each of its Subsidiaries, executed by appropriate governmental officials in each jurisdiction of organization for each such Person and each jurisdiction in which the Company or any Subsidiary is licensed or qualified to do business;

(xii)

Tax Clearance Certificates.  Tax clearance certificates or similar documents for the Company and each of its Subsidiaries in all applicable jurisdictions where such certificates may be obtained by companies in the normal course and without unreasonable delay;

(xiii)

Compliance Certificates.  A certificate of the chief executive officer and chief financial officer of the Company and of each Founder certifying compliance with the conditions set forth in subsections (a), (b), (c) and (d) of this Section 8.02;

(xiv)

Common Stock Certificates.  Each Seller shall have delivered to Purchaser free and clear of all Encumbrances and other restrictions on transfer, original stock certificates representing (x) all of the Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (y) all of the shares of the capital stock of each of the Company’s Subsidiaries (other than the Target Subsidiaries); and

(xv)

Other Conveyance Instruments.  Such other specific instruments of sale, transfer, conveyance and assignment as Purchaser may request;

(k)

Financing.  Purchaser shall have obtained financing, upon terms and conditions satisfactory to Purchaser, in such amounts as are required by Purchaser to consummate the Transactions, including payment of the Purchase Price and an amount of working capital reasonably satisfactory to Purchaser (the “Financing”);

(l)

Management.  None of the Founders or the Management Persons shall have provided notice of termination of employment with the Company prior to the Closing Date or indicated any intent not to accept or to revoke his or her acceptance of employment with or engagement as a consultant or contractor by Purchaser or one of its Affiliates on and after the Closing Date; and each Management Person shall have executed and delivered to Purchaser (i) an employment agreement and (ii) a proprietary information agreement, in each case in form and substance reasonably satisfactory to Purchaser;

(m)

Company Debt and Encumbrances.  Purchaser shall have received confirmation, in form reasonably satisfactory to it, that all outstanding indebtedness of the

EXECUTION COPY

Company and its Subsidiaries has been fully paid and discharged and that all Encumbrances on the Target Shares or on any assets, properties or rights of the Company or any of its Subsidiaries shall have been released, and that the Target Shares and all assets, properties and rights of the Company and its Subsidiaries accordingly are free and clear of all Encumbrances other than, in the case of assets, properties and rights of the Company and its Subsidiaries (other than the equity interests of any of the Company’s Subsidiaries), Permitted Encumbrances;

(n)

Consents.  The Seller Parties shall have obtained all of those Consents set forth or required to be set forth on Schedule 3.04 and Schedule 4.03 and all other material Consents otherwise required in connection the Transactions, in each case in writing and in form and substance reasonably satisfactory to Purchaser;

(o)

Resignations.  All directors and officers of the Company and its Subsidiaries (other than those specified in writing by Purchaser) shall have executed and delivered to Purchaser letters of resignation with respect to all directorial and officer positions of the Company and its Subsidiaries, each of which shall be effective upon acceptance by Purchaser;

(p)

Marketing Affiliate Data; Search Engine Data.  The Disinterested Third Party shall have delivered to Purchaser (i) the Marketing Affiliate Data, together with a legend indicating the formal name of each Marketing Affiliate described within the Marketing Affiliate Data, and (ii) the Search Engine Data; and

(q)

Documents.  Purchaser shall have received such other documents from the Seller Parties as Purchaser may reasonably request for the purpose of facilitating the consummation of the Transactions.

Section 8.03

Conditions to the Obligations of the Seller Parties.  The obligations of the Seller Parties to effect the Closing are subject to the satisfaction of each of the following conditions, any of which may be waived in writing by the Sellers’ Representative:

(a)

Representations and Warranties.  Each of the representations and warranties of Purchaser in this Agreement and the other Transaction Agreements that is qualified as to materiality shall be true and correct in all respects and each other such representation and warranty shall be true and correct in all material respects, in each case both as and when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (unless otherwise expressly limited to a specific date or time period);

(b)

Covenants.  Purchaser shall have fully performed in all material respects all obligations and agreements required pursuant to this Agreement or any other Transaction Agreement to be fulfilled by Purchaser on or prior to the Closing Date;

(c)

Other Transaction Agreements.  Purchaser shall have executed and delivered all of the following documents and agreements:

(i)

Notes.  The Notes, substantially in the forms attached as Exhibit A;

EXECUTION COPY

(ii)

Escrow Agreement.  An Escrow Agreement, executed by the Escrow Agent, substantially in the form attached as Exhibit B;

(iii)

Intercreditor Agreement.  An Intercreditor Agreement, executed by Purchaser and the other parties thereto, in form and substance reasonably acceptable to Sellers;

(iv)

Purchaser’s Secretary’s Certificate.  A certificate of the duly appointed Secretary of Purchaser certifying (A) the resolutions of Purchaser’s Board of Directors approving the Transactions; (B) the certificate of incorporation of Purchaser in force as of the Closing Date; (C) the bylaws of Purchaser in force as of the Closing Date and (D) the incumbencies of Purchaser’s signatories as may be reasonably requested by the Sellers’ Representative;

(v)

Good Standing Certificates.  Certificates of good standing for Purchaser dated within 7 days prior to the Closing Date;

(vi)

Compliance Certificates.  A certificate of the chief executive officer and chief financial officer of Purchaser certifying compliance with the conditions set forth in subsections (a) and (b) of this Article 8.03;

(vii)

Registration Rights Agreement.  The Registration Rights Agreement, in form and substance satisfactory to Sellers, executed by Purchaser and the other parties thereto; and

(d)

Documents.  The Seller Parties shall have received such other documents from Purchaser as the Seller Parties may reasonably request for the purpose of facilitating the consummation of the Transactions.

ARTICLE 9
TERMINATION

Section 9.01

Termination.  This Agreement may be terminated and the Stock Purchase may be abandoned at any time prior to the Closing:

(a)

By mutual written consent of Purchaser and the Sellers’ Representative;

(b)

By either Purchaser or the Sellers’ Representative (on behalf of the Seller Parties) if:

(i)

The Closing shall not have been consummated on or before the later of (x) thirty (30) days after the delivery of the Audited Financial Statements to the Purchaser, but in any event no later than November 14, 2007 and (y) October 31, 2007; provided, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any Party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Stock Purchase to have been consummated on or before such date; or

EXECUTION COPY

(ii)

any Law shall have been enacted, promulgated or issued or deemed applicable to the Stock Purchase, or a Governmental Body shall have issued an Order or taken any other action, in each case which has become final and non-appealable, which in any case restrains, enjoins or otherwise prohibits the Stock Purchase, provided, that the right to terminate this Agreement under this Section 9.01(b)(ii) shall not be available to any Party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, such Law, Order or other action;

(c)

By Purchaser, if Purchaser is not in material breach of its obligations under this Agreement and the other Transaction Agreements, and if (i) at any time any of the representations and warranties of the Seller Parties in this Agreement or in any other Transaction Agreement become untrue or inaccurate such that Section 8.02(a) would not be satisfied, (ii) there has been a breach on the part of the Seller Parties of any of their covenants or agreements contained in this Agreement or any other Transaction Agreement such that Section 8.02(b) would not be satisfied, and, in both case (i) and case (ii), such breach (if curable) has not been cured within ten (10) Business Days after notice to the Company; or (iii) the Company has suffered a Material Adverse Effect;

(d)

By Purchaser, if any Law shall have been enacted, promulgated or issued or deemed applicable to the Stock Purchase or to the Business, or a Governmental Body shall have issued an Order or taken any other action, in each case which has become final and non-appealable, which in the reasonable judgment of Purchaser restrains, enjoins or impairs Purchaser’s ownership or operation of any material portion of the business of the Company and its Subsidiaries, including the Business, or otherwise is reasonably expected to dilute in material respects the benefits of the Transactions to Purchaser, provided, that the right to terminate this Agreement under this Section 9.01(d)) shall not be available to Purchaser if Purchaser’s willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, such Law, Order or other action; or

(e)

By the Sellers’ Representative (on behalf of the Seller Parties), if the Seller Parties are not in material breach of their obligations under this Agreement and the other Transaction Agreements, and if (i) at any time any of the representations and warranties of Purchaser in this Agreement or in any other Transaction Agreement become untrue or inaccurate such that Section 8.03(a) would not be satisfied, or (ii) there has been a breach on the part of Purchaser of any of its covenants or agreements contained in this Agreement or any other Transaction Agreement such that Section 8.03(b) would not be satisfied, and, in both case (i) and case (ii), such breach (if curable) has not been cured within ten (10) Business Days after notice to Purchaser.

Section 9.02

Effect of Termination.  Except as provided in this Section 9.02, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement (other than this Section 9.02, Section 9.03 (Agreed Audit Fees), Section 9.04 (Confidentiality Agreement), Section 12.01 (Expenses), and Section 12.04 (Entire Agreement), Section 12.06(Assignment) and Section 12.11 (Governing Law) through Section 12.15 (Construction), which shall survive such termination) will forthwith become void, and there will be no liability on the part of any Party or any of their respective officers or directors to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any willful and material breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

EXECUTION COPY

Section 9.03

Agreed Audit Fees.

(a)

If this Agreement is terminated other than pursuant to Section 9.01(e), the Company shall pay to Purchaser the Agreed Audit Fees if both:

(i)

On or prior to March 8, 2008, the Company and/or either Founder (or any of their successors or assigns) enters into a binding Contract with one of more Persons (other than Purchaser or its Affiliates) to consummate an acquisition of all or substantially all of the outstanding equity securities or all or substantially all of the assets of, or a leveraged recapitalization of, the Company or the Business by way of merger, consolidation, stock purchase, asset purchase or other similar transaction; and

(ii)

This Agreement has not been terminated due to Purchaser’s failure to satisfy the condition set forth in Section 8.02(k) (Financing); provided, that if Purchaser’s failure to satisfy such condition is primarily related to or arises from the fact or facts underlying Purchaser’s termination pursuant to this Article 9, the requirement of this subsection (ii) shall be deemed discharged and satisfied.

(b)

Payment of the Agreed Audit Fees shall be due within one Business Day of the execution of the agreement or the consummation of the acquisition described in subsection Section 9.03(a) above.

(c)

For purposes of this Section 9.03, “Agreed Audit Fees” means the actual fees and expenses, up to a maximum of $500,000, incurred by Eisner LLP or any successor accountant to perform annual audits and quarterly reviews of the Company’s consolidated financial statements for the fiscal years ending December 31, 2004, December 31, 2005, and December 31, 2006 and for each fiscal quarter in 2007 ending prior to the date of this Agreement.  The Agreed Audit Fees will be paid by Purchaser when due, subject to the reimbursement obligation of the Company provided in Section 9.03(a) above, if it becomes applicable.

Section 9.04

Confidentiality Agreement.  In the event of the termination of this Agreement in accordance with Section 9.01, the Confidentiality Agreement shall continue and remain in effect in accordance with its terms.

ARTICLE 10
INDEMNIFICATION

Section 10.01

Survival of Representations and Warranties.

(a)

The representations and warranties of the Parties in this Agreement or in any certificate, document or other instrument delivered pursuant to or in connection with this Agreement shall survive the Closing as follows:

EXECUTION COPY

(i)

except as provided in sub-sections (ii), (iii) and (iv) below, for a period of two (2) years after the Closing Date;

(ii)

the representations and warranties in Section 3.01(a), (b) and (c) (Corporate Existence and Power), Section 3.02 (Corporate Authorization), Section 3.05 (Capitalization),  (Founder Authority), Section 5.04 (Corporate Existence and Power) and Section 5.02 (Corporate Authorization) shall survive indefinitely;

(iii)

the representations and warranties in Section 3.03 (Governmental Authorization), Section 3.04 (Noncontravention) and Section 3.09 (Taxes) shall survive until 60 days following the expiration of the applicable statute of limitations; and

(iv)

The representations and warranties in Section 3.01(d) (Website/Domain Names), Section 3.10(c) and (d) (Title to Assets), Section 3.11(f) (Title to IP Assets), Section 3.11(m) (Privacy), Section 3.12(d) (Age of Subscribers and Users), Section 3.14 (Legal Compliance), Section 3.15 (Proceedings and Orders) and Section 3.16 (Record-Keeping Act; Content), Section 3.19 (Employee Benefit Plans), Section 3.20 (Environmental Matters), Section 3.32(a) (Sufficiency) and Section 4.06 (Founder Business), shall survive until the date two (2) years following the Closing Date.

The representations and warranties referred to in sub-sections (ii), (iii) and (iv) above are referred to collectively as the “Fundamental Representations”.  In each case, no claim for breach of such representations and warranties may be brought, and no action with respect thereto may be commenced, and no Party shall have any liability or obligation with respect thereto, unless the Indemnified Party has given written notice to the Indemnifying Party, specifying the breach of the representation or warranty claimed, on or before the expiration of the applicable survival period, in which case the right of the Party providing such written notice to assert its right to indemnification as to the matters so noticed shall not expire until the dispute is resolved under the terms of this Agreement.

(b)

Unless provisions herein specifically provide otherwise, the respective covenants, agreements and obligations of the Parties set forth in this Agreement or in any certificate, document or other instrument delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any party hereto, and the Closing, and each thereafter shall expire on the date that is 60 days following the expiration of the applicable statute of limitation.

Section 10.02

Indemnification of the Purchaser Indemnified Parties.  From and after the Closing Date, each of the Sellers and Founders, jointly and severally (but subject to the limits of Section 10.07 below), shall indemnify, defend and hold harmless Purchaser and each of its officers, equity holders, directors, employees, members, agents and Affiliates (the “Purchaser Indemnified Parties”) against any and all losses, Liabilities, costs, expenses (including interest, penalties, reasonable attorneys’ and independent accountants’ fees and disbursements and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and enforcement of its rights hereunder), damages, deficiencies, Taxes, fines, penalties, charges, assessments, judgments, settlements, demands, claims, actions, causes of action, and other obligations of any nature whatsoever (including exemplary, consequential, special, punitive and

EXECUTION COPY

similar damages), and interest on amounts payable at the prime rate from the date amounts actually have been expended or losses realized by the Purchaser Indemnified Parties as the result of any of the foregoing, whether or not involving a Third-Party Claim (collectively, “Purchaser Losses”), incurred or suffered by any such Purchaser Indemnified Parties directly related to, arising out of, or resulting from:

(a)

any inaccuracy of any representation or the breach of any warranty made by any Seller Party in this Agreement or in any other Transaction Agreement or in any certificate, document or other instrument delivered at or prior to Closing pursuant to or in connection with this Agreement;

(b)

any nonfulfillment of any covenant or agreement made by any Seller Party in this Agreement or any other Transaction Agreement or in any certificate, document or other instrument delivered at or prior to Closing pursuant to or in connection with this Agreement;

(c)

all Liabilities incurred by, or otherwise arising or accruing with respect to, the Company and its Subsidiaries prior to the Closing Date, other than the following Liabilities:

(i)

Liabilities reflected on, or included within the items included in, the Final Working Capital Statement;

(ii)

the deferred revenue Liabilities  as of the Closing Date, determined in accordance with GAAP consistent with the Unaudited Financial Statements; and

(iii)

Liabilities arising out of the performance of the Company’s or any Subsidiaries’ obligations under any Contract following the Closing and accrued after the Closing;

(d)

any loss, Liability or expense of the Sellers’ Representative;

(e)

the matter referenced in Schedule 10.02(e);

(f)

the Texas Tax Dispute;

(g)

the Fithian Dispute; and

(h)

any disputes with the Management Persons over Transaction Bonuses relating to Transaction Bonuses or other amounts claimed by them to be due in connection with the closing of the Stock Purchase and the other Transactions.

The Seller Parties acknowledge and agree that the Company and its Subsidiaries shall not be obligated to indemnify any Purchaser Indemnified Parties from and after the Closing Date and that none of Sellers and the Founders shall have any right of contribution or right of indemnity or any other right or remedy against the Company, its Subsidiaries, Purchaser or any other Purchaser Indemnified Party in connection with any of their indemnification obligations under this Agreement; provided, that the foregoing shall not affect payments to or defense of any D/O Indemnitee under any director and officers insurance policy held by the Company or its Subsidiaries.

EXECUTION COPY

Section 10.03

Indemnification of the Seller Indemnified Parties.  From and after the Closing Date, Purchaser and the Company (but subject to the limits of Section 10.07 below) shall indemnify, defend and hold harmless Sellers and the Founders and each of their respective officers, equity holders, directors, employees, members, agents and Affiliates (the “Seller Indemnified Parties”) against any and all losses, Liabilities, costs, expenses (including interest, penalties, reasonable attorneys’ and independent accountants’ fees and disbursements and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and enforcement of its rights hereunder), damages, deficiencies, Taxes, fines, penalties, charges, assessments, judgments, settlements, demands, claims, actions, causes of action, and other obligations of any nature whatsoever (including exemplary, consequential, special, punitive and similar damages), and interest on amounts payable at the prime rate from the date amounts actually have been expended or losses realized by the Seller Indemnified Parties as the result of any of the foregoing, whether or not involving a Third-Party Claim (collectively, “Seller Losses”), incurred or suffered by any such Seller Indemnified Parties directly related to, arising out of, or resulting from:

(a)

any inaccuracy of any representation or the breach of any warranty made by Purchaser in this Agreement or in any other Transaction Agreement or in any certificate, document or other instrument delivered at or prior to Closing pursuant to or in connection with this Agreement;

(b)

any guarantees executed by any Seller or any Founder in connection with Liabilities and Contracts of the Company and any Subsidiaries;

(c)

any nonfulfillment of any covenant or agreement made by Purchaser in this Agreement or any other Transaction Agreement or in any certificate, document or other instrument delivered at or prior to Closing pursuant to or in connection with this Agreement, including, without limitation, the failure to pay the Working Capital True-Up Payment; and

(d)

the matter referenced in Schedule 10.03(d).

Section 10.04

Third-Party Claims.

(a)

To make a claim for indemnification hereunder in connection with any Third-Party Proceeding, claim or demand (a “Third-Party Claim”), a Party making a claim for indemnification (an “Indemnified Party”) shall promptly in writing notify the party whom the Indemnified Party claims is required to indemnify the Indemnified Party (an “Indemnifying Party”) of such Third-Party Claim and the Indemnified Party’s claim for indemnification with respect thereto after obtaining actual knowledge of such Third-Party Claim; provided that failure to promptly give such notice will not relieve the Indemnifying Party of its indemnification obligations under this Article 10, except to the extent, if any, that the Indemnifying Party has actually been materially prejudiced thereby.

(b)

The Indemnifying Party will have the right to assume the entire control of the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party by written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party has received notice of the Third-Party Claim from the Indemnified Party, and

EXECUTION COPY

in case of a Third-Party Claim relating to Taxes, determination of the forum to contest the imposition of Taxes; provided, that the Indemnified Party may retain control of the defense of and be reimbursed for Losses in connection with any Third-Party Claim, to the extent that such Third-Party Claim (i)  requires immediate compliance or payment to avoid a material adverse effect on the Indemnified Party, (ii)  relates to or arises in connection with any Proceeding involving or potentially involving criminal penalties against it, or (iii) gives rise to a reasonable belief of the Indemnified Party that an adverse determination would be materially detrimental to or materially injure the Indemnified Party’s reputation or future business prospects.

(c)

If an Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnified Party shall be entitled to participate in the defense of the claim, provided that the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it unless either of the following apply:  (i) the employment of such counsel has been authorized in writing by the Indemnifying Party, or (ii) if the named parties to a Proceeding include both an Indemnifying Party and an Indemnified Party, and the Indemnified Party’s legal counsel has advised the Indemnified Party in writing, with a copy to the Indemnifying Party, that there may be one or more legal defenses available to such Indemnified Party that are materially different from or additional to those available to the Indemnifying Party and which could give rise to a conflict of interest that would make it inappropriate under applicable standards of professional conduct for the Indemnified Party and the Indemnifying Party to share common counsel.  If the event of either (i) or (ii) in the immediately preceding sentence, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party to represent the Indemnified Party, but in no event shall the Indemnifying Party be obligated to pay the costs and expenses of more than one such separate counsel (and other local counsel, as required) for any one Third-Party Claim.

(d)

If an Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party shall have the right to settle or resolve any such claim by a third party; provided, that any such settlement or resolution contemplated by any of the Sellers or Founders, as the Indemnifying Party, that involves any action or inaction by or other injunctive relief with respect to a Purchaser Indemnified Party other than the payment of money (which is paid in full by the Sellers or Founders, subject to the applicable conditions and limits contained in this Article 10) shall not be concluded without the prior written approval of such Purchaser Indemnified Party, which approval may be withheld, delayed or conditioned in such Purchaser Indemnified Person’s sole discretion; and provided, further, that any such settlement or resolution contemplated by Purchaser, as the Indemnifying Party, that involves any action or inaction by or other injunctive relief with respect to a Seller Indemnified Person other than the payment of money (which is paid in full by Purchaser, subject to the applicable conditions and limits contained in this Article 10) shall not be concluded without the prior written approval of such Seller Indemnified Person, which approval may be withheld, delayed or conditioned in such Seller Indemnified Person’s sole discretion.

(e)

If an Indemnifying Party does not assume the active defense of a Third-Party Claim or any litigation resulting therefrom within 30 days of receipt of notice of such Third-Party Claim from the Indemnified Party under Section 10.04(a) above, or such shorter period of time if the Third-Party Claim is a criminal matter requiring more immediate attention or entails a request for immediate injunctive relief, the Indemnified Party may defend against such claim in such manner as it reasonably deems appropriate.

EXECUTION COPY

(f)

The Indemnified Parties shall cooperate reasonably in good faith and in all respects with the Indemnifying Party (at the expense of the Indemnifying Party, except as to counsel unless provided above) and its representatives (including its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Third-Party Claim (and any appeal arising therefrom), including making available pertinent information within or under its control.  The Parties shall cooperate with each other in any notifications to and information requests of any insurers, and all costs and expenses incurred in such cooperation shall be borne by the Indemnifying Party.

Section 10.05

Indemnification of Other Claims.  A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by written notice to the Indemnifying Party within a reasonable time after discovery, or, as long as not materially prejudicial to the Indemnifying Party, any other time (but in any case subject to the survival periods described in Section 10.01) and will be resolved in accordance with this Agreement.

Section 10.06

Contingent and Potential Claims.  Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands; provided, the notice of such claim sets forth the basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made; and provided, further, that no claim otherwise timely made shall be deemed less than prompt if the Indemnified Party gives notice of such claim only after it has ripened from a potential or contingent claim into an actual claim.

Section 10.07

Limitations on Indemnification.  Notwithstanding anything herein to the contrary, the indemnification obligations of the Indemnifying Parties under this Article 10 shall be subject to the following limitations and conditions:

(a)

Indemnification by Seller Parties.

(i)

The Seller Parties shall have no indemnification obligation under Section 10.02(a), other than with respect to their Fundamental Representations, unless the cumulative amount of all Purchaser Losses exceeds $2,500,000, in which case the Purchaser Indemnified Parties shall be entitled to recover all Purchaser Losses (including all Purchaser Losses included within the $2,500,000 threshold).

(ii)

The Seller Parties’ cumulative liability for indemnification under Section 10.02(a), Section 10.02(c), and Section 10.02(e) through Section 10.02(h) shall not exceed:

1)

Except as described in clause (2) below, in the aggregate, $175,000,000; and

2)

with respect to the Fundamental Representations referenced in subsection 10.01(a)(ii), in the aggregate, the Purchase Price.

EXECUTION COPY

(b)

Indemnification by Purchaser.

(i)

Purchaser shall have no indemnification obligation under Section 10.03(a), other than with respect to their Fundamental Representations, unless the cumulative amount of all Seller Losses exceeds $750,000, in which case the Seller Indemnified Parties shall be entitled to recover all Seller Losses (including all Seller Losses included within the $750,000 threshold).

(ii)

The cumulative liability of Purchaser for indemnification under Section 10.03(a) and Section 10.03(d) shall not exceed:

1)

other than with respect to the Fundamental Representations and Section 10.03(d), in the aggregate, $15,000,000; and

2)

with respect to the Fundamental Representations and Section 10.03(d), in the aggregate, $50,000,000.

(c)

Notwithstanding anything to the contrary in this Agreement, the sole method of compensation against Sellers and the Founders for inaccuracies or breaches of representations and warranties or any other claims for relief against Sellers or the Founders related to the Stock Purchase under this Agreement shall be the indemnity and its limitations above, and Purchaser acknowledges that, to the extent of any claims or liabilities that total in excess of or are not covered by the limitation of indemnity provisions above, the Target Shares are being purchased “as is”, except in any case with respect to any claims for preliminary or permanent injunction or specific performance, it being agreed that in any event, the representations and warranties covered by Section 10.01(a)(i), Section 10.01(a)(iii) and Section 10.01(a)(iv) shall no longer survive at such time as Purchaser has recovered $175 million in Losses pursuant to this Article 10.  Further, for any claims or liabilities in connection with the Stock Purchase under this Agreement that total in excess of or are not covered by the indemnity provisions above (but not including those claims not in excess of and that are covered by the limitation of indemnity provisions above), Sellers and the Founders shall not be liable, in contract, tort, or otherwise, for incidental, consequential, indirect, exemplary, special, or punitive damages or attorneys’ fees and costs of any kind, or for the loss of revenue or profits, loss of business, loss of information or data, or other financial loss, arising out of or in connection with the use, inability to use, reliance upon, accuracy, performance, or failure of the representations and warranties, even if Sellers and the Founders have been advised of the possibility of such damages and regardless of whether such damages were foreseeable or not.  Purchaser hereby waives any and all rights to rescission, restitution (other than as provided above) and related relief.

(d)

Joint and/or Several.  Unless otherwise specified in this Agreement, the representations and warranties of the Founders in Article 4 shall be several and not joint and the representations and warranties of the Seller Parties in Article 3 shall be joint and several.

(e)

Materiality.  In view of the limitations on indemnification set forth in this Article 10, for purposes of determining the amount of such Loss, the representations, warranties and covenants of the Seller Parties set forth in this Agreement (or in any of the certificates or other instruments or documents furnished by any party pursuant to this Agreement) shall be considered without regard to any qualification based on “materiality” or “Material Adverse Effect.”

EXECUTION COPY

Section 10.08

Method of Asserting Claims.

(a)

Escrow.  All claims for indemnification pursuant to this Article 10 including with respect to the Final Working Capital Statement, shall be made in accordance with the provisions of the Escrow Agreement so long as it is by its terms applicable.  All claims for indemnification by a Purchaser Indemnified Party shall be satisfied first from the General Escrow Amount until it is wholly exhausted.

(b)

Right of Set-off.  Subject to the last sentence of Section 10.08(a), and without limiting any other rights hereunder, upon notice to the Sellers’ Representative specifying in reasonable detail the basis for a claim for indemnification hereunder, any Purchaser Indemnified Party may set off any amount of Losses to which it may be entitled under this Article 10 against amounts otherwise payable or owed to any Seller (or any successor or assign) under the Notes.  The exercise of such right of set-off by Purchaser in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Notes.

Section 10.09

Subrogation.  If (a) an indemnification payment for Losses is made to an Indemnified Party pursuant to this Agreement by or on behalf of an Indemnifying Party, and (b) the Indemnified Party has or may have a claim against a Third Party (including any insurer) in respect of such Losses, the Indemnifying Party shall be subrogated to the rights and claims of the Indemnified Party against such Third Party.  The Indemnifying Party shall not, however, have the right to collect aggregate payments from such Third Party in excess of the actual amount of the indemnification payment which is made on behalf of the Indemnifying Party with respect to such Losses.  The Indemnified Party will execute and deliver to the Indemnifying Party such documents and take such other actions as may reasonably be necessary to secure such rights, including the execution of documents necessary to enable the Indemnifying Party effectively to bring suit to enforce such rights.  The Indemnifying Party shall reimburse the Indemnified Party for any reasonable out-of-pocket cost incurred by it in connection with the Indemnifying Party pursuing its right herein to collect from such Third Party.

Section 10.10

Remedies Exclusive.  Except with respect to any preliminary or permanent injunction or specific performance, the remedies provided in this Article 10 shall be the exclusive remedies of the Parties hereto after the Closing in connection with the Stock Purchase that is the subject matter of this Agreement, including any breach or non-performance of any representation, warranty, covenant or agreement contained in this Agreement.

Section 10.11

Tax Treatment of Indemnity.  The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price.

Section 10.12

No Double Recovery.  No Indemnifying Party shall be liable under this Agreement to make any payment in connection with any claim for Losses made against any Indemnified Party by a Third Party to the extent that the Indemnified Party has otherwise actually recovered payment for such claim (under any insurance policy, agreement or otherwise), of the amounts otherwise indemnifiable hereunder.

EXECUTION COPY

Section 10.13

Sellers’ Representative.

(a)

Each Seller Party hereby appoints Founder 1 (together with his permitted successors, the “Sellers’ Representative”), as its or his true and lawful agent and attorney-in-fact, with respect to (1) determination of the Final Working Capital, (2) any claims (including the settlement thereof) made by an Indemnified Party for indemnification made pursuant to this Article 10, and (3) any and all other actions taken by the Sellers’ Representative related to this Agreement or the other Transaction Agreements or any of the Transactions, including, in furtherance thereof, to:  (i) give and receive notices and communications to or from Purchaser (on behalf of itself or any other Indemnified Party) and/or the Escrow Agent relating to this Agreement, the Escrow Agreement or the Transactions (except to the extent that this Agreement or the Escrow Agreement expressly contemplates that any such notice or communication shall be given or received by the Seller Parties individually); (ii) authorize deliveries to Purchaser of cash from the Escrow Amount in satisfaction of claims asserted by Purchaser as to the Final Working Capital Statement or any indemnification claims (on behalf of itself or any other Indemnified Party, including by not objecting to claims thereto); (iii) object to any claims by Purchaser to the Escrow Amount via set-off of the Notes; (iv) consent or agree to, negotiate, enter into settlements and compromises of, and agree to arbitration and comply with Orders with respect to such claims; (v) assert, negotiate, enter into settlements and compromises of, and agree to arbitration and comply with Orders with respect to, any other claim by any Indemnified Party against any such Indemnifying Party or by any Indemnifying Party against any Indemnified Party or any dispute between any Indemnified Party and any such Indemnifying Party, in each case relating to this Agreement, the Escrow Agreement or the Transactions; (vi) agree to amend on behalf of the Seller Parties this Agreement, the Escrow Agreement or any other Transaction Agreement; and (vii) take all actions necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing, in each case (except as otherwise specified) without having to seek or obtain the consent of any Person under any circumstance.

(b)

Notwithstanding the foregoing, to the extent that any issue arises as to the individual and several representations and warranties made by a Founder pursuant to Article 4 hereof, the Sellers’ Representative will take no actions with respect to any indemnification claims relating thereto without the prior written consent of the Founder making the relevant representations and warranties, which consent shall not be unreasonably withheld, delayed or conditioned; provided that, notwithstanding the foregoing, Purchaser and the other Purchaser Indemnified Parties shall be entitled to rely upon all statements of the Sellers’ Representative, without verifying whether any consent of a Founder was obtained or any other matter.

(c)

Founder 1 hereby accepts his appointment as Sellers’ Representative.

(d)

The Sellers’ Representative shall not be liable to any Indemnifying Party for any act done or omitted hereunder as the Sellers’ Representative while acting in good faith.  Sellers and Founders shall jointly and severally indemnify the Sellers’ Representative and hold him/her harmless against any loss, Liability or expense incurred without gross negligence or bad faith on the part of the Sellers’ Representative and arising out of or in connection with the

EXECUTION COPY

acceptance or administration of his duties hereunder.  To the extent that the Sellers’ Representative has reimbursable expenses, charges and liabilities under this Section 10.13, the Sellers’ Representative may be reimbursed in accordance with the Escrow Agreement for such amounts from funds that have been released from the Escrow for the benefit of Sellers and the Founders and are otherwise deliverable to them or via receipt of funds by Sellers from the Notes.

(e)

Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, Contract, consent, settlement, resolution or instruction of, the Sellers’ Representative shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, including as to the amendment of this Agreement or any other Transaction Agreement or any waiver hereunder or thereunder, Contract, consent, settlement, resolution or instruction of all the Seller Parties and shall be final, binding and conclusive upon each such Seller and Founder; and Purchaser, each other Indemnified Party and the Escrow Agent shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, Contract, consent, settlement, resolution or instruction.  Purchaser and each other Indemnified Party and the Escrow Agent are hereby relieved from any Liability to any Person for any acts done by them in accordance with any such notice, communication, decision, action, failure to act within a designated period of time, Contract, consent or instruction of the Sellers’ Representative.

(f)

Any and all claims and disputes between or among any Indemnified Party, the Sellers’ Representative and/or any one or more Indemnifying Parties relating to this Agreement or the Escrow Agreement or the Transactions shall in the case of any claim or dispute asserted by or against or involving any such Indemnifying Party (other than any claim against or dispute with the Sellers’ Representative), be asserted or otherwise addressed solely by the Sellers’ Representative on behalf of such Indemnifying Party (and not by such Indemnifying Party acting on its own behalf).

ARTICLE 11
DEFINITIONS

Section 11.01

Defined Terms.  When used in this Agreement, the following terms shall have the meanings set forth below:

“Accounts Receivable” means (i) all amounts receivable from the merchant banks responsible for processing the Company’s and its Subsidiaries’ credit card sales transactions, including transactions awaiting approval from the issuing bank or credit card system, and cash held by a merchant bank that has not been transmitted to the Company or its Subsidiaries for any reason whatsoever (for the avoidance of doubt, this does not include Restricted Cash), (ii) all trade accounts receivable and any other rights to payment from customers of the Company and its Subsidiaries, to the extent that such receivables are derived from the business of the Company and its Subsidiaries, and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company and its Subsidiaries, (iii) all other accounts or notes receivable relating to the business of the Company and its Subsidiaries, including the Business, and the full benefit of all security for such accounts or notes, and (iv) any claims, remedies and other rights primarily related to any of the foregoing;

EXECUTION COPY

provided that in no event shall any intercompany accounts, accounts receivables or other receivables due from the Company or its Affiliates be included as an Accounts Receivable.

“Adult Materials” means depictions or descriptions of nudity, sexually explicit conduct, erotica, and any and all and other adult-oriented materials designed or having an effect to titillate or otherwise appeal to sexual interest.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.  With respect to a trust or similar entity, “Affiliate” shall also include any beneficiary or trustee of such trust or entity.

“Agreed Audit Fees” has the meaning set forth in Section 9.03.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” has the meaning set forth in Section 6.10.

“Audited Financial Statements” has the meaning set forth in Section 6.09.

“Balance Sheet Date” has the meaning set forth in Section 3.08.

“Benchmark Capital Amount” has the meaning set forth in Section 1.02(a).

“Benefit Arrangement” means any employment, severance or similar Contract or arrangement or any plan, policy, fund, program or Contract or arrangement providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (a) is not an Employee Plan, (b) is entered into, maintained, administered or contributed to, as the case may be, by any member of the Seller ERISA Group and (c) covers any employee or former employee of any member of the Seller ERISA Group.

“Books and Records” means all books, records, accounts, files, papers, correspondence, databases, documents, papers and other documentation, on whatever medium, used or held for use by the Company and its Subsidiaries, including (x) all Section 2257 Records and including copies of any documents the Company or any of its Subsidiaries is legally required to retain and (y) general ledgers, spreadsheets, calculations, forms, etc., prepared by the Company and its Subsidiaries or its tax advisors used in the preparation of the Company’s or its Subsidiaries’ federal, state, local and foreign income Tax Returns.

“Business” has the meaning set forth in the recitals of this Agreement.

EXECUTION COPY

“Business Day” means any day of the year other than a Saturday, a Sunday, or other day on which commercial banks in San Francisco, California are authorized or required by Law to be closed.

“Business Employee” means any individual who, as of the Closing Date, is an employee of the Company or any of its Subsidiaries.

“Card Association” has the meaning set forth in Section 3.25.

“Cash Equivalents” means cash, checks, money orders, marketable securities, short-term instruments and other cash equivalents, funds in time and demand deposits or similar accounts, and any evidence of indebtedness issued or guaranteed by any Governmental Body.

“Closing” has the meaning set forth in Section 2.01.

“Closing Cash Payment” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 2.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 3.32.

“Company” has the meaning set forth in the Preamble.

“Company Disclosure Schedule” has the meaning set forth in Article 3.

“Confidential Information” includes but is not limited to, any information, strategies, concepts, ideas, affairs, technical data, trade secrets, computer programs and processes, design and engineering of websites, or know-how, including without limitation, that which relates to distribution, selling, methods of operation, research, products, services, customers, markets, processes, marketing, prices or pricing strategies and methods, affiliate payout strategies and methods or finances, and business contacts that are not generally known within the given industry of the Parties or by the public and which the Company or any of its Subsidiaries has not disclosed to Third Parties without a written obligation of confidentiality or other reasonable steps to protect its confidentiality.  (Business contacts includes, but is not limited to, names, addresses, telephone, facsimile or telex numbers, email addresses, vendor website credentials, customer lists, and contacts of banks, lending institutions, sellers, investors or their agents, credit agencies, investment companies or any development or investment projects or opportunities.)  The Parties further agree that the term “Confidential Information” does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of the Parties or their respective Affiliates, representatives or others who were under confidentiality obligations as to the item or items disclosed.  Until expressly agreed otherwise by the Parties, the existence of this Agreement, its terms and the negotiations and discussions concerning the Transaction are “Confidential Information.”

EXECUTION COPY

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, effective as of November 3, 2006 by and between Marc Bell Capital Partners LLC, Purchaser and the Company.

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Contaminants” has the meaning set forth in Section 3.11(o).

“Contract” means any agreement, lease, license, contract, commitment, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, covenant, assurance, understanding or undertaking (whether written or oral and whether express or implied) of any type, nature or description.

“Contractor” means a model, performer, or other contractor or consultant of the Company or any of its Subsidiaries.

“Controls” has the meaning set forth in Section 3.06(d).

“Copyrights” means all copyrights, mask work rights, Moral Rights, and similar or equivalent rights of authors, and all registrations and applications therefor.

“Database Rights” means all rights in databases, compilations and collections of data, and all registrations and applications therefor.

“Disinterested Third Party” means Bose McKinney & Evans LLP.

“Disposition” has the meaning set forth in Section 7.09(d).

“DMCA” has the meaning set forth in Section 3.11(n).

“D/O Indemnitee” has the meaning set forth in Section 7.11.

“Dollars” and the sign “$” mean United States Dollars; any foreign currency shall be converted into United States Dollars using the prevailing exchange rates in effect as of the date of this Agreement or as of the Closing Date, as the context may require.

“Domain Names” means all domain names, uniform resource locators, and all registrations therefor.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA Section 3(3)).

“Employee Plan” means any “employee benefit plan”, as defined in Section 3(3) of ERISA, that (a) is subject to any provision of ERISA and (b) is maintained, administered or contributed to by any member of the Seller ERISA Group.

“Encumbrances” means and includes:

EXECUTION COPY

(i)

with respect to any personal property, any intangible property or any property other than Real Property, any security or other property interest or right (including any matching right or right of first refusal), encumbrance, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement or lease or use agreement in the nature thereof, whether voluntarily incurred or arising by operation of Law, and including any Contract to grant or submit to any of the foregoing in the future; and

(ii)

with respect to any Real Property (whether and including Leased Real Property), any mortgage, lien, easement, interest, right of way, condemnation or eminent domain Proceeding, encroachment, any building, use or other form of restriction, encumbrance or other claim (including adverse or prescriptive) or right of Third Parties (including Governmental Bodies), any lease or sublease, boundary dispute, and Contracts with respect to any Real Property including:  purchase, sale, matching right, right of first refusal, option, construction, building or property service, maintenance, property management, conditional or contingent sale, use or occupancy, franchise or concession, whether voluntarily incurred or arising by operation of Law, and including any Contract to grant or submit to any of the foregoing in the future.

“Environmental Claim” means all administrative, regulatory, or judicial actions, suits, demands, demand letters, claims, notices of non-compliance or violation, investigations, Proceedings, Orders and Contracts, arising under or relating to any Environmental Law or any Permit issued under any Environmental Law, including (i) Environmental Claims by Governmental Bodies for enforcement, cleanup, removal, response, remedial or other action or damage pursuant to any applicable Environmental Law, and (ii) Environmental Claims by any third party seeking damages or injunctive relief resulting from Environmental Conditions or arising from alleged injury or threat of injury to health, safety, property or the environment.

“Environmental Condition” means the presence or introduction into the environment of any Hazardous Materials (and any resulting air, soil, groundwater, or surface water contamination without regard to the location to which such resulting contamination has migrated or spread) as a result of which the Company or any of its Subsidiaries has or may become liable to any Person or by reason of which the Company or any of its Subsidiaries may suffer or be subject to an Environmental Claim.

“Environmental Laws” means all applicable Laws and all Orders that (i) regulate or relate to public health and safety; worker health and safety; the protection, pollution or clean-up of the environment; the use, treatment, generation, storage, transportation, handling, disposal or release of Hazardous Materials; or the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or (ii) impose liability with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; or any other Law of similar effect, each as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

EXECUTION COPY

“ERISA Affiliate” means each Person that at any relevant time is or was treated as a single employer with the Company or any Subsidiaries for purposes of Section 414 of the Code.

“Escrow” has the meaning set forth in Section 2.03.

“Escrow Agent” means JPMorgan Chase Bank, N.A., or such other financial institution mutually appointed by the Parties.

“Escrow Agreement” has the meaning set forth in Section 2.03.

“Escrow Amount” has the meaning set forth in Section 2.03.

“Final Forecasts” has the meaning set forth in Section 6.07(c).

“Final Working Capital” has the meaning set forth in Section 2.04(b).

“Final Working Capital Statement” has the meaning set forth in Section 2.04(a).

“Financial Statements” has the meaning set forth in Section 6.09.

“Final Working Capital Statement” has the meaning set forth in Section 2.04(a).

“Financing” has the meaning set forth in Section 8.02(k).

“FIRPTA Certificate” has the meaning set forth in Section 7.04(f).

“Fithian Dispute” means the dispute or any dispute arising based on similar facts and circumstances involving the Company and/or its Subsidiaries identified in Fithian v. Friendfinder, Arb. Case No. 1100049582 (JAMS, San Jose, California).

“Founder” has the meaning set forth in the Preamble.

“Fundamental Representations” has the meaning set forth in Section 10.01(a).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“General Escrow Amount” has the meaning set forth in Section 2.03.

“Governmental Body” means any:  (i) nation, state, county, city, town, village, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal) or any arbitrator or similar tribunal; (iv) multi-national organization or body; and/or (v) government entity exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

EXECUTION COPY

“Hazardous Materials” means (i) any petroleum or petroleum products, asbestos in any form, urea formaldehyde or polychlorinated biphenyls, and (ii) any chemicals, materials, wastes or substances, whether solid, liquid or gas defined as or included in the definition of “contaminant,” “pollutant,” “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” or “toxic pollutants,” or for which liability or standards of conduct can be imposed, under any applicable Environmental Law.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” has the meaning set forth in Section 10.03(a).

“Indemnifying Party” has the meaning set forth in Section 10.03(a).

“Insurance Policies” have the meaning set forth in Section 3.26.

“Insurance Proceeds” means proceeds paid or payable under any insurance policy insuring the Company, its Subsidiaries or the Business with respect to any damage to or destruction of any assets or property of the Company or any of its Subsidiaries after the date of this Agreement and prior to the Closing.

“Intellectual Property Licenses” means (i) any grant by the Company or any of its Subsidiaries of a license, covenant not to sue, release, immunity or other right with respect to any IP Asset; and (ii) any grant to the Company or any of its Subsidiaries of a license, covenant not to sue, release, immunity or other right with respect to any IP Asset.

“Intellectual Property Rights” means all rights in and to Patents, Trademarks, Copyrights, Trade Secrets, Publicity Rights, Domain Names and Database Rights, whether statutory or common law, and whether protected, created or arising under the Laws of the United States or any other jurisdiction, including all rights to (i) apply for and maintain registrations, renewals, and extensions of any of the foregoing, (ii) enforce any of the foregoing, and to sue for past, present, and future infringement, unauthorized use or disclosure, and misappropriation and violation of any of the foregoing, and to settle and retain proceeds from any such actions, and (iii) receive royalties and other payments related to the use, practice or other exploitation of any of the foregoing, whether under any contract or otherwise.

“Interim Balance Sheet” has the meaning set forth in Section 3.06(a).

“Inventory” means (a) all inventory, raw materials and work-in-progress used or held for use in or otherwise relating to the Business, and (b) any and all rights to the warranties received from suppliers with respect to such inventory and related claims, credits, rights of recover and set off with respect thereto.

“Investments” has the meaning set forth in Section 3.28.

“IP Assets” means all Intellectual Property Rights and Technology used, useful or held for use in or otherwise material to the operation of, the business, including the Business, of the

EXECUTION COPY

Company and its Subsidiaries as conducted currently and at any time within twelve (12) months prior to the date of this Agreement or as planned to be conducted by the Company and its Subsidiaries or any of its Subsidiaries, including all Intellectual Property Rights and Technology incorporated into, displayed on, distributed through, or otherwise used in connection with or material to the operation of any of the Websites.

“Knowledge” (i) with respect to the Company and its Subsidiaries means the knowledge of any Founder, any director or officer (or other Person holding an equivalent position) of the Company or any of its Subsidiaries or any of the individuals listed on Schedule 11.01 attached hereto; (ii) with respect to any individual, means the knowledge of such individual; and (iii) with respect to Purchaser means the knowledge of the individuals listed on Schedule 11.01 attached hereto, in each of clauses (i) through (iii) after due inquiry.

“Law” or “Laws” means any and all laws (including common law), ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, requirements, directives, interpretations, injunctions and Orders adopted, enacted, implemented, promulgated, issued, entered by or under the authority of any Governmental Body.

“Leased Real Property” has the meaning set forth in Section 3.10(b).

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including any liability for Taxes.

“Major Marketing Affiliates” has the meaning set forth in Section 3.23(c).

“Management Persons” refers to the five Business Employees listed on Schedule 11.01.

“Marketing Affiliate” means any third party that provides advertising, marketing or publicity for the Business (including any of the Websites), including any third party that owns or operates any website or Domain Name, or provides any other online presence that attracts Users of, generates revenue for, or directs website traffic to any of the Websites.

“Marketing Affiliate Data” has the meaning set forth in Section 3.23.

“Marketing Policies” has the meaning set forth in Section 3.23(d).

“Marketing Software” has the meaning set forth in Section 3.23(d).

“Material Adverse Effect” with respect to any Person means any change, effect, event, occurrence, state of facts or development which, individually or in the aggregate (i) is or is reasonably likely to be materially adverse to the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, including, in reference to the Company, on the Business, or (ii) would reasonably be expected to prevent or materially impede the consummation by such Person and its Subsidiaries of the Stock Purchase and the other Transactions; provided, that in no event shall any of the following changes constitute a Material Adverse Effect:  (a) any change resulting from

EXECUTION COPY

changes in general business or economic conditions affecting the industry in which such Person operates that does not disproportionately affect such Person; (b) any change resulting from any permitted announcement or pendency of the transactions contemplated by this Agreement (including the identity of Purchaser or the nature of its business); or (c) any change resulting from the passage, enactment or implementation of Laws affecting the industry in which such Person operates that does not disproportionately affect such Person.

“Material Contracts” has the meaning set forth in Section 3.13(c).

“Member” means any person whose registration on any of the Websites has been confirmed by subsequent email.

“Member of the Controlled Group” shall mean each trade or business, whether or not incorporated, that would be treated as a single employer with any member of the Seller ERISA Group under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Merchant Banks” shall mean merchant banks providing services to the Company and its Subsidiaries in the processing of financial transactions with Users.

“Moral Rights” means all moral rights and other rights of authors with respect to attribution of authorship, integrity, and distortion or modification of a work.

“Multiemployer Plan” means any “multiemployer plan” (as such term is defined in ERISA Section 3(37)).

“Notes” has the meaning set forth in Section 1.02.

“Objection” has the meaning set forth in Section 2.04(b).

“Order” means any judgment, award, decision, consent decree, injunction, ruling, writ, charge or other restriction of a Governmental Body that is binding on any Person or its property.

“Ordinary Course of Business” shall describe any action taken by a party if (a) such action is consistent with such party’s past practices and is taken in the ordinary course of such party’s normal day to day operations; (b) such action is taken in accordance with sound and prudent business practices  (including with respect to quantity and frequency); (c) such action is not required to be authorized by such party’s stockholders, board of directors or any committee thereof and does not require any other separate or special authorization of any nature; and (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day to day operations of other Persons that are engaged in businesses similar to such party’s business.

“Other Releasors” has the meaning set forth on Schedule 11.01.

“Patents” means all (i) patents, patent applications, invention disclosure statements, utility models and inventor’s certificates; (ii) continuations, divisionals, continuations-in-part, substitutions, and continued prosecution applications of any of such patents, patent applications, utility models and inventor’s certificates; and (iii) reissues, reexaminations, renewals, extensions, and supplemental protection certificates of or to any of the foregoing.

EXECUTION COPY

“Parties” has the meaning set forth in the Preamble.

“Pension Plan” means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

“Permit” or “Permits” means any and all permits, licenses, filings, authorizations, registrations, qualifications, consents, approvals, or indicia of authority (and any pending applications for approval or renewal of a Permit) issued by any Governmental Body that are required by, or issued to or on behalf of, a Person, in order for such Person to own, construct, operate, sell, inventory, disburse or maintain any of its assets or conduct all or any portion of its business.

“Permitted Encumbrances” means (a) Taxes, assessments and other governmental levies, fees or charges imposed that are (i) not due and payable as of the Closing Date, or (ii) being contested in good faith by appropriate Proceedings, (b) mechanics liens and similar liens for labor, materials or supplies provided with respect to the Real Property and incurred in the Ordinary Course of Business for amounts that are not due and payable and which shall be paid in full and released at Closing, (c) zoning, building codes, and other land use Laws regulating the use or occupancy of the Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Real Property which are not violated by the current use or occupancy of such Real Property or the operation of the Business conducted thereon, and (d) easements, covenants, conditions, restrictions and other similar matters of record affecting title in real property and other title defects and Encumbrances with respect to real property, all of which do not or would not materially impair the use or occupancy of the Real Property in the operation of the Business by the Company and its Subsidiaries.

“Person” means an individual, a partnership, a limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a Governmental Body.

“Personally Identifiable Information” means any information that can be used to identify a specific individual, for example, such individual’s name, address, telephone number, fax number, email address and credit card number.

“Post-Closing Adjustment Amount” has the meaning set forth in Section 2.04(c).

“Pre-Closing Tax Period” shall include any Tax period ending on or before the close of business on the Closing Date or, in the case of any Tax period which includes, but does not end on, the Closing Date, the portion of such period up to and including the Closing Date.

“Preliminary Forecasts” has the meaning set forth in Section 3.06(g).

“Proceeding(s)” means any suit, litigation, arbitration, hearing, audit, investigation or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, any Governmental Body or arbitrator.

EXECUTION COPY

“Publicity Rights” means all publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials.

“Purchase Price” has the meaning set forth in Section 1.02.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Disclosure Schedule” has the meaning set forth in Article 5.

“Purchaser Financial Statements” has the meaning set forth in Section 5.09.

“Purchaser Indemnified Parties” has the meaning set forth in Section 10.02.

“Purchaser Losses” has the meaning set forth in Section 10.02.

“Real Property” means land, together with all buildings, structures, improvements, and fixtures located thereon, and easements and other rights and interests appurtenant thereto.

“Real Property Leases” means all of the Company’s or its Subsidiaries’ right, title, and interest in each lease, sublease, license, concession or other Contract written or oral related to the Leased Real Property (including all amendments, extensions, renewals, guaranties and other Contracts with respect thereto) and including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“Record-Keeping Act” has the meaning set forth in Section 3.16.

“Registered IP Assets” has the meaning set forth in Section 3.11(a).

“Registrant” means any person who has created a user ID on any of the Websites and who has not received a confirming email.

“Related Persons” has the meaning set forth in Section 3.21(a).

“Releases” has the meaning set forth in the Recitals.

“Representatives” has the meaning set forth in Section 6.10.

“Resolutions” has the meaning set forth in Section 3.01(c).

“Restricted Cash” means any cash held by the merchant banks processing the Company’s and its Subsidiary’s credit card transactions held as collateral or security for potential future chargebacks and credits.

“Search Engine Data” has the meaning set forth in Section 3.23(d).

“Section 2257 Records” means all records and copies required to be maintained by 18 U.S.C. § 2257 and C.F.R. §§ 75.1-8, including the individually identifiable records for each

EXECUTION COPY

performer that each Person who produces matter containing visual depictions of actual sexually explicit conduct is required to obtain and maintain pursuant to the Record-Keeping Act.

“Securities Act” has the meaning set forth in Section 3.32(d).

“Seller ERISA Group” means, collectively, the Company and its Subsidiaries.

“Seller Indemnified Party” has the meaning set forth in Section 10.03.

“Seller Losses” has the meaning set forth in Section 10.03.

“Seller Parties” has the meaning set forth in the Preamble.

“Sellers’ Representative” has the meaning set forth in Section 10.09.

“Social Networking Services” means services whose primary or material focus, element or facet is the selecting, forging or buttressing of personal relationships and interactions.

“Software” means all (i) computer programs, including software implementations of algorithms, models, and methodologies, and libraries and subroutines, whether in source code or object code; (ii) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections; (iii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (iv) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (v) all documentation including user manuals and other training documentation related to any of the foregoing.

“Standard End User License” has the meaning set forth in Section 3.11(e).

“Stock Purchase” has the meaning set forth in the Recitals.

“Studio” has the meaning set forth in Section 3.18(d).

“Subscriber” means any Person who has ordered or paid for Subscription Services.

“Subscription Services” means any service offered by the Company or any of its Subsidiaries to customers for which customers pay in advance for services to be provided over a period of time in the future.

“Subsidiary” means, with respect to any Person, (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this

EXECUTION COPY

purpose a Person owns a majority ownership interest in such a business entity (other than a corporation) if such Person shall be allocated a majority of such business entity’s gains or losses or shall be or shall control any managing director or general partner of such business entity (other than a corporation); provided, that for all purposes of this Agreement, except where otherwise expressly indicated, each Target Subsidiary and each of their respective Subsidiaries (if any) shall be deemed (x) to be a “Subsidiary” of the Company, (y) to be “wholly-owned” by the Company to the extent wholly-owned by Trust 1 (other than for purposes of Section 3.05(b)) and (z) to have been acquired by the Company upon its date of formation.  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Systems” has the meaning set forth in Section 3.11(r).

“Systems Hardware” means computers, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment and elements and all associated documentation.

“Tangible Personal Property” means the furniture, equipment, vehicles, supplies, materials, office equipment, Systems Hardware, personal property and other tangible property owned or leased by the Company or any Subsidiary of the Company.

“Tangible Personal Property Contracts” means the Contracts relating to the Tangible Personal Property, including leases by the Company or any of its Subsidiaries or under which one or more of them derive rights.

“Target Shares” has the meaning set forth in Section 1.01.

“Target Subsidiaries” means Global Alphabet, Inc., Sharkfish, Inc., and Traffic Cat, Inc.

“Tax” (and, with correlative meaning, “Taxes”) means (a) any federal, state, local or foreign income, alternative or add-on minimum income, ad valorem, business license, documentary, employment, environmental, excise, franchise, gains, gross income, gross receipts, license, occupation, payroll, personal property, premium, profits, property transfer, real property, recording, sales, services, severance, social security, stamp, transfer, unemployment insurance, use, value added, windfall profit or withholding tax, custom, duty, levy or other governmental assessment, charge or fee in the nature of a tax (whether payable directly or by withholding); (b) any liability for Taxes as a transferee; (c) any liability for Taxes as a result of being or having been a member of an affiliated, consolidated combined or unitary group under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or a party to any Tax sharing, Tax indemnity, Tax allocation or similar agreement or arrangement; and (d) any estimated Tax, interest, fines, penalties or additions to Tax with respect to amounts referred to in clauses (a), (b) or (c) hereof.

“Tax Return” means any return, report, statement, declaration, notice, information return, claim for refund, certificate or other document (including any Schedule or attachment thereto, or any amendment thereof) filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority.

EXECUTION COPY

“Taxing Authority” means any federal, state, local or foreign Governmental Body responsible for the administration of any Tax.

“Technology” means all (i) technology, formulae, algorithms, procedures, processes, methods, techniques, know how, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (ii) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier and personnel information and materials; (iii) customer lists, customer contact and registration information, customer correspondence and customer purchasing histories; (iv) specifications, designs, models, devices, prototypes, schematics and development tools; (v) Software, websites (including the Websites), content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, and other writings, works of authorship and copyrightable subject matter; (vi) databases and other compilations and collections of data or information; and (vii) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.

“Texas Tax Dispute” means the dispute involving Streamray, Inc. and the Comptroller of Public Accounts of the State of Texas (the “Texas Tax Authority”) with respect to certain franchise taxes, penalties and interest due to the Texas Tax Authority.

“Third Party” shall mean any Person that is not a Party to this Agreement nor an Affiliate or a Subsidiary of such Party.

“Third-Party Claim” has the meaning set forth in Section 10.04(a).

“Trademarks” means all trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof.

“Trade Secrets” means all trade secrets and other confidential or proprietary information.

“Transaction Agreements” means each of (i) this Agreement, (ii) the Notes, (iii) the Escrow Agreement, (iv) each of the noncompetition and consulting agreements with the Founders and the Management Persons, as applicable, (v) each of the Releases, (vi) the Intercreditor Agreement, (vii) the Registration Rights Agreement, and all other agreements, certificates and instruments executed or contemplated to be executed by a Party in connection with the Transactions.

“Transaction Bonuses” means amounts payable by the Company to certain Management Persons and others as provided in Section 6.18 upon consummation of the Transactions, with the first payment thereof due at Closing.

“Transactions” means the Stock Purchase and each other transaction contemplated by or pursuant to this Agreement or any other Transaction Agreement.

“Transfer Taxes” means all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be

EXECUTION COPY

imposed in connection with the Stock Purchase, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.

“Unaudited Financial Statements” has the meaning set forth in Section 3.06(a).

“Unrestricted Cash” means any cash and cash equivalents held by the Company and its Subsidiaries that are not restricted as to use or withdrawal.

“User” means any person who is a Registrant, Member or Subscriber.

“User History Files” means, collectively, all current and historical data, information, documentation, correspondence and other records and files relating to any User, including e-mail address and all subscription contract data, start and expiration dates, other renewal information (if available), price of subscription, source of current order, payment status, do-not-promote status (if applicable), any opt-in or opt-out status (and description thereof, if applicable), websites visited, upload and download records, time on line, the Users contacted by or contacting such User and other records of use, and any demographic information (if available), of any User.

“Virtual Data Room” means the electronic data room operated by IntraLinks, Inc. on behalf of the Company, to the extent accessible by Purchaser and its Representatives, as of 5:00 pm (Pacific Daylight Time) on the second Business Day prior to the date of this Agreement.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101.

“Websites” has the meaning set forth in Section 3.01(d).

“Working Capital” means, in each case as determined in accordance with GAAP:

(x) Restricted Cash classified as current assets, Accounts Receivable, prepaid expenses, deferred Tax assets and all deposits and prepayments included in current assets (but not including the $4,000,000 in Unrestricted Cash to be delivered at Closing pursuant to Section 2.02(d) and any Insurance Proceeds), minus

(y) accounts payable, accrued liabilities, deferred Tax liabilities and deferred revenue classified as a current liability, but excluding unpaid Transaction costs and expenses which will be satisfied pursuant to Section 6.12(b)(ii)(x).

“Working Capital Escrow Amount” has the meaning set forth in Section 2.03.

“Working Capital Estimate” has the meaning set forth in Section 1.03.

“Working Capital Estimate Underage” has the meaning set forth in Section 1.03.

“Working Capital Overpayment” has the meaning set forth in Section 2.04(c).

EXECUTION COPY

“Working Capital True-Up Payment” has the meaning set forth in Section 2.04(c).

“Written Consent” has the meaning set forth in the recitals.

Section 11.02

Accounting Terms.  Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP.  To the extent that the definition of an accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

ARTICLE 12
MISCELLANEOUS

Section 12.01

Expenses.  Except as otherwise specifically provided herein, or unless otherwise agreed in writing, each Party shall bear its own respective costs and expenses (including legal fees and expenses) arising from or incident to the Stock Purchase, this Agreement, the other Transaction Agreements and the other Transactions; provided, that Sellers shall pay (x) all costs and expenses of the Company and its Subsidiaries incurred in connection with this Agreement and the other Transaction Agreements, including all fees and expenses of McFarland Dewey and Co., Inc., and all legal counsel, accountants and other advisors and Representatives of the Company and its Subsidiaries, and (y) all payments accrued or incurred, or otherwise arising as a result of, the execution of this Agreement and the other Transaction Agreements or the consummation of the Stock Purchase and the other Transactions, including those listed, or required to be listed, in Schedule 3.05(c) or Schedule 3.13(a)(xviii) and all other Transaction Bonuses due and payable as of the Closing or thereafter.  Without limiting the generality of the foregoing, Sellers shall pay promptly (or reimburse Purchaser promptly in the event the Company or its Subsidiaries has paid) any bill received by the Company and its Subsidiaries after the Closing relating to the expenses identified in this Section 12.01.

Section 12.02

Time of the Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 12.03

No Third-Party Beneficiaries.  Except as otherwise set forth in Section 7.09(d) (Lock-up) and Article 10 (Indemnification) this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 12.04

Entire Agreement.  This Agreement, including the Schedules and Exhibits attached hereto, the Confidentiality Agreement and the other documents referred to herein constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 12.05

Incorporation of Exhibits and Schedules.  The Schedules and the Exhibits attached hereto are incorporated herein by reference and made a part hereof.

Section 12.06

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Seller Party shall assign, or suffer or permit an assignment (by merger, operation of law or

EXECUTION COPY

otherwise) of, its rights or obligations under or interest in this Agreement or any other Transaction Agreement without the prior written consent of Purchaser, except to the extent assignment of the Notes or Common Stock is permitted hereby.  Any purported assignment or other disposition by any Seller Party, except as permitted herein, shall be null and void.

Section 12.07

Counterparts and Facsimile Signatures.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The counterparts of this Agreement may be executed and delivered by facsimile or PDF e-mail signature by any of the Parties to any other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or PDF e-mail as if the original had been received.

Section 12.08

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 12.09

Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given upon receipt; provided that if delivered on a date that is not a Business Day or after 5:00 p.m. on a Business Day (in each case at the place of delivery), such notice, request, demand, claim or other communication shall be deemed delivered on the next succeeding Business Day; provided, further, that such notice, request, demand, claim or other communication is delivered to the applicable party at the party’s address by overnight delivery service or facsimile number as set forth below,

(a)

If to Purchaser, addressed to:

Penthouse Media Group Inc. 6800 Broken Sound Parkway NW Suite 100 Boca Raton, FL 33487 Attention: General Counsel Facsimile: (561) 912-1747
With copies (which shall not constitute notice) to:
Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 Attention: Michael G. O’Bryan, Esq. Facsimile: (415) 268-7522

EXECUTION COPY

(b)

If to any Seller or Founder or, prior to the Closing, the Company, addressed to:

Seller Representative 116 El Nido Road Portola Valley, CA 94028 Attention: Andrew Conru Facsimile: (650) 321-1474
With copies (which shall not constitute notice) to:
Bose McKinney & Evans LLP First Indiana Plaza, 27th Floor 135 North Pennsylvania Street Indianapolis, IN 46204 Attention: Roberts E. Inveiss Facsimile: (317) 223-0373

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 12.10

Sellers Guaranty.  Sellers hereby absolutely, unconditionally and irrevocably guarantee to Purchaser the full and prompt payment when due and performance of any and all other obligations of the Company and its Subsidiaries arising prior to the Closing under this Agreement.  The liability of Sellers under this Section 12.10 shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Company and its Subsidiaries or any other person.  To the fullest extent permitted by law, Sellers hereby waive any defenses or other benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties, or which may conflict with this Section 12.10.

Section 12.11

Governing Law; Arbitration.

(a)

This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of California.

(b)

If there shall be any dispute, controversy or claim (“Dispute”) between any of the parties hereto arising out of, relating to or connected with this Agreement or any other Transaction Agreement, any party (the “Claimant”) shall refer the Dispute to binding arbitration by one (1) or, at the request of any party, three (3) arbitrators, to be administered by JAMS pursuant to the then-existing Comprehensive Arbitration Rules and Procedures.  Each arbitrator appointed under this Section 12.11 shall be qualified by education and experience in the subject matter of the submitted dispute and shall be a retired state or federal judge licensed to practice

EXECUTION COPY

with at least 15 years in experience.  Arbitration under this Section 12.11 shall be the exclusive means for a party to seek resolution of any Dispute, provided, that any party may file a claim in any court having jurisdiction over the subject matter and parties for a provisional or injunctive remedy in connection with an arbitrable controversy, if the award which such party seeks might be rendered ineffectual without such provisional or injunctive relief.

(c)

The seat of arbitration shall be San Francisco, California.

(d)

[Reserved].

(e)

The arbitrators are empowered, amongst other things, to render the following awards in accordance with any provision of this Agreement or any related agreement:  (i) enjoining a party from performing any act prohibited, or compelling a party to perform any act required, by the terms of this Agreement or any other Transaction Agreement and any order entered pursuant to this Agreement or any other Transaction Agreement or deemed necessary by the arbitrators to resolve Disputes or any order; and (ii) ordering such other legal or equitable relief, including any provisional legal or equitable relief, or specifying such procedures as the arbitrators deem appropriate, to resolve any Dispute submitted for arbitration.

(f)

The arbitral panel shall issue a written explanation of the reasons for any award.  The award of the arbitral tribunal will be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated Dispute.  An award rendered in connection with an arbitration pursuant to this section shall be final and binding upon the parties, and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.  With respect to any order or award issued by the arbitrators, the parties expressly agree and consent (i) to the bringing of an action by one party against any other in the appropriate state or federal courts of California to enforce and confirm such order or award; (ii) that such order or award shall be conclusive proof of the validity of the determination(s) of the arbitrator(s) underlying such order or award; and (iii) that any state or federal court sitting in California may enter judgment upon and enforce such order or award, whether pursuant to the Federal Arbitration Act or otherwise.

Section 12.12

Recovery of Fees by Prevailing Party.  If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys’ fees paid or incurred in good faith.

Section 12.13

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

EXECUTION COPY

Section 12.14

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 12.15

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.  Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and all Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement.  The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.”  The word “if” means “if and only if.”  The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

[SIGNATURE PAGE FOLLOWS]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.

PURCHASER:	PENTHOUSE MEDIA GROUP INC. By: /s/ Daniel C. Staton Name Daniel C. Staton Title: Chairman and Treasurer
TRUST 1:	THE ANDREW B. CONRU TRUST, ESTABLISHED NOVEMBER 6, 2001 /s/ Andrew B. Conru Andrew B. Conru, Trustee
TRUST 2:	THE LARS MAPSTEAD TRUST, ESTABLISHED APRIL 18, 2002 /s/ Lars Mapstead Lars Mapstead, Trustee /s/ Marin A. Mapstead Marin A. Mapstead, Trustee
COMPANY:	VARIOUS, INC. By: /s/ Andrew B. Conru Name: Andrew Conru Title:
FOUNDER 1:	ANDREW B. CONRU /s/ Andrew B. Conru
FOUNDER 2:	LARS MAPSTEAD /s/ Lars Mapstead